Table of Contents

As filed with the Securities and Exchange Commission on July 31, 2025

Registration Statement No. 333-288900

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York	7373	11-3427886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Address and telephone number of registrant’s principal executive offices)

Dean L. Julia

Chief Executive Officer

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morse & Morse PLLC 2100 Deer Park Aver, Suite 1A Deer Park NY,11729 Telephone 516-487-1446

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION	DATED July 31, 2025

Mobiquity Technologies, Inc.

2,800,000 shares of Common Stock

This prospectus relates to the potential offer and resale by the Selling Stockholders identified in this prospectus or their permitted transferees (the “Selling Stockholders”) of an aggregate of 2,800,000 shares of our common stock, $0.0001 par value per share, (the “Common Stock”),which represents less than one-third of our public float, including 2,774,193 shares of Common Stock issuable pursuant to that certain purchase agreement (the “ELOC Purchase Agreement”) dated June 30, 2025, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us and 25,807 shares of Common Stock issued to individuals of Craft Capital Management, LLC(“Craft”), the finder in the aforementioned transaction. See the section of this prospectus entitled “Offering” for a description of the transactions and the section entitled “Selling Stockholders” for additional information about the Selling Stockholders.

The registration of the shares of our Common Stock covered by this prospectus does not necessarily mean that any shares of our Common Stock will be sold by any of the Selling Stockholders, and we cannot predict when or in what amounts any of the Selling Stockholders may sell any of our shares of Common Stock offered by this prospectus.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholders may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 24.

There is currently a limited public trading market for our Common Stock.

Our Common Stock is listed on the OTCQB under the symbol “MOBQ.” The last reported sale price of our common stock on the Nasdaq Capital Market on July 30, 2025, was $1.35 per share. The Selling Stockholders will be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We are registering the shares of Common Stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2025.

MOBIQUITY TECHNOLOGIES, INC

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholders have authorized anyone to provide information different from that contained in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

Company Background

Mobiquity Technologies, Inc. is a next-generation advertising technology, data compliance and intelligence company which operates through our various proprietary software platforms. Our product solutions are comprised of three proprietary software platforms:

•	Advertising Technology Operating System (ATOS Platform)

•	Data Intelligence Platform

•	Publisher Platform for Monetization and Compliance

For a complete description of our business, see “ Business” herein.

We are now focused on developing a gateway into Casinos, Gaming, Big Data, AI and AdTech through our relationship with Context Networks and partnerships like River City Amusements. We are in the process of delivering next-generation advertising experiences inside real-world venues across the U.S.

1. Strong Footprint in Casinos and Gaming Venues

We are powering digital advertising directly on gaming machines and digital signage within casinos, taverns, and amusement venues.

1.	In partnership with Context Networks and River City Amusements, we have helped to launch in-venue advertising across Wisconsin taverns and restaurants.
2.	These ad units are integrated into slot machines and gaming displays, delivering dynamic and monetizable content while players are engaged.This direct access to in-venue screens gives us a unique channel for brand exposure in an industry with very little traditional advertising.

2. Big Data-Driven Targeting

Our platforms are built to gather, segment, and apply audience data to optimize campaign delivery. Whether it's geo-targeting customers by ZIP code or tracking user behavior across campaigns, we help advertisers fine-tune messages with measurable return on investment. This allows:

1.	Local businesses to run highly relevant, localized promotions,
2.	National brands to tap into high-traffic, high-engagement entertainment environments, and
3.	Campaign performance tracking across venues

3. Expanding Retail Media Footprint

The initial Wisconsin deployment with River City Amusements spans 38 venues with over 150 digital screens. That number is expected to grow to over 70 venues with more than 340 screens—and counting. This expansion is expected to transform underutilized digital screens in restaurants, bars, and amusement centers into revenue-generating ad inventory, representing a new wave of retail media—offering programmatic-style efficiency in real-world environments.

4. AdTech Infrastructure for the Real World

We provide a full-stack advertising solution consisting of the following:

1.	Dynamic creative delivery based on context (location, time of day, event triggers),
2.	Cross-channel extensions including mobile and connected TV (CTV), and
3.	Measurement and analytics to optimize campaign performance.

Unlike typical digital advertising, which depends solely online, we bring the power of digital targeting and measurement into physical spaces where consumers spend time and money.

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5. A Convergence of High-Growth Sectors

We are at the intersection of four fast-moving industries:

Sector	Mobiquity's Strategic Role

Casino/Slots Gaming	First to deploy ad units directly on gaming machines

AI & Big Data	Uses consumer behavior insights to enhance targeting and delivery

AdTech	Provides a tech stack for campaign delivery, measurement, and scale

Retail Media	Converts real-world entertainment venues into monetized ad space

We are helping to transform how advertising reaches consumers in high-engagement environments like casinos, bars, and gaming venues. With a rapidly expanding footprint and a data-driven advertising model, we have access to multiple growth markets through a single public company.

The Offering

On June 30, 2025, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $4,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 91% of the three lowest daily VWAPs during a valuation period of eight trading days, beginning seven trading days preceding the draw down or put notice to one trading day commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 400% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 100,000 restricted shares of the Company’s Common Stock as a “Commitment Fee” and 25,807 shares of common stock to individuals of the finder, namely, Craft Capital Management, LLC (“Craft”). The ELOCPurchase Agreement has a maturity date of 24 months from Commencement Date as defined in the agreement. The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock. Craft will also receive cash compensation of four percent in connection with purchases under the ELOC Purchase Agreement.

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained, in connection with trading on an Exchange;

(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

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(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default, and shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2025;

(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate or on the Maturity Date; or

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement.

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On June 30, 2025, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 250,000 shares of the Company’s restricted Common Stock for a total purchase price of $250,000 in two closings. The first closing occurred on the execution date of the SPA and the second closing occurred on July 30, 2025. The individuals of the finder, Craft, is to receive 5-year warrants to purchase an aggregate of 13,638 common shares at an exercise price of $1.10 per share in connection with the SPA. Craft will also received cash compensation of six percent in connection with the SPA.

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SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the Selling Stockholders:

Common Stock offered by Selling Stockholders	2,774,193 shares of common stock, $0.0001 par value per share (the “Common Stock”) issuable pursuant to that certain ELOC Purchase Agreement dated June 30, 2025, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us and 25,807 shares of Common Stock being offered by individuals of Craft, the finder of the aforementioned transaction, for a total of 2,800,000 shares of Common Stock, which is less than one-third of our public float of approximately 8,434,000 shares of Common Stock

Common Stock outstanding prior to the offering	21,912,754 shares (1)

Nasdaq Capital Market Symbol	MOBQ

Use of proceeds	We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholder.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

(1) The number of shares of our Common Stock set forth above that will be outstanding immediately after this offering includes 21,912,754 Shares of Common Stock outstanding before the Offering as of July 30, 2025 plus up to 2,774,193 shares of Common Stock which may be issued pursuant to the ELOC Purchase Agreement and warrants issued to individuals of the finder Craft, to purchase up to 13,638 shares of common stock at exercise price of $1.10 per share. The foregoing excludes shares of Common Stock issuable upon the exercise of stock options and warrants and promissory notes which are convertible or may become convertible as described in our notes to consolidated financial statements herein.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Relating to our Business Operations

We have a history of operating losses, and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the quarter ended March 31, 2025, and the fiscal years ended December 31, 2024, and 2023, we reported net losses of $2,295,987, $8,593,182 and $6,533,117, respectively, and net cash used in operating activities of $1,318,996, $2,406,881 and $4,395,868, respectively. As of March 31, 2025, we had an aggregate accumulated deficit of $227,929,508. Our operating losses for the past several years are primarily attributable to the transformation of our company into an advertising technology corporation. We can provide no assurances that our operations will generate consistent or predictable revenue or be profitable in the foreseeable future. Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private equity and other financings raise substantial doubt about our ability to continue as a going concern, and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the past several fiscal years. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We have substantial funds since formation to support our transformation from an integrated marketing company to a technology company. Since we might be unable to generate recurring or predictable revenue or cash flow to fund our operations, we will likely need to seek additional (perhaps substantial) equity or debt financing even following this offering to provide the capital required to maintain or expand our operations. We expect that we will also need additional funding for developing products and services, increasing our sales and marketing capabilities, and acquiring complementary companies, technologies, and assets (there being no such acquisitions which we have identified or are pursuing as of the date of this Prospectus), as well as for working capital requirements and other operating and general corporate purposes. We cannot predict our future capital needs with precision, and we may not be able to secure additional financing on terms satisfactory to us, if at all, which could lead to termination of our business. If we elect to raise additional funds or additional funds are required, we may seek to raise funds from time to time through public or private equity offerings, debt financings or other financing alternatives. Additional equity or debt financing may not be available on acceptable terms, if at all. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing operational development and commercialization efforts and our ability to generate revenues and achieve or sustain profitability will be substantially harmed.

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If we raise additional funds by issuing equity securities, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. Any debt financing or additional equity that we raise may contain terms, such as liquidation and other preferences, which are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies, future revenue streams or product candidates or to grant licenses on terms that may not be favorable to us. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, our business, operating results, financial condition and prospects could be materially and adversely affected, and we may be unable to continue our operations. Failure to secure additional financing on favorable terms could have severe adverse consequences to us.

Forecasts of our revenue are difficult.

When purchasing our products and services, our clients and prospects are often faced with a significant commitment of capital, the need to integrate new software and/or hardware platforms and other changes in company-wide operational procedures, all of which result in cautious deliberation and evaluation by prospective clients, longer sales cycles, and delays in completing transactions. Additional delays result from the significant up-front expenses and substantial time, effort, and other resources necessary for our clients to implement our solutions. For example, depending on the size of a prospective client’s business and its needs, a sales cycle can range from two weeks to 12 months. Because of these longer sales cycles, revenues and operating results may vary significantly from period to period. As a result, it is often difficult to accurately forecast our revenues for any fiscal period as it is not always possible for us to predict the fiscal period in which sales will actually be completed. This difficulty in predicting revenue, combined with the revenue fluctuations we may experience from period to period, can adversely affect and cause substantial fluctuations in our stock price.

The reliability of our product solutions is dependent on data from third parties and the integrity and quality of that data.

Much of the data that we use is licensed from third-party data suppliers, and we are dependent upon our ability to obtain necessary data licenses on commercially reasonable terms. We could suffer material adverse consequences if our data suppliers were to withhold their data from us. For example, data suppliers could withhold their data from us if there is a competitive reason to do so; if we breach our contract with a supplier; if they are acquired by one of our competitors; if legislation is passed restricting the use or dissemination of the data they provide; or if judicial interpretations are issued restricting use of such data. Additionally, we could terminate relationships with our data suppliers if they fail to adhere to our data quality standards. If a substantial number of data suppliers were to withdraw or withhold their data from us, or if we sever ties with our data suppliers based on their inability to meet our data standards, our ability to provide products and services to our clients could be materially adversely impacted, which could result in decreased revenues.

The reliability of our solutions depends upon the integrity and quality of the data in our database. A failure in the integrity or a reduction in the quality of our data could cause a loss of customer confidence in our solutions, resulting in harm to our brand, loss of revenue and exposure to legal claims. We may experience an increase in risks to the integrity of our database and quality of our data as we move toward real-time, non-identifiable, consumer-powered data through our products. We must continue to invest in our database to improve and maintain the quality, timeliness, and coverage of the data if we are to maintain our competitive position. Failure to do so could result in a material adverse effect on our business, growth, and revenue prospects.

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Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection.

Federal, state, and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements, and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws, regulations, requirements, and obligations. Any failure, or perceived failure, by us to comply with federal, state, or international laws or regulations, including laws and regulations regulating privacy, data security, marketing communications or consumer protection, or other policies, self-regulatory requirements or legal obligations could result in harm to our reputation, a loss in business, and proceedings or actions against us by governmental entities, consumers, retailers, or others. We may also be contractually liable to indemnify and hold harmless performance marketing networks or other third parties from the costs or consequences of noncompliance with any laws, regulations, self-regulatory requirements, or other legal obligations relating to privacy, data protection and consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business. Any such proceeding or action, and any related indemnification obligation, could hurt our reputation, force us to incur significant expenses in defense of these proceedings, distract our management, increase our costs of doing business and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. Furthermore, the costs of compliance with, and other burdens imposed by, the data and privacy laws, regulations, standards, and policies that are applicable to the businesses of our clients may limit the use and adoption of, and reduce the overall demand for, our products.

A significant breach of the confidentiality of the information we hold or of the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation, and results of operations. Our business requires the storage, transmission, and utilization of data. Although we have security and associated procedures, our databases may be subject to unauthorized access by third parties. Such third parties could attempt to gain entry to our systems for the purpose of stealing data or disrupting the systems. We believe we have taken appropriate measures to protect our systems from intrusion, but we cannot be certain that advances in criminal capabilities, discovery of new vulnerabilities in our systems and attempts to exploit those vulnerabilities, physical system or facility break-ins and data thefts or other developments will not compromise or breach the technology protecting our systems and the information we possess. Furthermore, we face increasing cyber security risks as we receive and collect data from new sources, and as we and our customers continue to develop and operate in cloud-based information technology environments. In the event that our protection efforts are unsuccessful, and we experience an unauthorized disclosure of confidential information or the security of such information or our systems are compromised, we could suffer substantial harm. Any breach could result in one or more third parties obtaining unauthorized access to our customers’ data or our data, including personally identifiable information, intellectual property and other confidential business information. Such a security breach could result in operational disruptions that impair our ability to meet our clients’ requirements, which could result in decreased revenues. Also, whether there is an actual or a perceived breach of our security, our reputation could suffer irreparable harm, causing our current and prospective clients to reject our products and services in the future and deterring data suppliers from supplying us data. Further, we could be forced to expend significant resources in response to a security breach, including repairing system damage, increasing cyber security protection costs by deploying additional personnel and protection technologies, and litigating and resolving legal claims, all of which could divert the attention of our management and key personnel away from our business operations. In any event, a significant security breach could materially harm our business, financial condition and operating results.

Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business and results of operations.

Our product platforms are hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security, and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration. Significant system disruptions, loss of data center capacity or interruption of telecommunication links could adversely affect our business, results of operations and financial condition. Our business is heavily dependent upon highly complex data processing capability. The ability of our platform hosts and managers to protect these data centers against damage or interruption from fire, flood, tornadoes, power loss, telecommunications or equipment failure or other disasters is beyond our control and is critical to our ability to succeed.

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We rely on information technology to operate our business and maintain competitiveness, and any failure to adapt to technological developments or industry trends could harm our business.

We depend on the use of information technologies and systems. As our operations grow in size and scope, we will be required to continuously improve and upgrade our systems and infrastructure while maintaining or improving the reliability and integrity of our infrastructure. Our future success also depends on our ability to adapt our systems and infrastructure to meet rapidly evolving consumer trends and demands while continuing to improve the performance, features and reliability of our solutions in response to competitive services and product offerings. The emergence of alternative platforms will require new investment in technology. New developments in other areas, such as cloud computing, could also make it easier for competition to enter our markets due to lower up-front technology costs. In addition, we may not be able to maintain our existing systems or replace or introduce new technologies and systems as quickly as we would like or in a cost-effective manner.

Our technology and associated business processes may contain undetected errors, which could limit our ability to provide our services and diminish the attractiveness of our offerings.

Our technology may contain undetected errors, defects, or bugs. As a result, our customers or end users may discover errors or defects in our technology or the systems incorporating our technology may not operate as expected. We may discover significant errors or defects in the future that we may not be able to fix. Our inability to fix any of those errors could limit our ability to provide our solution, impair the reputation of our brand and diminish the attractiveness of our product offerings to our customers.  In addition, we may utilize third party technology or components in our products, and we rely on those third parties to provide support services to us. Failure of those third parties to provide necessary support services could materially adversely impact our business.

We need to protect our intellectual property, or our operating results may suffer.

Third parties may infringe our intellectual property and we may suffer competitive injury or expend significant resources enforcing our rights. As our business is focused on data-driven results and analytics, we rely heavily on proprietary information technology. Our proprietary portfolio consists of various intellectual property including source code, trade secrets, and know-how. The extent to which such rights can be protected is substantially based on federal, state and common law rights as well as contractual restrictions. The steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. If we do not enforce our intellectual property rights vigorously and successfully, our competitive position may suffer which could harm our operating results.

We could incur substantial costs and disruption to our business as a result of any claim of infringement of another party’s intellectual property rights, which could harm our business and operating results.

From time to time, third parties may claim that one or more of our products or services infringe their intellectual property rights. We analyze and take action in response to such claims on a case-by-case basis. Any dispute or litigation regarding patents or other intellectual property could be costly and time-consuming due to the complexity of our technology and the uncertainty of intellectual property litigation, which could divert the attention of our management and key personnel away from our business operations. A claim of intellectual property infringement could force us to enter into a costly or restrictive license agreement, which might not be available under acceptable terms or at all or could subject us to significant damages or to an injunction against development and sale of certain of our products or services.

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We face intense and growing competition, which could result in reduced sales and reduced operating margins and limit our market share.

We compete in the data, marketing, and research business and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as LiveRamp, The TradeDesk and OneTrust. If we are unable to successfully compete for new business our revenue growth and operating margins may decline. The market for our advertising and marketing technology operating system platform is competitive. We believe that our competitors’ product offerings do not provide the end-to-end solutions our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. However, barriers to entry in our markets are relatively low. With the introduction of new technologies and market entrants, we expect competition to intensify in the future. Some of these competitors may be in a better position to develop new products and strategies that more quickly and effectively respond to changes in customer requirements in our markets. The introduction of competent, competitive products, pricing strategies or other technologies by our competitors that are superior to or that achieve greater market acceptance than our products and services could adversely affect our business. Our failure to meet a client’s expectations in any type of contract may result in an unprofitable engagement, which could adversely affect our operating results and result in future rejection of our products and services by current and prospective clients. Some of our principal competitors offer their products at a lower price, which may result in pricing pressures. These pricing pressures and increased competition generally could result in reduced sales, reduced margins or the failure of our product and service offerings to achieve or maintain more widespread market acceptance.

Many of our competitors are substantially larger than we are and have significantly greater financial, technical, and marketing resources, and have established direct and indirect channels of distribution. As a result, they are able to devote greater resources to the development, promotion and sale of their products than we can.

We can provide no assurance that our business will be able to maintain a competitive technology advantage in the future.

Our ability to generate revenues is substantially based upon our proprietary intellectual property that we own and protect through trade secrets and agreements with our employees to maintain ownership of any improvements to our intellectual property. Our ability to generate revenues now and in the future is based upon maintaining a competitive technology advantage over our competition. We can provide no assurances that we will be able to maintain a competitive technology advantage in the future over our competitors, many of whom have significantly more experience, more extensive infrastructure and are better capitalized than us.

No assurances can be given that we will be able to keep up with a rapidly changing business information market.

Consumer needs and the business information industry as a whole are in a constant state of change. Our ability to continually improve our current processes and products in response to these changes and to develop new products and services to meet those needs are essential in maintaining our competitive position and meeting the increasingly sophisticated requirements of our customers. If we fail to enhance our current products and services or fail to develop new products in light of emerging industry standards and information requirements, we could lose customers to current or future competitors, which could result in impairment of our growth prospects and revenues.

The market for programmatic advertising campaigns is relatively new and evolving. If this market develops slower or differently than we expect, our business, growth prospects and financial condition would be adversely affected.

A substantial portion of our revenue has been derived from customers that programmatically purchase and sell advertising inventory through our platform. We expect that spending on programmatic ad buying and selling will continue to be a significant source of revenue for the foreseeable future, and that our revenue growth will largely depend on increasing spend through our platform. The market for programmatic ad buying is an emerging market, and our current and potential customers may not shift quickly enough to programmatic ad buying from other buying methods, reducing our growth potential. Because our industry is relatively new, we will encounter risks and difficulties frequently encountered by early-stage companies in similarly rapidly evolving industries, including the need to:

•	Maintain our reputation and build trust with advertisers and digital media property owners;

•	Offer competitive pricing to publishers, advertisers, and digital media agencies;

•	Maintain quality and expand quantity of our advertising inventory;

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•	Continue to develop, launch, and upgrade the technologies that enable us to provide our solutions;

•	Respond to evolving government regulations relating to the internet, telecommunications, mobile, privacy, marketing, and advertising aspects of our business;

•	Identify, attract, retain, and motivate qualified personnel; and

•	Cost-effectively manage our operations, including our international operations.

If the market for programmatic ad buying deteriorates or develops more slowly than we expect, it could reduce demand for our platform, and our business, growth prospects and financial condition would be adversely affected.

Our failure to maintain and grow the customer base on our platform may negatively impact our revenue and business.

To sustain or increase our revenue, we must regularly add both new advertiser customers and publishers, while simultaneously keeping existing customers to maintain or increase the amount of advertising inventory purchased through our platform and adopt new features and functionalities that we add to our platform. If our competitors introduce lower cost or differentiated offerings that compete with or are perceived to compete with ours, our ability to sell access to our platform to new or existing customers could be impaired. Our agreements with our customers allow them to change the amount of spending on our platform or terminate our services with limited notice. Our customers typically have relationships with different providers and there is limited cost to moving budgets to our competitors. As a result, we may have limited visibility as to our future advertising revenue streams. We cannot assure you that our customers will continue to use our platform or that we will be able to replace, in a timely or effective manner, departing customers with new customers that generate comparable revenue. If a major customer representing a significant portion of our business decides to materially reduce its use of our platform or to cease using our platform altogether, it is possible that our revenue could be significantly reduced.

We rely substantially on a limited number of customers for a significant percentage of our sales.

For the years ended December 31, 2024, and 2023, total sales of our products to two customers represented approximately 58% and 73% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. If we lose any of our customers, or any of them decide to scale back on purchases of our products, it will have a material adverse effect on our financial condition and prospects. Therefore, we must engage in continual sales efforts to maintain revenue, sustain our customer relationships, and expand our client base or our operating results will suffer. If a significant client fails to renew a contract or renews the contract on terms less favorable to us than before, our business could be negatively impacted if additional business is not obtained to replace or supplement that which was lost. We may require additional financial resources to expand our internal and external sales capabilities, although we plan to use a portion of the net proceeds of this offering for this purpose. We cannot assure that we will be able to sustain our customer relationships and expand our client base. The loss of any of our current customers or our inability to expand our customer base will have a material adverse effect on our business plans and prospects.

If we fail to innovate and make the right investment decisions in our offerings and platform, we may not attract and retain advertisers and publishers and our revenue and results of operations may decline.

Our industry is subject to rapid and frequent changes in technology, evolving customer needs and the frequent introduction by our competitors of new and enhanced offerings. We must constantly make investment decisions regarding our offerings and technology to meet customer demand and evolving industry standards. We may make wrong decisions regarding these investments. If new or existing competitors have more attractive offerings or functionalities, we may lose customers or customers may decrease their use of our platform. New customer demands, superior competitive offerings or new industry standards could require us to make unanticipated and costly changes to our platform or business model. If we fail to adapt to our rapidly changing industry or to evolving customer needs, demand for our platform could decrease and our business, financial condition and operating results may be adversely affected.

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We may not be able to integrate, maintain and enhance our advertising solutions to keep pace with technological and market developments.

The market for digital video advertising solutions is characterized by rapid technological change, evolving industry standards and frequent introductions of new products and services. To keep pace with technological developments, satisfy increasing publisher and advertiser requirements, maintain the attractiveness and competitiveness of our advertising solutions and ensure compatibility with evolving industry standards and protocols, we will need to anticipate and respond to varying product lifecycles, regularly enhance our current advertising solutions and develop and introduce new solutions and functionality on a timely basis. This requires significant investment of financial and other resources. For example, we will need to invest significant resources into expanding and developing our platforms in order to maintain a comprehensive solution. Ad exchanges and other technological developments may displace us or introduce an additional intermediate layer between us and our customers and digital media properties that could impair our relationships with those customers.

If we fail to detect advertising fraud, we could harm our reputation and hurt our ability to execute our business plan.

As we are in the business of providing services to publishers, advertisers, and agencies, we must deliver effective digital advertising campaigns. Despite our efforts to implement fraud protection techniques in our platforms, some of our advertising and agency campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by computers designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given digital advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity because we do not own content and rely in part on our digital media properties to control such activity. Industry self-regulatory bodies, the U.S. Federal Trade Commission and certain influential members of Congress have increased their scrutiny and awareness of, and have taken recent actions to address, advertising fraud and other malicious activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

The loss of advertisers and publishers as customers could significantly harm our business, operating results, and financial condition.

Our customer base consists primarily of advertisers and publishers. We do not have exclusive relationships with advertising agencies, companies that are advertisers, or publishers, such that we largely depend on agencies to work with us as they embark on advertising campaigns for advertisers. The loss of agencies as customers and referral sources could significantly harm our business, operating results and financial condition. If we fail to maintain satisfactory relationships with an advertising agency, we risk losing business from the advertisers represented by that agency.

Furthermore, advertisers and publishers may change advertising agencies. If an advertiser switches from an agency that utilizes our platform to one that does not, we will lose revenue from that advertiser. In addition, some advertising agencies have their own relationships with publishers that are different than our relationships, such that they might directly connect advertisers with such publishers. Our business may suffer to the extent that advertising agencies and inventory suppliers purchase and sell advertising inventory directly from one another or through intermediaries other than us.

Our sales efforts with advertisers and publishers require significant time and expense.

Attracting new advertisers and publishers requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. Our solutions, including our programmatic solutions, and our business model often requires us to spend substantial time and effort educating our own sales force and potential advertisers, advertising agencies, supply side platforms and digital media properties about our offerings, including providing demonstrations and comparisons against other available solutions. This process is costly and time-consuming. If we are not successful in targeting, supporting, and streamlining our sales processes, our ability to grow our business may be adversely affected.

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Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.

The collection and use of electronic information about users is an important element of our data intelligence technology and solutions. However, consumers may become increasingly resistant to the collection, use and sharing of information, including information used to deliver advertising and to attribute credit to publishers in performance marketing programs, and take steps to prevent such collection, use and sharing of information. For example, consumer complaints and/or lawsuits regarding advertising or other tracking technologies in general and our practices specifically could adversely impact our business. In addition to this change in consumer preferences, if retailers or brands perceive significant negative consumer reaction to targeted advertising or the tracking of consumers’ activities, they may determine that such advertising or tracking has the potential to negatively impact their brand. In that case, advertisers may limit or stop the use of our solutions, and our operating results and financial condition would be adversely affected.

Government regulation of the Internet, e-commerce and m-commerce is evolving, and unfavorable changes or failure by us to comply with these laws and regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet, e-commerce, and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce, or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications, and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot assure you that our practices have complied, comply, or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business, and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant resources in defense of these proceedings, distract our management, increase our costs of doing business, and cause consumers and retailers to decrease their use of our marketplace, and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of noncompliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our websites and mobile applications or may even attempt to completely block access to our marketplace. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our customer base may be adversely affected and we may not be able to maintain or grow our net revenues as anticipated.

We may be required to invest significant monies upfront in capital intensive project(s) which we may be unable to recover.

Failure to recover significant, up-front capital investments required by certain client contracts could be harmful to the Company’s financial condition and operating results. Certain of our client contracts require significant investment in the early stages, which we expect to recover through billings over the life of the contract. These contracts may involve the construction of new computer systems and communications networks or the development and deployment of new technologies. Substantial performance risk exists in each contract with these characteristics, and some or all elements of service delivery under these contracts are dependent upon successful completion of the development, construction, and deployment phases. Failure to successfully meet our contractual requirements under these contracts over their life increases the possibility that we may not recover our capital investments in these contracts. Failure to recover our capital investments could be detrimental to the particular engagement as well as our operating results.

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We are subject to payment-related risks and, if our customers do not pay or dispute their invoices, our business, financial condition, and operating results may be adversely affected.

We may be involved in disputes with agencies and their advertisers over the operation of our platform, the terms of our agreements or our billings for purchases made by them through our platform. If we are unable to collect or make adjustments to bills to customers, we could incur write-offs for bad debt, which could have a material adverse effect on our results of operations for the periods in which the write-offs occur. In the future, bad debt may exceed reserves for such contingencies and our bad debt exposure may increase over time. Any increase in write-offs for bad debt could have a materially negative effect on our business, financial condition, and operating results. Even if we are not paid by our customers on time or at all, we are still obligated to pay for the advertising inventory we have purchased for the advertising campaign, and as a consequence, our results of operations and financial condition would be adversely impacted.

If we default on our credit obligations, our operations may be interrupted, and our business and financial results could be adversely affected.

Publishers extend us credit terms for the purchase of advertising inventory. We currently have outstanding payables to existing publishers. If we are unable to pay our publishers in a timely fashion, they may elect to no longer sell us inventory to provide for sale to advertisers. Also, it may be necessary for us to incur additional indebtedness to maintain operations of the Company. If we default on our credit obligations, our lenders and debt financing holders may, among other things:

•	require repayment of any outstanding obligations or amounts drawn on our credit facilities;

•	terminate our credit;

•	stop delivery of ordered equipment;

•	discontinue our ability to acquire inventory that is sold to advertisers;

•	require us to accrue interest at higher rates; or

•	require us to pay significant damages.

If some or all of these events were to occur, our operations may be interrupted and our ability to fund our operations or obligations, as well as our business, financial results, and financial condition, could be adversely affected.

Our failure to recruit or the loss of management and highly trained and qualified personnel could adversely affect our operations.

Our future success depends in large part on our current senior management team and our ability to attract and retain additional high-quality management and operating personnel. Our senior management team’s in-depth knowledge of and deep relationships with the participants in our industry are extremely valuable to us. Our business also requires skilled technical and marketing personnel, who are in high demand and are often subject to competing offers. Our failure to recruit and retain qualified personnel could hinder our ability to successfully develop and operate our business, which could have a material adverse effect on our financial position and operating results. The complexity of our data products, processing functionality, software systems and services require highly trained professionals to operate, maintain, improve and repair them. While we presently have a sophisticated, dedicated and experienced team of associates who have a deep understanding of our business, some of whom have been with Mobiquity for years, the labor market for these individuals has historically been, and is currently, very competitive due to the limited number of people available with the necessary technical skills and understanding, compensation strategies, general economic conditions and various other factors. As the business information and marketing industries continue to become more technologically advanced, we anticipate increased competition for qualified personnel. The loss of the services of highly trained personnel like the Company’s current team of associates, or the inability to recruit and retain additional, qualified associates, could have a material adverse effect on our business, financial position or operating results.

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We can provide no assurance that our third-party vendors’ and service providers’ cybersecurity risk management processes, including their policies, controls or procedures, will be effective in protecting our systems and information.

In the ordinary course of business, we receive, process, use, and store digitally large amounts of data, including confidential, sensitive, proprietary, and personal information. Maintaining the integrity and availability of our information technology systems and this information, as well as appropriate limitations on access and confidentiality of such information, is important to us and our business operations. To this end, we have implemented policies designed to assess, identify, and manage risks from potential unauthorized occurrences on or through our information technology systems that may result in adverse effects on the confidentiality, integrity, and availability of these systems and the data residing in them. While we have taken measures designed to protect the security of the confidential and personal information under our control, we cannot provide absolute assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

Our cybersecurity program is managed by our Chief Technology Officer. Most of the information generated and collected by us is stored and maintained by third-party vendors and service providers, who have demonstrated their own cybersecurity protocols which our management believes to be adequate for protecting our digital files in their possession. Our CTO is responsible for assessing and managing cybersecurity risks. Our CTO has cybersecurity expertise. We have no formal cybersecurity policies and processes in place; however, the Board and management believe cybersecurity represents an important component of our overall approach to risk management and oversight.

We consider cybersecurity, along with other significant risks that we face, within our overall enterprise risk management framework. Our Board of Directors has oversight for the most significant risks facing us and for our processes to identify, prioritize, assess, manage, and mitigate those risks. We provide our Board of Directors with periodic updates on cybersecurity and information technology matters and related risk exposures from management. Most information is stored directly to Amazon Web Services platforms, which provide market-leading data security for their centralized servers. Our company follows best practices for security, indemnity and compliance.  All connections in and out of our remote services are made over secure connections, including https and Secure Shell (SSH) protocols. On occasion, limited amounts of information such as names and emails are exported from our systems solely for the purposes of accounting and filings and is not shared outside of our company and its contracted accounting consultants, which are under confidentiality agreements.

Cybersecurity threats have not materially affected our company, including its business strategy, results of operations or financial condition. Our company is not aware of any material security breach to date. Accordingly, our company has not incurred any expenses over the last two years relating to information security breaches.  The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third-party service providers could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information and systems, or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations. There can be no assurance that our third-party vendors’ and service providers’ cybersecurity risk management processes, including their policies, controls or procedures, will be effective in protecting our systems and information.

Risks Relating to Offerings and Ownership of Our Securities

Our common stock is subject to the “penny stock” rules. These penny stock rules make it difficult to resell securities classified as “penny stock.”

The Company’s common stock and warrants were delisted in December 2023 from the Nasdaq Capital Markets for failure to meet the continuing listing requirements. Since the Company’s common stock and warrants are quoted in the OTC Markets, our common stock and warrants are subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, our common stock and warrants will continue to be a “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments. For these reasons, penny stocks may have a limited market and, consequently, limited liquidity.

The market price of our common stock is likely to remain highly volatile because of several factors, including a limited public float.

From December 2021 through December 6, 2023, our common stock traded on the Nasdaq Capital Market. Currently, our common stock and warrants trade under the symbols “MOBQ” and “MOBQW,” respectively, on the OTCQB over -the counter markets. The market price of our common stock has been volatile in the past and the market price of our common stock and our warrants may be highly volatile in the future. You may not be able to resell shares of our common stock or warrants following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	actual or anticipated fluctuations in our operating results;

•	the absence of securities analysts covering us and distributing research and recommendations about us;

•	we may have a low trading volume for several reasons, including that a large portion of our stock is closely held;

•	overall stock market fluctuations;

•	announcements concerning our business or those of our competitors;

•	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

•	conditions or trends in the industry;

•	litigation;

•	changes in market valuations of other similar companies;

•	future sales of common stock;

•	departure of key personnel or failure to hire key personnel; and

•	general market conditions.

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Any of these factors could have a significant and adverse impact on the market price of our common stock and/or warrants. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and/or warrants, regardless of our actual operating performance.

Our future sales of common stock by management and other stockholders may have an adverse effect on the then prevailing market price of our common stock.

Sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted common stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate common public information. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their common stock without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

As of July 30, 2025, we have 21,912,754 shares of common stock outstanding(including 125,000 shares of Common Stock to be paid for by a Selling Stockholder within five days of the filing of the registration statement of which this prospectus is a part). The possibility that substantial amounts of common stock and warrants may be sold in the public market may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities or impair our shareholders’ ability to sell on the open market. Additionally, any substantial increase of our shares that are eligible to be sold into the market in the near future could cause the market price of our common shares to drop significantly, even if our business is doing well.

We in the past identified significant deficiencies in our internal control over financial reporting that, if not corrected, could result in material misstatements of our financial statements.

We have concluded that we had not maintained effective internal control over financial reporting through the three years ended December 31, 2022. The Company determined that it had deficiencies over financial statements recording in areas of recording revenue and expenses in proper cut-off as well as proper classification of accounts. Significant deficiencies and material weaknesses in our internal control could have a material adverse effect on us. Due to these deficiencies, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. We are continuing to remediate these deficiencies and material weaknesses. We are taking steps to enhance our internal control environment to establish and maintain effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance.

Internal Controls Remediation Efforts

During the past two years, we worked to remediate the deficiencies and material weaknesses in our internal controls. We have taken steps to enhance our internal control environment to improve and maintain effective internal control over financial reporting and changes in corporate governance. In this regard, the Company is in the process of adopting several corporate governance policies, and will expand on its 2021 established Audit Committee and other committees of the Board of Directors. The Audit Committee, as a priority, initiated the process of segregating tasks and processes to ensure proper internal controls over financial reporting. The Company continues to refine and improve such processes subject to available financing. In connection with this process the Company:

•	Hired additional staff, both internally and externally, to the Finance department, with sufficient GAAP and public company financial reporting experience. These hires began their duties in Q3 2022.
•	Hired a consultant, Refidential One, to assist in internal control review, risk assessment, process documentation, gap remediation, control testing and monitoring. Starting in February 2022, Refidential One, in accord with the Company, achieved the following results:
	o	Identified internal control issues brought forth by process walkthroughs and internal control testing.
	o	Successfully implemented remediations to address such internal control issues in 2022.
	o	Implemented monitoring activities to ensure these controls are effective, incorporated the testing of these controls in the second half of 2022, and have continued to test and monitor the controls into 2025 and beyond as financial resources permit.

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A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information, and to timely or accurately report our financial condition, results of operations or cash flows or maintain effective disclosure controls and procedures. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

We do not intend to pay dividends for the foreseeable future and thus you must rely on stock appreciation for any return on your investment.

While we were required to pay dividends on our previously issued and converted Series H Preferred Stock, we do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend. As a result, you must rely on stock appreciation and a liquid trading market for any return on your investment. If an active and liquid trading market does not develop, you may be unable to sell your shares of common stock at the time you would like to sell.

Our principal stockholders, directors and executive officers have a material level of control over us, which could delay or prevent a change in our corporate control favored by our other stockholders.

Currently, our principal stockholders, directors, and executive officers beneficially own, in the aggregate, approximately 46% of our outstanding common stock (including derivative securities convertible into common stock). The interests of our current directors and executive officers may differ from the interests of other stockholders. As a result, these current directors and officers could have the ability to exercise material influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets and material financing transactions;

•	election of directors;

•	adoption of or amendments to stock option plans; or

•	amendment of charter documents.

Our certificate of incorporation grants our board of directors the authority to issue a new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common shares.

Our board of directors has the power to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the power to issue preferred stock without further shareholder approval, subject to applicable listing regulations. As a result, our board of directors could authorize the issuance of new series of preferred stock that would grant to holders thereof certain rights in preference to the rights of our common stockholders to:

•	our assets upon liquidation;

•	receive dividend payments ahead of holders of common shares;

•	the redemption of the shares, together with a premium, prior to the redemption of our common shares;

•	vote to approve matters as a separate class or have more votes per share relative to shares of common stock.

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In addition, our board of directors could authorize the issuance of new series of preferred stock that is convertible into our common shares or may also authorize the sale of additional shares of authorized common stock, which could decrease the relative voting power of our common shares or result in dilution to our existing shareholders.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements, that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our management team is relatively inexperienced in complying with these requirements, and our management resources are limited, which may lead to errors in our accounting and financial statements, and which may impair our operations. This inexperience and lack of resources may also increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, resulting in loss of market confidence and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage vis-à-vis our privately held and larger public competitors.

General Risk Factors

Certain provisions of our certificate of incorporation, bylaws and New York law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our restated certificate of incorporation, as amended, and by-laws and New York law contain provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the raider and to encourage prospective acquirers to negotiate with our board of directors rather than to attempt a hostile takeover. In addition, provisions of our restated certificate of incorporation, as amended, by-laws and New York law impose various procedural and other requirements, which could make it more difficult for shareholders to effect certain corporate actions. These provisions include, among others:

•	the inability of our shareholders to call a special meeting;

•	rules regarding how shareholders may present proposals or nominate directors for election at shareholder meetings;

•	the right of our Board to issue preferred stock without shareholder approval; and

•	the ability of our directors, and not shareholders, to fill vacancies on our Board.

We believe these provisions may help protect our shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with our Board and by providing our Board with more time to assess any acquisition proposal. These provisions are not intended to make our Company immune from takeovers. In addition, although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board, they would apply even if the offer may be considered beneficial by some shareholders. These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management team by making it more difficult for shareholders to replace members of our Board, which is responsible for appointing the members of our management.

Our bylaws provide for limitations of director liability and indemnification of directors and officers and employees.

Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

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Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation.

The limitation of liability in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

The sales practice requirements of the Financial Industry Regulatory Authority’s (“FINRA”) may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

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MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

In the past, our Common Stock traded on the OTCQB under the symbol “MOBQ” on a limited basis. From December 8, 2021 through December 6, 2023, our Common Stock traded on the NasdaqCM under the same symbol. On December 6, 2023, our Common Stock was delisted from trading due to the Company’s failure to meet the continued listing requirements of NasdaqCM. Subsequently, our Common Stock has continued to trade in the OTC Markets and on November 29, 2024, we commenced trading again on the OTCQB under the same symbol. The following table sets forth the range of high and low closing sales prices of our Common Stock for the last two fiscal years and the first two quarters of 2025.

Quarters Ended	High	Low
March 31, 2023	$18.30	$2.70
June 30, 2023	$5.40	$1.65
September 30, 2023	$2.10	$0.64
December 31, 2023	$0.83	$0.11
March 31, 2024	$1.25	$0.31
June 30, 2024	$2.00	$0.65
September 30, 2024	$3.25	$1.68
December 31, 2024	$4.45	$2.39
March 31, 2025	$3.93	$2.00
June 30 2025	$2.33	$1.41

The closing sales price on July 30, 2025, was $1.35 per share. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown, or commissions.

In the event a public market for our common stock is sustained in the future, sales of our common stock may be made by holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act of 1933. In general, under Rule 144, a non-affiliated person who has satisfied a six-month holding period in a fully reporting company under the Securities Exchange Act of 1934 may, sell their restricted Common Stock without volume limitation, so long as the issuer is current with all reports under the Exchange Act in order for there to be adequate public information disclosed. Affiliated persons may also sell their common shares held for at least six months, but affiliated persons will be required to meet certain other requirements, including manner of sale, notice requirements and volume limitations. Non-affiliated persons who hold their common shares for at least one year will be able to sell their shares without the need for there to be current public information in the hands of the public. Future sales of shares of our public float or by restricted common stock made in compliance with Rule 144 may have an adverse effect on the then prevailing market price, if any, of our common stock.

2021 Warrants

Our 2021 Warrants commenced trading on the NasdaqCM on December 9, 2021, under the symbol “MOBQW.” The warrants are currently exercisable at $74.70. The closing sales price of the 2021 Warrants on July 30, 2025 was $0.00. All quotations provided herein reflect inter-dealer prices, without retail mark-up, markdown or commissions.

Holders of Record

As of March 21, 2025, there were 143 active holders of record of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. As of January 29, 2025, the Company has a list consisting of 1,828 beneficial (“NOBO”) holders who do not object to having their names provided to the Company. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, New York NY.

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DIVIDEND POLICY

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying cash dividends on our capital stock in the foreseeable future. From January 2, 2024 through August 6, 2024, the conversion date of the series H Preferred Stock, the Company was required to pay monthly cash dividends or common stock dividends to holders of our Series H Preferred Stock. It is the present intention of management to utilize all available funds and future earnings for the development of the Company’s business. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our future ability to pay cash dividends on our capital stock may be limited by any future debt instruments or preferred securities.

SELLING STOCKHOLDERS

This prospectus relates to the potential offer and resale by the Selling Stockholders identified in this prospectus or their permitted transferees (the “Selling Stockholders”) of 2,774,193 shares of our common stock, $0.0001par value per share, (the “Common Stock”) issuable pursuant to that certain Eloc purchase agreement (the “Eloc”)dated June 30, 2025, by and between ClearThink Capital Partners, LLC (“ClearThink”) and us and 25,807 shares of Common Stock issued to individuals of Craft Capital Management, LLC, the finder in the aforementioned transaction for an aggregate of 2,800,000 shares of Common Stock.

ClearThink ELOC Purchase Agreement

On June 30, 2025, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the ELOC Purchase Agreement, ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $4,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the ELOC Purchase Agreement will be equal to 91% of the three lowest daily VWAPs during a valuation period of eight trading days, beginning seven trading days preceding the draw down or put notice to one trading day commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the ELOC Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 400% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the ELOC Purchase Agreement, the Company agreed to issue to ClearThink 100,000 restricted shares of the Company’s Common Stock as a “Commitment Fee” and 25,807 shares of common stock to individuals of the finder, Craft. The ELOC Purchase Agreement has a maturity date of 24 months from Commencement Date as defined in the agreement. The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock. Craft will also receive cash compensation of four percent in connection with purchases under the ELOC Purchase Agreement.

The Company may not deliver to ClearThink a Request Notice if we are in default. Events of default include:

(a) the effectiveness of a registration statement registering the resale of the Securities lapses for any reason for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period, with certain exceptions;

(b) the suspension of the Common Stock from trading on the principal market for a period of one (1) business day, provided that the Company may not direct ClearThink to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American (or nationally recognized successor to any of the foregoing);

(d) if the exchange cap is reached unless and until stockholder approval is obtained, in connection with trading on an Exchange;

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(e) the failure for any reason by the transfer agent to issue shares to ClearThink within three (3) business days after the applicable purchase date on which ClearThink is entitled to receive such shares;

(f) the Company breaches any representation, warranty, covenant or other term or condition under any of their transaction documents with ClearThink;

(g) if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law or if the Company commences a proceeding within the meaning of any bankruptcy law;

(h) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC shares.

The ELOC Purchase Agreement terminates as follows:

(a) If pursuant to or within the meaning of any bankruptcy law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, any of which would be an event of default, and shall automatically terminate without any liability or payment to the Company without further action or notice by any person;

(b) In the event that the commencement of the ELOC Purchase Agreement shall not have occurred on or before December 31, 2025;

(c) for any reason or for no reason by delivering notice to ClearThink electing to terminate or on the Maturity Date;or

(d) automatically on the date that the Company sells and ClearThink purchases the full available amount under the ELOC Purchase Agreement.

ClearThink, its agents, representatives or affiliates, will not in any manner whatsoever, enter into or effect directly or indirectly, any (i) “short sale” of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

It is possible that we may not have access to the full amount available to us under the ELOC Purchase Agreement. We have also indemnified ClearThink pursuant to the ELOC Purchase Agreement .

In connection with the ELOC Purchase Agreement, the Company entered into a Registration Rights Agreement with ClearThink under which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock issuable under the ELOC Purchase Agreement.

On June 30, 2025, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 250,000 shares of the Company’s restricted Common Stock for a total purchase price of $250,000 in two closings. The first closing occurred on the execution date of the SPA and the second closing occurred on July 30,2025. The individuals of the finder, Craft, received 5-year warrants to purchase an aggregate of 13,638 common shares at an exercise price of $1.10 per share in connection with the SPA. Craft will also received cash compensation of

The Selling Stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares referred to above. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act. We may from time to time include additional Selling Stockholders in supplements or amendments to this prospectus.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 21,912,754 shares of our Common Stock outstanding as of July 30, 2025.

The following table sets forth the shares beneficially owned, as of July 21, 2025 by the Selling Stockholders prior to the offering contemplated by this prospectus, the number of shares that the Selling Stockholders may offer and sell from time to time under this prospectus and the number of shares which the Selling Stockholders would own beneficially if all such offered shares are sold.

Name of Selling Stockholder	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

ClearThink Capital Partners, LLC (3)	350,000	2,774,193	(1)(2)	350,000	1.64

Stephen Kiront	14,649	8,603	(4)	10,103	*

Mackey Alligood	13,148	8,602	(4)	8,602	*

Barry Kiront	13,148	8,602	(4)	8.,602	*

* less than 1%

(1) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered.

(2) Includes up to 2,774,193 shares of our Common Stock issuable pursuant to the Eloc.

(3) Brian Loper, the Managing Member of ClearThink Capital Partners, LLC has sole voting and dispositive power over the shares of Common Stock held by ClearThink Capital Partners, LLC. The principal business address of ClearThink Capital Partners, LLC is 10 Times Square, Floor 5, New York, NY 10018.

(4) Includes warrants to purchase 4,546 shares of common stock at $1.10 per share.

Other than as disclosed above, none of the Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders(or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders will be deemed an Underwriter within the meaning of Section 2(a)(11) of the Securities Act and will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder pay any underwriting discounts and selling commissions that may relate to the sale of their shares. We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the resale of the shares.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Penny Stock Rules

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

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Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus. All statements contained herein are not historical facts, including, but not limited to, statements regarding anticipated future capital requirements, our future plan of operations, our ability to obtain debt, equity or other financing, and our ability to generate cash from operations, are based on current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forecasted results.

Our Company

We are a next-generation advertising technology, data compliance and intelligence company which operates through our three proprietary software platforms in the programmatic advertising industry.

The Programmatic Advertising Industry

Programmatic advertising refers to the automated buying and selling of digital ad space. In contrast to manual advertising, which relies on human interaction and negotiation between publishers and marketers, programmatic ad buying harnesses technology to purchase digital display space. This use of software and algorithms helps streamline ad buying processes, which is why programmatic has become one of the most indispensable digital marketing tools worldwide. In 2024, global programmatic ad spend reached an estimated 595 billion U.S. dollars, with spending set to surpass $800 billion by 2028. The United States remains the leading programmatic advertising market worldwide.

Our Mission

Our mission is to help enterprises in the programmatic industry become more efficient and effective regarding the monetization of advertising, audience segments and data compliance. We do this by offering three proprietary solutions: Our ATOS platform for brands and agencies, our data intelligence platform for audience segments and targeting, and our publisher platform for privacy compliance and publisher monetization.

Our Opportunity

On November 12, 2024, we announced the expansion of our strategic partnership with Context Networks and the rollout of their advanced ad tech solution for casinos, seamlessly integrating digital ads into slot machines to enhance player engagement. By combining Context’s innovation in gaming-specific advertising with Mobiquity’s expertise in geo-targeted advertising, we’re creating a first-of-its-kind platform delivering ads to slot machines in real-time Slot machine advertising technology now live with River City Amusements; beginning of a broader rollout, introducing an omni-channel ad ecosystem within casino environments (table games, card rooms, digital signage, hospitality, etc.)

Our Solutions

Programmatic Advertising Platform

Our advertising technology operating system (or ATOS) platform is a single-vendor end-to-end solution that blends artificial intelligence (or AI) and machine learning (or ML)-based optimization technology that automatically serves advertising and manages digital advertising campaigns. Our ATOS platform engages with approximately 10 billion advertisement opportunities per day.

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As an automated programmatic ecosystem, ATOS increases speed and performance, by providing dynamic technology that scales in real-time. It is this proprietary cloud-based architecture that keeps costs down and allows us to pass along savings to our customers. Also, by offering more of the features inherent in a digital advertising campaign and removing the need for third-party integration of those features, we believe that our ATOS platform can be substantially more time efficient and cost efficient than other Demand-Side Platforms (or DSPs). Our ATOS platform also decreases the effective cost basis for users by integrating all the necessary capabilities at no additional cost as compared to the costs to outsource these capabilities to one or more providers in a fragmented ecosystem. DSP and bidding technologies, AdCop™ Fraud Protection, rich media and ad serving, attribution, reporting dashboard and DMP are all included in our ATOS platform.

Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our management believes, based on our experience in the industry, that we provide one of the most accurate and scalable solutions for data collection and analysis, utilizing multiple internally developed proprietary technologies.

We provide our data intelligence platform to our customers on a managed services basis and also offer a self-service alternative through our MobiExchange product, which is a software-as-a-service (or SaaS) fee model. MobiExchange is a data-focused technology solution that enables users to rapidly build actionable data and insights for its own use. MobiExchange’s easy-to-use, self-service tools allow anyone to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk, among other things.

Publisher Platform for Monetization and Compliance

Our content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Our publisher platform provides content publishers the functionality to use its user identifier data to create inventories of profiled data segments and to target audiences with advertising using that data, in a data privacy compliant manner.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. Our sales and marketing strategy is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for small and medium sized advertisers. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The third revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

Our Strategic Alliance with Context Networks

Our strategic partnership with Context Networks not only transforms the in-casino experience but also extends advertising across mobile and CTV platforms, reconnecting with players after they leave. With plans for a broader rollout, we believe this technology is poised to set a new standard in multi-platform advertising within the gaming industry. Furthermore, management believes that the aforementioned strategic partnership will have a significant favorable impact on our results of operations in fiscal 2025 and beyond.

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We believe that by combining Context’s innovation in gaming-specific advertising with Mobiquity’s programmatic expertise, we are creating a first-of-its-kind platform that:

•	Brings programmatic precision into the gaming industry with unmatched targeting and real-time delivery.
•	Establishes a scalable marketplace that connects advertisers and publishers seamlessly across gaming and digital environments.
•	Sets the stage for expansion beyond gaming into broader programmatic opportunities, positioning us as a future leader in the space.

This strategic alliance isn’t just about disrupting the gaming industry, it’s about building a tech-driven platform that could rival current industry leaders in its reach and impact. Context Networks’ addressable market includes approximately 4,700 global casinos and 2.9 million slot machines, with a potential audience exceeding 1.6 billion global gamblers, including an estimated 57 million in North America. Based on Context Networks’ internal estimates, the annual gross revenue potential from programmatic advertising across 1,000 slot machines could exceed $20 million for all participants, depending on factors such as play time rates and ad inventory pricing. No assurance can be given as to the amount of revenue that we will receive annually from this strategic alliance.

In February 2025, the Company completed a expansion of its strategic alliance with Context Networks, Inc. (Context), a private company offering a programmatic advertising platform that leverages private blockchain technology to deliver advertising solutions for the gaming industry, through the issuance of 127,230 shares of its restricted common stock in exchange for 274,725 shares of Context’s restricted common stock. The value of the shares issued was based on the Company’s market value of its common stock at the effective date of the exchange, $3.93 per share. This agreement establishes minority ownership stakes in each other, reinforcing their shared vision for innovation in casino advertising technology and the growing market for targeted, data-driven direct marketing and advertising solutions in gaming environments.

We are now focused on developing a gateway into Casinos, Gaming, Big Data, AI and AdTech through our relationship with Context Networks and partnerships like River City Amusements. We are in the process of delivering next-generation advertising experiences inside real-world venues across the U.S.

1. Strong Footprint in Casinos and Gaming Venues

We are powering digital advertising directly on gaming machines and digital signage within casinos, taverns, and amusement venues.

1.	In partnership with Context Networks and River City Amusements, we have helped to launch in-venue advertising across Wisconsin taverns and restaurants.
2.	These ad units are integrated into slot machines and gaming displays, delivering dynamic and monetizable content while players are engaged.This direct access to in-venue screens gives us a unique channel for brand exposure in an industry with very little traditional advertising.

2. Big Data-Driven Targeting

Our platforms are built to gather, segment, and apply audience data to optimize campaign delivery. Whether it's geo-targeting customers by ZIP code or tracking user behavior across campaigns, we help advertisers fine-tune messages with measurable return on investment. This allows:

1.	Local businesses to run highly relevant, localized promotions,
2.	National brands to tap into high-traffic, high-engagement entertainment environments, and
3.	Campaign performance tracking across venues

3. Expanding Retail Media Footprint

The initial Wisconsin deployment with River City Amusements spans 38 venues with over 150 digital screens. That number is expected to grow to over 70 venues with more than 340 screens—and counting. This expansion is expected to transform underutilized digital screens in restaurants, bars, and amusement centers into revenue-generating ad inventory, representing a new wave of retail media—offering programmatic-style efficiency in real-world environments.

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4. AdTech Infrastructure for the Real World

We provide a full-stack advertising solution consisting of the following:

1.	Dynamic creative delivery based on context (location, time of day, event triggers),
2.	Cross-channel extensions including mobile and connected TV (CTV), and
3.	Measurement and analytics to optimize campaign performance.

Unlike typical digital advertising, which depends solely online, we bring the power of digital targeting and measurement into physical spaces where consumers spend time and money.

5. A Convergence of High-Growth Sectors

We are at the intersection of four fast-moving industries:

Sector	Mobiquity's Strategic Role

Casino/Slots Gaming	First to deploy ad units directly on gaming machines

AI & Big Data	Uses consumer behavior insights to enhance targeting and delivery

AdTech	Provides a tech stack for campaign delivery, measurement, and scale

Retail Media	Converts real-world entertainment venues into monetized ad space

We are helping to transform how advertising reaches consumers in high-engagement environments like casinos, bars, and gaming venues. With a rapidly expanding footprint and a data-driven advertising model, we have access to multiple growth markets through a single public company.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (U.S. GAAP). The preparation of financial statements requires management to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience, and other assumptions as the basis for making judgments. We believe that the following critical accounting policies affect our more significant judgments and estimates in the preparation of our financial statements.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates, and those estimates may be material.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risks and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

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Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which as is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on unadjusted quoted market prices for identical assets or liabilities in active markets that the Company has the ability to access;

•	Level 2—Valuation based on observable quoted prices for similar assets and liabilities in active markets; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, accounts payable and accrued expenses, and contract liabilities. On December 31, 2024, and 2023, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments, or they are receivable or payable on demand. The fair value of the Company’s debt approximates its carrying value based on current financing rates available to the Company and its short-term nature.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Accounts Receivable

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for credit losses. The Company provides an allowance for credit losses based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 Impairment or Disposal of Long-Lived Assets. Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

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Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606) to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2024, and 2023, contained a significant financing component or variable consideration terms.

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations either overtime or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Each of the Company’s customer contracts is deemed to have a single performance obligation. Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

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Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 Compensation – Stock Compensation using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, which is generally the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the Black-Scholes model for measuring the fair value of options and other equity instruments granted to both employees and non-employees.

When determining fair value of stock-based compensation, the Company considers the following assumptions incorporated into the Black-Scholes model:

•	Exercise price,

•	Expected dividends,

•	Expected volatility,

•	Risk-free interest rate; and

•	Expected life of option

Recent Issued Accounting Pronouncements

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date their consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the consolidated financial statements of the Company.

Plan of Operation

Mobiquity intends to expand its sales and support team to drive revenue growth across multiple strategic initiatives, with a particular focus on capitalizing on its evolving relationship with Context Networks and the broader opportunity in the casino and gaming vertical. Through this strategic alliance, Mobiquity gains access to a highly specialized, under-monetized supply of digital real estate within casinos, which can now be activated via our advertising technology stack. This includes integration with supply-side platforms (SSPs) and Mobiquity’s new Publisher Platform, which is designed to onboard publishers across web, mobile, application, and Connected TV (CTV) environments.

The expanded sales team will target advertising agencies, brands, publishers, and SSP operators to grow both the demand and supply sides of Mobiquity’s ATOS platform, while also leveraging the Company’s proprietary data and artificial intelligence capabilities delivered through MobiExchange. MobiExchange enables audience targeting using custom data segments for omnichannel marketing programs, including programmatic display, CTV, email, and SMS. As a core AI-driven intelligence layer, it enhances both precision targeting and campaign optimization.

The Publisher Platform, newly introduced by Mobiquity, opens another growth vector. Sales efforts will focus on bringing on board digital content owners—such as unique and non-traditional website and app publishers, CTV providers, and SSP partners—who can monetize their inventory through seamless access to ATOS and MobiExchange. With the integration of Context Networks’ patented ad technology and Mobiquity’s advanced platform capabilities, the Company is positioned to capture growing demand for AI-enhanced, performance-driven advertising across both traditional and emerging digital channels.

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Results of Operations

Quarter Ended March 31, 2025, Compared to Quarter Ended March 31, 2024

The following table sets forth certain selected statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Year Ended
	March 31, 2025	March 31, 2024
Revenues	$12,613	$263,282
Cost of revenues	31,468	211,269
Gross profit (loss)	(18,855)	52,013
Total operating expenses	2,126,599	1,101,111
Loss from operations	$(2,145,454)	$(1,049,098)

We generated revenues of $12,613 for the three months ended March 31, 2025, compared to $263,282 during the same period in 2024, representing a decrease of $250,669. The decrease is primarily attributable to the absence of political advertising revenue that was realized during the 2024 period, as well as a strategic shift in the Company’s focus toward initiatives expected to generate long-term growth. In particular, the Company has been preparing for the anticipated launch of its strategic alliance with Context Networks, which is expected to commence in the second quarter of 2025.

Context Networks operates a proprietary programmatic advertising platform designed for the gaming industry. Its patented technology utilizes artificial intelligence and private blockchain infrastructure to enable secure, data-driven advertising across a variety of digital surfaces within casinos and gaming environments.

We believe this strategic alliance with Context Networks places the Company in a favorable position within a growing vertical. As described above under Our Strategic Alliance with Context Networks, Context Networks’ addressable market includes approximately 4,700 global casinos and 2.9 million slot machines, with a potential audience exceeding 1.6 billion global gamblers, including an estimated 57 million in North America, and based on Context Networks’ internal estimates, the annual gross revenue potential from programmatic advertising across 1,000 slot machines could exceed $20 million, depending on factors such as play time rates and ad inventory pricing.

In addition to the Context strategic alliance, the Company has also developed several new features and enhancements to its advertising platform, which we believe will contribute to increased revenue opportunities in the second half of 2025 and beyond.

The cost of revenues was $31,468 or 249% of revenues in the first quarter of 2025 as compared to $211,269 or 80% of revenues in for the same period of 2024. Cost of revenues include audience building, targeting features and web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of revenues.

Gross profit (loss) was $(18,855), or (149)% of revenues for the first quarter of 2025 as compared to $52,013 in the same period of 2024 or 20% of revenues.

Operating expenses were $2,126,599 for the first quarter of 2025 compared to $1,101,111 in the prior year, an increase of $1,025,488. The increase in operating costs was primarily related to a non-cash increase in professional fees of approximately $876,000, and salaries of $222,000 reductions in computer support of approximately $54,000 and license fees of $21,000.

The loss from operations for the first quarter of 2025 was $2,145,454 as compared to $1,049,098 for the prior year. Our loss from operations increased by approximately $1,096,356,000, driven in part by the approximately $1,025,000 increase in operating expenses discussed above. The continuing operating loss is attributable to the focused effort in creating the products and services required to move forward with our business.

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Year Ended December 31, 2024, Compared to Year Ended December 31, 2023

The following table sets forth certain selected statement of operations data for the periods indicated in dollars. In addition, we note that the period-to-period comparison may not be indicative of future performance.

	Year Ended
	December 31, 2024	December 31, 2023
Revenues	$2,085,471	$860,090
Cost of revenues	1,123,849	480,160
Gross profit	961,622	379,930
Total operating expenses	9,172,687	5,928,678
Loss from operations	$(8,211,065)	$(5,548,748)

We generated revenues of $2,085,471 in fiscal 2024 compared to $860,090 for the same period of 2023, an increase of $1,225,381. The increase can be directly attributed to the political revenue in 2024. The Company has developed several new features which we believe will help grow revenue in 2025 and beyond.

Cost of revenues was $1,123,849 or 54% of revenues in fiscal 2024 as compared to $480,160 or 56% of revenues in fiscal 2023. Costs of revenues include audience building, targeting features and web services for storage of our data and web engineers who are building and maintaining our platforms. Our ability to capture and store data for sales does not translate to increased cost of revenues.

Gross profit was $961,622 or 46% of revenues for fiscal 2024 as compared to $379,930 in the same period of 2023 or 44% of revenues.

Operating expenses were $9,172,687 for fiscal 2024 compared to $5,928,678 in the prior year, an increase of $3,244,009. The increase in operating costs was primarily related to a non-cash increase in stock-based compensation of approximately $3,786,000, reductions in professional fees of approximately $311,000, insurance of $51,000 and license fees of $160,000.

The loss from operations for fiscal 2024 was $8,211,065 as compared to $5,548,748 for the prior year. Our loss from operations increased by approximately $2,662,000, driven in part by the approximately $3,244,000 increase in operating expenses discussed above, offset by a decrease amortization cost of $292,000 and interest expense by $293,000. The continuing operating loss is attributable to the focused effort in creating the products and services required to move forward with our business.

Liquidity and Capital Resources

We have a history of operating losses, and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the fiscal year ended December 31, 2024.

The Company had cash of $331,360 on March 31, 2025. Cash used in operating activities for the three months ended March 31, 2025, was $1,318,996. This resulted primarily from a net loss of $2,295,987 offset by amortization of intangibles $180,116, stock and warrants issued for services of $641,793, increase in gross accounts receivable of $14,784 and a decrease in prepaid expenses and other assets of $62,501. Net cash used in operating activities also increased due to a decrease in accounts payable and accrued expenses of $73,184 for the quarter. Cash flows used in investing activities were minimal. Cash flows provided by financing activities of $492,409 resulted from cash paid on debt of $322,732 offset by net proceeds received from the issuance of debt of $245,641 and net proceeds of $569,500 from the issuance of common stock.

We had cash of $1,159,933 at December 31, 2024. Cash used in operating activities for the year ended December 31, 2024, was $2,406,881. This resulted from a net loss of $8,593,182, partially offset by non-cash expenses, including depreciation of property and equipment, and amortization of intangible assets, of $391,931, stock-based compensation of $4,093,346, and warrants and stock issued for services of $541,270, and amortization of debt discount of $439,704, decrease in accounts receivables, prepaid assets and other assets of $113,575, a net increase in accounts payable and accrued expenses including contract liabilities of $673,576. For the year ended December 31, 2024, cash used in investing activities was $1,444,396 related to the software development costs. Cash provided by financing activities of $4,482,938 was the result of issuance of common stock for cash of $4,026,950, proceeds from the issuance of debt, net of issuance costs, of $1,446,015, offset by repayments of notes payable totaling $990,021.

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We had cash of $528,272 at December 31, 2023. Cash used in operating activities for the year ended December 31, 2023, was $4,395,868. This resulted from a net loss of $6,533,117, partially offset by non-cash expenses, including depreciation of property and equipment, and amortization of intangible assets, of $685,264, stock-based compensation of $306,929, stock issued for service of $148,464, loss on debt extinguishment of $396,322, and amortization of debt discount of $738,142. For the year ended December 31, 2023, cash used in investing activities was $2,157,930 related to the software development costs. Cash provided by financing activities of $6,861,216 was the result of issuance of common stock and prefunded warrants, net of issuance costs, of $5,735,499, issuance of preferred stock of $1,233,000, proceeds from the issuance of debt, net of issuance costs, of $1,511,500, offset by repayments of notes payable totaling $1,618,783.

Our company commenced operations in 1998 and was initially funded by our three founders, each of whom has made demand loans to our company that have been repaid. Since 1999, we have relied on equity financing and borrowings from outside investors to supplement our cash flow from operations and expect this to continue in 2024 and beyond until cash flow from our proximity marketing operations becomes substantial.

Debt, Equity and Consulting Transactions

For a description of debt and equity transactions for the quarter ended March 31, 2025 and the fiscal years ended December 31, 2024, and 2023, reference is made to the Notes to the Consolidated Financial Statements described elsewhere herein.

Between April 1, 2025 and May 14, 2025, the Company raised $912,500 and between May 15, 2025 and June 30, 2025 the Company raised $440,000 (including $290,000 under the securities ELOC Purchase Agreement with ClearThink) from the sale of its common stock at $1.00 per share. Exemption from registration is claimed under Rule 506 and/or section 4(2) of the Securities Act of 1933, as amended. No commissions were paid in connection with these transactions.

From June 30, 2025 through July 21, 2025, we received cash financing of $380,000 at a purchase price of $1.00 per common share. We also entered into receivable financing and two convertible note transactions as described below:

On May 30, 2025, the Company entered into an agreement for the purchase and sale of future receivables (May 2025 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $268,500 funding (the May 2025 Purchase Price), of which approximately $100,000 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the December 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $365,000 is paid. In connection with the May 2025 Merchant Agreement, and as additional consideration, the Company issued 3,465 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or approximately $6,000, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the May 2025 Merchant Agreement funding is expected to be repaid in full within the next year.

In July 2025, the Company issued a convertible promissory note in the principal amount of $156,000 (July 2025 Promissory Note). Interest is charged on the principal at 10% per annum, and is payable, along with principal, in full at the Maturity Date of April 30, 2026. The Company paid $12,000 in issuance costs associated with the July 2025 Promissory Note. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the July 2025 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the July 2025 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the July 2025 Promissory Note. During the 180-day period commencing on the effective date of the July 2025 Promissory Note, the Company may prepay the principal plus a pre-payment fee of up to 125% of the outstanding principal balance, plus interest. A fee of $1,500 will be charged a maximum of six times upon each conversion of at least $15,000 of combined principal and interest.

In July 2025, the Company issued a convertible promissory note in the principal amount of $284,625 (Second July 2025 Promissory Note), including OID of $33,750 and $25,875 of interest which is charged on the principal of $258,750 at 10% per annum, and is payable, along with principal as follows ( i) $142,312.50 in January 2026 and (ii)$142,612.50 in six equal monthly payments thereafter. The Company paid approximately $18,000 in issuance costs associated with the Second July 2025 Promissory Note. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the Second July 2025 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the Second July 2025 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the Second July 2025 Promissory Note. The Company may prepay the principal at anytime without penalty. A fee of $1,750 will be charged on each conversion up to a maximum of $10,500.

Effective July 1, 2025, we entered into a consulting agreement with a non-affiliated entity to provide business advisory services, including strategic partnership recommendations and introductions to funding sources, for an initial term of three months, extendable for two additional quarters at $10,000 per month. Compensation includes a $25,000 cash sign-on bonus, monthly cash payments of $10,000 each, 40,000 shares of our restricted common stock, and warrants to purchase 50,000 shares of common stock at $1.00 per share. The Consultant acts as an independent contractor, responsible for their own taxes, and indemnified by us against claims except for gross negligence or willful misconduct.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Company Background

Mobiquity Technologies, Inc. is a next-generation advertising technology, data compliance and intelligence company which operates through our various proprietary software platforms. Our product solutions are comprised of three proprietary software platforms:

•	Advertising Technology Operating System (ATOS Platform)

•	Data Intelligence Platform

•	Publisher Platform for Monetization and Compliance

Our Products

The ATOS Platform

Our ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages digital advertising inventory and campaigns. The ATOS platform:

•	creates an automated marketplace of advertisers and publishers on digital media outlets to host online auctions to facilitate the sale of digital advertising (known as digital real estate) targeted at users while engaged on their internet-connected TV, laptop, tablet, desktop computer, mobile, and over-the-top (or OTT) streaming media devices; and

•	gives advertisers the capability to understand and interact with their audiences and engage them in a meaningful way by using ads in both image and video formats (known as rich media) to increase their awareness, customer base and traffic to their e-commerce site, voting site or physical locations.

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© ADVANGELISTS, LLC 2023

(Screenshot of ATOS Platform Campaign Management landing page.)

Our ATOS platform engages with an average of approximately 10 billion advertisement opportunities per day, based on our daily logs. Our sales and marketing strategy for our ATOS platform is focused on providing a de-fragmented operating system that facilitates a considerably more efficient and effective way for advertisers and publishers to transact with each other. Our goal is to become the programmatic display advertising industry standard for brands directly and small and medium sized advertisers.

Our ATOS technology is proprietary and primarily consists of know-how and trade secrets developed internally, as well as certain open-source software.

Users of the ATOS platform get access to benefits including among other things:

•	ease of set up;

•	targeting features based on audience profiles and location and context through an in-house data management platform (or DMP);

•	Inventory management and yield optimization;

•	support for all rich media creators’ ad tags;

•	machine learning and AI powered optimization which aids in delivering a higher click through rate on ad links;

•	support for third-party trackers and custom scripts for make-the-most-of-your media (or MOAT) analytics, Integral Ad Science (or IAS), and forensics to enable independent verification by advertisers for transparency;

•	detailed campaign wrap-up reporting that gives a breakdown on publishers, categories, demonstrations, and devices to better understand advertisement campaign performance;

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•	access to business intelligence via an analytics dashboard;

•	advanced ad targeting;

•	easy campaign uploading;

•	automated performance optimization;

•	real time reporting;

•	fraud prevention tools; and

•	24x7 support, along with guided managed services to enable users to rapidly harness and operate all the features of the ATOS platform.

Our ATOS platform includes:

•	Adserver;

•	Demand Side Platform;

•	Advertisement quality tools;

•	Analytics dashboard;

•	Avails Engine;

•	Advertisement prediction and delivery tools;

•	Supply quality tools;

•	Private marketplace tools;

•	Audience and location targeting;

•	Wrap up reports;

•	An Advertisement software development kit (or SDK);

•	Prebid adaptor;

•	contextual targeting;

•	identity graph capabilities;

•	cookie syncing; and

•	the updated version of our quality and security tools, among other things for our ATOS platform.

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Data Intelligence Platform

Our data intelligence platform provides precise data and insights on consumer’s real-world behavior and trends for use in marketing and research. Our data intelligence platform technology allows for the ingestion and normalization of various data sources, such as location data, transactional data, contextual data, and search data to reach the right target audience with the right message. Utilizing massively parallel cluster computing and machine learning algorithms and technology, our data intelligence solutions make available actionable data for marketers, researchers and application publishers through an automated platform. We are seeking to generate several revenue streams from our data collection and analysis, including, among other things; advertising, data licensing, and custom research.

(Screenshot of Data Intelligence HomeGraph landing page.)

We also offer a self-service alternative through our MobiExchange product, which is a SaaS fee model. MobiExchange is a data focused technology solution that enables individuals and companies to rapidly build actionable data and insights for their own use. MobiExchange’s easy-to-use, self-service tools allow users to reduce the complex technical and financial barriers typically associated with turning offline data, and other business data, into actionable digital products and services. MobiExchange provides out-of-the-box private labeling, flexible branding, content management, user management, user communications, subscriptions, payment, invoices, reporting, gateways to third party platforms, and help desk among other things.

Our data intelligence platform is hosted and managed on Amazon Web Service (AWS) and takes full advantage of open standards for processing, storage, security and big data technology. Specifically, our data intelligence platform uses the following AWS services: EC2, Lambda, Kafka, Kinesis, S3, Storm, Spark, Machine Learning, RDS, Redshift, Elastic Map Reduction, CloudWatch, DataBricks, and Elastic Search Service with built-in Kibana integration.

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Publisher Platform for Monetization and Compliance

Our Content publisher platform is a single-vendor ad tech operating system that allows publishers to better monetize their opt-in user data and advertising inventory. The platform includes tools for: consent management, audience building, a direct advertising interface and inventory enhancement. Due to the much publicized developments in privacy and data security laws and regulations (such as the European Union’s General Data Protection Regulation or GDPR and the California Consumer Privacy Act of 2018 or CCPA by way of example) along with Apple and Google’s removal of identifiers, we believe that content publishers are facing two material issues: increased costs due to privacy compliance rules, and decreased revenue due to the restrictions selling user identifier data to third parties. We believe this is causing a paradigm shift in the publishing market. Previously content publishers could provide user identifier information to demand-side platforms (or DSP’s) to create user profiles for audience targeting. Now both the user identifier data and the functionality to create profiled data segments from that identifier data (known as first party data) must be owned by the content publisher. Additionally, publishers must also manage the targeting of their audiences in-house utilizing this identifier and targeting data. We recently launched our SaaS publisher platform in response to these needs.

All Publisher data is siloed and secured, using the highest industry standards, optimizing compliance with privacy and data laws that may be applicable. Our platform helps publishers worry less about the integrity of their first party data and allows them to focus on effectively monetizing their inventory.

Users of the publisher platform get access to benefits of our publisher platform, including among other things:

•	A Consent Manager for publishers to meet all privacy requirements in connection with their collection of an audience’s data.

•	An Audience Builder to build detailed databases of targeted audiences from the user identifier data.

•	A Direct Purchase Interface to increase revenue from direct advertising sales to target audiences; and

•	An Inventory Enhancer to enhance the publisher’s supply of audience data with compliant meta-tags.

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Mobiquity
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(Screenshot of Publisher Platform Audience Management landing page.)

We believe that irrespective of whether a publisher chooses to engage with us to use our publisher platform or not, they will need to find a solution that allows advertisers to advertise to the publisher’s audience directly through the publisher.

Our Strategy

We are a cutting-edge AdTech company at the forefront of data-driven advertising, publisher compliance, and monetization solutions. With a commitment to innovation, we have positioned ourselves as a next-generation player in the industry, providing a comprehensive suite of services through our three proprietary technology platforms.

ATOS Platform:

The ATOS platform is a cornerstone of Mobiquity’s offerings. This advanced platform leverages data analytics and cutting-edge technology to deliver targeted and effective advertising solutions. By harnessing the power of data, ATOS enables advertisers to reach their desired audience with precision, maximizing the impact of their advertising and awareness campaigns. As an all-in-one advertising technology operating system (ATOS) is a single-vendor, end-to-end solution designed to simplify and enhance digital advertising campaigns by leveraging artificial intelligence (AI) and machine learning (ML) optimization, the platform ensures precision targeting, high performance and seamless campaign management.

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MobiExchange Data Intelligence Platform:

Mobiquity’s MobiExchange is a data intelligence platform designed to empower businesses with valuable insights. This platform facilitates the seamless exchange of data, allowing clients to make informed decisions based on real-time information. MobiExchange plays a pivotal role in enhancing the effectiveness of advertising strategies by providing a robust foundation of data-driven intelligence.

AdHere Publisher Platform:

The AdHere Publisher platform addresses the critical aspect of publisher compliance and monetization. This platform empowers publishers to navigate the complex landscape of compliance requirements seamlessly. Additionally, it offers monetization opportunities for publishers, creating a win-win scenario where content creators can thrive while adhering to industry standards.

Integrated Revenue Streams:

One of the distinctive features of our company is its anticipated ability to generate revenue through three independent yet synergistic streams. Each platform - ATOS, MobiExchange, and AdHere contributed to the overall financial results of the company in 2024. This integrated approach allows us to adapt to the evolving needs of the market and provide comprehensive solutions to its clients.

Versatile Collaboration:

Our platforms are designed to work independently, providing specialized solutions for specific needs. Simultaneously, the platforms seamlessly integrate with each other, offering clients the flexibility to create customized, end-to-end solutions that cater to diverse requirements. This versatility positions us as a dynamic and adaptable partner in the rapidly evolving landscape.

In summary, Mobiquity Technologies, Inc. is not merely an AdTech company; it combines innovation, data-driven precision, and versatility to redefine the standards of advertising, data intelligence, publisher compliance and monetization. With our proprietary platforms, our company continues to provide clients with the tools they need to thrive in the digital marketplace.

Our Revenue Sources

We target publishers, brands, advertising agencies and other advertising technology companies as our audience for our three platform products. We generate revenue from our platforms through two verticals:

•	The first is licensing one or more of our platforms as a white-label product for use by advertising agencies, demand-side platforms (or DSP’s), brands and publishers. Under the white-label scenario, the user licenses a platform from us and is responsible for running its own business operations and is billed a percentage of amounts spent on advertising run through the platform.

•	The second revenue stream is a managed services model, in which, the user is billed a higher percentage of revenue run through a platform, but all services are managed by us.

Our Strategic Partnership with Context Networks

On November 12, 2024, we announced the expansion of our strategic partnership with Context Networks and the rollout of their advanced ad tech solution for casinos, seamlessly integrating digital ads into slot machines to enhance player engagement. This innovative approach not only transforms the in-casino experience but also extends advertising across mobile and CTV platforms, reconnecting with players after they leave. With plans for a broader rollout, we believe this technology is poised to set a new standard in multi-platform advertising within the gaming industry. Furthermore, management believes that the aforementioned strategic partnership will have a significant favorable impact on our results of operations in fiscal 2025 and beyond.

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We believe that by combining Context’s innovation in gaming-specific advertising with Mobiquity’s programmatic expertise, we are creating a first-of-its-kind platform that:

•	Brings programmatic precision into the gaming industry with unmatched targeting and real-time delivery.
•	Establishes a scalable marketplace that connects advertisers and publishers seamlessly across gaming and digital environments.
•	Sets the stage for expansion beyond gaming into broader programmatic opportunities, positioning us as a future leader in the space.

This partnership isn’t just about disrupting the gaming industry—it’s about building a tech-driven platform that could rival current industry leaders in its reach and impact.

Our Intellectual Property

Our portfolio of technology consists of various intellectual property including proprietary source code, trade secrets and know-how that we have developed internally. We own our technology, although we use open-source software for certain aspects, and we protect it though trade secrets and confidentiality requirements set out in our employee handbook which each employee acknowledges, and assigning any technology creations and improvements to us. We also have two patents that relate to our location-based mobile advertising technology business which we are not operating. These patents and patents pending are not material to, or used in, our platform related technology that we use in our current operations.

Governmental Regulations

Federal, state, and international laws and regulations govern the collection, use, retention, sharing and security of data that we collect. We strive to comply with all applicable laws, regulations, self-regulatory requirements, and legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. As we develop and provide solutions that address new market segments, we may become subject to additional laws and regulations, which could create unexpected liabilities for us, cause us to incur additional costs or restrict our operations. From time to time, we may be notified of or otherwise become aware of additional laws and regulations that governmental organizations or others may claim should be applicable to our business. Our failure to anticipate the application of these laws and regulations accurately, or other failure to comply, could create liability for us, result in adverse publicity or cause us to alter our business practices, which could cause our net revenues to decrease, our costs to increase or our business otherwise to be harmed.

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We are subject to general business regulations and laws as well as regulations and laws specifically governing the internet, e-commerce, and m-commerce in a number of jurisdictions around the world. Existing and future regulations and laws could impede the growth of the Internet, e-commerce, m-commerce, or other online services. These regulations and laws may involve taxation, tariffs, privacy and data security, anti-spam, data protection, content, copyrights, distribution, electronic contracts, electronic communications, and consumer protection. It is not clear how existing laws and regulations governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet as the vast majority of these laws and regulations were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet, e-commerce or m-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet, e-commerce or m-commerce may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. See “Risk Factors—Our business practices with respect to data and consumer protection could give rise to liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy, data protection and consumer protection”; and “Risk Factors-- Changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters could have a material adverse effect on our ability to generate net revenues and could adversely affect our ability to collect data on consumer shopping behavior.”

Competition

We compete in the programmatic advertising, data management, and user compliance management industries and in all other facets of our business against small, medium and large companies throughout the United States. Some examples include companies such as Liveramp, The TradeDesk and OneTrust. Although we can give no assurance that our business will be able to compete against other companies with greater experience and resources, we believe we have a competitive advantage with our proprietary software and technology platform based on our view that our competitor’s products do not provide the end-to-end solutions that our product solutions do, and their minimum fees are substantially higher than ours for a comparative suite of solutions. See “Risk Factors — We face intense and growing competition, which could result in reduced sales and reduced operating margins and limit our market share.”

Employees and Contractors

As of March 14, 2025, we have 8 employees, including executive management, technical personnel, salespeople, and support staff employees. We also utilize several additional firms/persons who provide services to us on a non-exclusive basis as independent consultants.

Customers

For fiscal 2024 and 2023, sales of our products to two customers generated approximately 58% and 73% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice.

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Corporate Structure

We operate our business through two wholly owned subsidiaries, Advangelists, LLC and Mobiquity Networks, Inc. Our corporate structure is as follows:

Cybersecurity

In the ordinary course of business, we receive, process, use, and store digitally large amounts of data, including confidential, sensitive, proprietary, and personal information. Maintaining the integrity and availability of our information technology systems and this information, as well as appropriate limitations on access and confidentiality of such information, is important to us and our business operations. To this end, we have implemented policies designed to assess, identify, and manage risks from potential unauthorized occurrences on or through our information technology systems that may result in adverse effects on the confidentiality, integrity, and availability of these systems and the data residing in them. While we have taken measures designed to protect the security of the confidential and personal information under our control, we cannot provide absolute assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats.

Our cybersecurity program is managed by our Chief Technology Officer. Most of the information generated and collected by us is stored and maintained by third-party vendors and service providers, who have demonstrated their own cybersecurity protocols which our management believes to be adequate for protecting our digital files in their possession. Our CTO is responsible for assessing and managing cybersecurity risks. Our CTO has cybersecurity expertise. We have no formal cybersecurity policies and processes in place; however, the Board and management believe cybersecurity represents an important component of our overall approach to risk management and oversight.

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We consider cybersecurity, along with other significant risks that we face, within our overall enterprise risk management framework. Our Board of Directors has oversight for the most significant risks facing us and for our processes to identify, prioritize, assess, manage, and mitigate those risks. We provide our Board of Directors with periodic updates on cybersecurity and information technology matters and related risk exposures from management. Most information is stored directly to Amazon Web Services platforms, which provide market-leading data security for their centralized servers. Our company follows best practices for security, indemnity and compliance.  All connections in and out of our remote services are made over secure connections, including https and Secure Shell (SSH) protocols. On occasion, limited amounts of information such as names and emails are exported from our systems solely for the purposes of accounting and filings and is not shared outside of our company and its contracted accounting consultants, which are under confidentiality agreements.

Cybersecurity threats have not materially affected our company, including its business strategy, results of operations or financial condition. Our company is not aware of any material security breach to date. Accordingly, our company has not incurred any expenses over the last two years relating to information security breaches.  The occurrence of cyber-incidents, or a deficiency in our cybersecurity or in those of any of our third-party service providers could negatively impact our business by causing disruption to our operations, a compromise or corruption of our confidential information and systems, or damage to our business relationships or reputation, all of which could negatively impact our business and results of operations. There can be no assurance that our third-party vendors’ and service providers’ cybersecurity risk management processes, including their policies, controls or procedures, will be effective in protecting our systems and information.

Properties

The Company is presently utilizing the office space of its Chief Financial Officer as its principal executive office located at 35 Torrington Lane, Shoreham, NY 11786. All employees of the Company are working remotely.

Legal Proceedings

We are not a party to any pending material legal proceedings, except as follows:

Michael Trepeta, a former Co-CEO and director of the Company, filed a lawsuit against the Company and its subsidiary, Mobiquity Networks in April 2023 in the New York State Supreme Court, Nassau County. The claims stem from a Separation Agreement and Release that Mr. Trepeta and the Company entered into six years ago in April 2017 which terminated Mr. Trepeta’ s employment agreement and discontinued his employment and directorship with the Company, among other things, by mutual agreement. Mr. Trepeta also gave the Company a release in the Separation Agreement and Release. Mr. Trepeta has claimed that the Company fraudulently induced him to enter into the Separation Agreement and Release; that the Company breached Mr. Trepeta’ s employment agreement; and that the Company breached its covenant of good faith and fair dealing and its fiduciary duty. Mr. Trepeta is claiming not less than $2.5 Million in damages. Based on the Company’s initial internal review of the situation, the Company believes the claims lack merit and it intends to vigorously defend same. In December 2023, the Company was notified that its motion to dismiss Mr. Trepeta’s action was granted but Mr. Trepeta filed a notice of appeal on January 8, 2024, and we have responded to his notice of appeal filing. Due to uncertainties inherent in litigation, the Company cannot predict the outcome of this matter at this time.

Reports to Securities Holders

We provide an annual report that includes audited financial information to our shareholders. We make our financial information equally available to any interested parties or investors through compliance with the disclosure rules for a small business issuer under the Exchange Act. We are subject to disclosure filing requirements including filing Annual Reports on Form 10-K annually and Quarterly Reports on Form 10-Q quarterly. In addition, we will file Current Reports on Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K and registration statements and proxy and information statements, at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549, or you can read our SEC filings over the Internet at the SEC’s website at http://www.sec.gov.The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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MANAGEMENT

The following table sets forth the name, age, position and tenure of our directors.

Name	Age	Position(s)	Served as a Director Since
Dean L. Julia	57	Chief Executive Officer, President, Treasurer, Director, Co-Founder	1998
Dr. Gene Salkind, M.D.	71	Chairman of the Board	2019
Anne S. Provost	61	Director	2022
Nate Knight	75	Director	2023
Byron Booker	52	Director	2023

Directors

Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The following biographical descriptions set forth certain information with respect to each director:

Dean L. Julia. Mr. Julia works at Mobiquity Technologies, Inc. where he has served as its Chief Executive Officer since December 2000. Mr. Julia co-founded Mobiquity in 1998. Mr. Julia is responsible for establishing our overall strategy and fostering key relationships with technology partners and developers. Mr. Julia also works at Mobiquity Networks, Inc., Mobiquity’ s wholly owned subsidiary, since its formation in 2011. Mr. Julia is responsible for the integration of the sales and intellectual property departments of Mobiquity. From September 1996 through February 1998, Mr. Julia served as President and Chief Executive Officer of DLJ Consulting, a financial intermediary consultant for public and private companies. Mr. Julia has served on the board since its inception. Mr. Julia is a graduate of Hofstra University with a Bachelor of Business Administration in 1990. Except for Mobiquity Technologies, Inc., Mr. Julia does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Gene Salkind, M.D. Dr. Salkind has served as a director of Mobiquity since January 2019 and Chairman of our board of directors since October 2019. Dr. Salkind is a prominent practicing neurosurgeon, and he has been a shareholder and has worked as President of Bruno & Salkind M.D. P.C. since 1985. He has also worked at Holy Redeemer Hospital where he is the Chief of Neurosurgery, a position he has held since 2001. Dr. Salkind is board certified in neurological surgery by the American Board of Neurological Surgery. He served as Chief of Neurosurgery of Albert Einstein Medical Center in Philadelphia from 1997 to 2002, and of Jeanes Hospital in Philadelphia from 1990 to 2000. In addition to Dr. Salkind’s medical career, he is a tech-company investor, with experience guiding small and micro-cap companies in their development and growth, including up-listings to national securities exchanges. His experience will help the Company with its business growth and corporate finance strategies. Dr. Salkind is a graduate of Lewis Katz School of Medicine at Temple University with a Doctor of Medicine in 1979. Dr. Salkind is a graduate of the University of Pennsylvania with a B.A. in Biology, cum laude in 1974. From 2021 to present, Dr. Salkind has served as a director at Grove Holdings, Inc., which expects to be a publicly traded company in sixty to ninety days. From 2018 to present, Dr. Salkind has served as a director at CURE Pharmaceutical Holding Corp., a publicly traded company. From 2014 to 2020, Dr. Salkind served as a director at Dermtech Intl., a publicly traded company.

Anne S. Provost is employed full-time with EIZO Rugged Solutions Inc. since November 2023 as their controller and will become the CFO in May 2024. She was previously employed with TNR Technical, Inc. in various capacities from 1996 to 2023. She served as its Chief Financial Officer since 2008 and was Acting President and COO from 2013 to 2015 and from 2022 to 2023. Prior to TNR, she worked as a Business Manager with the Orlando Business Journal. She graduated from the University of Central Florida in 1991 with a BSBA, Accounting. She completed her undergraduate degree while working full-time in the accounting departments of various Orlando law firms. In 2008, she obtained an Executive MBA from the University of Central Florida.

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Nate Knight is an accomplished business leader with over 30 years of experience as a public accountant, served as an independent director and Chief Financial Officer of United Heath Products, a publicly traded company, from 2013 to 2020. During his tenure, he brought extensive expertise and knowledge to the company’s financial operations. Additionally, from 1973 to 2004, Mr. Knight owned and operated his own accounting business, further honing his financial acumen. Prior to joining United Heath Products, he worked as an internal auditor at Prime Alliance Bank from 2004 to 2010.

Byron Booker is the CEO of Lookhu Inc., a multi-channel streaming platform which he founded in 2014. He is a seasoned entrepreneur in the entertainment industry with extensive experience in live streaming, content licensing, video production, and music production, having secured deals with Sony ATV and Universal Music Group, in addition to working with renowned artists such as Chris Brown, Rihanna, P Diddy and Pit Bull. Mr. Booker’s most recent work includes the executive production of the visual album titled “Raydemption,” featuring celebrities such as Ray J, Princess Love, FloRida, Brandy, and Snoop Dogg. He has also produced successful films and live events alongside social media influencers Vitaly, Tim Delghetto, Tonio Skitz, and Kinsey Wolanski, featuring movie icons Danny Trejo and Tiny Lister, including the all-time record for any event at the South by Southwest film festival in 2013 with over 300,000 concurrent streams. He is also chairman of the Recording Artists Guild, an association of over 12,000 recording artists worldwide, which he founded in 2009. Mr. Booker received a bachelor’s degree in business studies from Dallas Baptist University.

Board Committees

Audit Committee

The Board has established an Audit Committee currently consisting of Ms. Provost (Chairman) and Messrs. Booker and Knight. The Audit Committee’s primary functions are to oversee and review: the integrity of the Company’s consolidated financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with the Company’s Code of Business Conduct and Ethics.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Ms. Provost and Mr. Knight is each an “audit committee financial expert,” as defined under the applicable rules of the SEC and the applicable rules of The Nasdaq Stock Market.

Compensation Committee

The Compensation Committee of the Board of Directors is currently composed of the following three non-employee directors: Mr. Knight (Chairman) and Mr. Booker and Ms. Provost. None of these Compensation Committee members was an officer or employee of the Company during the year. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of Nasdaq. The responsibilities of the Compensation Committee include overseeing the evaluation of executive officers (including the Chief Executive Officer) of the Company, determining the compensation of executive officers of the Company, and overseeing the management of risks associated therewith. The Compensation Committee determines and approves the Chief Executive Officer’s compensation. The Compensation Committee also administers the Company’s equity-based plans and makes recommendations to the board with respect to actions that are subject to approval of the board regarding such plans. The Compensation Committee also reviews and makes recommendations to the board with respect to the compensation of directors. The Compensation Committee monitors the risks associated with the Company’s compensation policies and practices as contemplated by Item 402(s) of Regulation S-K.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is currently composed of Messrs. Booker (Chairman) and Knight and Ms. Provost. None of these members was an officer or employee of the Company during the year. Each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined under the applicable rules of the SEC and the applicable rules of NasdaqCM. The Nominating and Corporate Governance Committee nominates individuals to be elected to the board of directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws and will apply the same criteria to all persons being considered.

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Executive Officers

The following table sets forth certain information regarding our current executive officers:

NAME	AGE	POSITION
Dean L. Julia	57	Chief Executive Officer/President/Treasurer/Director/Co-Founder
Paul Bauersfeld	61	Chief Technology Officer
Sean J. McDonnell, CPA	63	Chief Financial Officer
Sean Trepeta	57	President of Mobiquity Networks /Secretary of the Company
Deepanker Katyal	39	Chief Executive Officer of Advangelists

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Dean L. Julia. For Mr. Julia’s biography, please see the section entitled “Directors.”

Paul Bauersfeld. Mr. Bauersfeld works at Mobiquity Technologies, Inc. where he has served as the Chief Technology Officer since June 2013. From 2003 to 2013, he worked at Varsity Networks, an online media and services company dedicated to serving the local sports market through technology, which he founded and where he served as its Chief Executive Officer. From 2000 to 2001, he worked at MessageOne, where he served as its Chief Executive Officer. From 1999 to 2000, he worked at Ziff-Davies where he served as its Vice President of eCommerce. From 1997 to 1999, he worked at Viacom’s Nickelodeon Online, where he served as its Technology Director. From 1996 to 1997, he worked at GiftOne, where he served as its President. From 1988 to 1993, he worked at Apple Computer where he served in various engineering positions. From 1986 to 1988 he worked at Xerox Corporation. Mr. Bauersfeld brings over 20 years of knowledge and experience as an executive, engineer and entrepreneur in the technology, and software product development industries. His experience in these industries will help the company develop its products and technologies. Mr. Bauersfeld is a graduate of the Rochester Institute of Technology with a B.S. in Electrical Engineering in 1986. Mr. Bauersfeld does not hold, and has not previously held, any directorships in any publicly traded reporting companies.

Sean J. McDonnell, CPA. Mr. McDonnell works at Mobiquity Technologies, Inc. where he has served as the Chief Financial Officer since January 2005. From January 1990 to present, he has owned and operated Sean J. McDonnell CPA, P.C., a private accounting and tax practice. From 1985 to 1990, he worked at Breiner & Bodian CPAs where he served as a senior staff member. Mr. McDonnell brings knowledge and experience in the accounting, finance and tax industries. Mr. McDonnell is a graduate of Dowling College with a Bachelor of Business Administration in 1984. Mr. McDonnell does not hold, and has not previously held, any directorships in any reporting companies.

Sean Trepeta. Mr. Trepeta works at our wholly owned subsidiary, Mobiquity Networks, Inc. where he has served as President since January 2011. He is also the Secretary of the Company since November 2021. From 2007 to 2011, he worked at Varsity Networks where he served as its President. From 1998 to 2007, Mr. Trepeta worked at OPEX Communications, Inc., a telecommunication service provider specializing in traditional long-distance, wireless, and dedicated services, where he served as its President. From 1996 to 1998 he worked at U.S. Buying Group, Inc., where he served as Vice President of Sales and Marketing and was responsible for developing a small business-buying program, which included value added services such as overnight shipping, office supplies, and computer software products, as well as a full line of telecommunications services. Mr. Trepeta also developed and implemented the agent and carrier divisions of U.S. Buying Group. Mr. Trepeta brings 25 years of knowledge and experience in sales and marketing to our Company to help us grow sales and develop marketing strategies. Mr. Trepeta is a graduate of the State University of New York at Cortland with a B.S. in Education in 1990. Mr. Trepeta served on our Board of Directors from December 2011 to December 2021, at which time he resigned in order to accommodate our Board restructure from three directors five directors including three independent directors when our common stock became listed on the NASDAQ Capital Market. Mr. Trepeta does not hold any directorships in any publicly traded reporting companies.

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Deepanker Katyal. Mr. Katyal works at the Company’s wholly owned subsidiary, Advangelists, LLC where he has served as the Chief Executive Officer since the 2017 (prior to the Company’s acquisition of an interest in Advangelists by merger in November 2018). From January 2017 to present, he has also served as an advisor providing business and product advice to Q1media, a digital media services company. Additionally, from 2016 to present, he has served as a strategic advisor to Silicon Valley Stealth Mode Products, a private company. From May 2016 to April 2017, he served as a strategic advisor to Airupt Inc., a mobile marketing platform for brands. From May 2016 to March 2017, he was head of Partnership and Strategy for Adtile Technologies, a mobile publishing and advertising solution company. From November 2015 to 2016, he served as a strategic advisor to Moonraft Innovation Labs, a company that creates customer experiences to differentiate the entities’ clients in the market by creating and designing interactive experiences across physical and digital customer touch points. From April 2014 to May 2016, he also served as a member of the innovation team at Opera Mediaworks, a mobile advertising platform company. Mr. Katyal brings knowledge and experience in software engineering, leading business development efforts, strategic partnerships, and product development and strategy. His experience will help the Company grow and develop its technology and product strategies. Mr. Katyal was a director of our Company from December 2018 following our merger transaction with Advangelists until May 2020, when he stepped down from that position to attend to family matters and focus his working-time commitment on running the day-to-day operations of Advangelists. He does not hold any directorships in any publicly traded reporting companies.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers and employees, or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Such policies and procedures are filed as Exhibit 19.1 to our recently filed Form 10-K.

Communications with the Board of Directors

Stockholders may communicate with the Company’s Board of Directors by sending a letter to Mobiquity Technologies, Inc., 35 Torrington Lane, Shoreham, NY 11786, Attention: Board of Directors. The Company will receive the correspondence and forward it to the Chairman or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Chairman of the Board has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

EXECUTIVE COMPENSATION

The following table sets forth the overall compensation earned over the fiscal years ended December 31, 2024, and 2023 by:

•	each person who served as the principal executive officer of the company during fiscal year 2024 and 2023;

•	the Company’s most highly compensated (up to a maximum of two) executive officers as of December 31, 2024, and 2023 with compensation during fiscal years 2024 and 2023 of $100,000 or more; and

•	those two individuals, if any, who would have otherwise been included in bullet point above but for the fact that they were not serving as an executive of the company as of December 31, 2024.

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Name and Principal		Salary	Bonus	Stock	Option Awards	All Other Compensation	Total
Position	Year	($)	($)	Awards	($)(1)	($)(2)(3)	($)
Dean L. Julia	2024	$265,846	$--	$--	$1,186,706	$69,796	$1,522,348
CEO of the Company	2023	$328,746	$–	$–	$150,100	$51,461	$530,307

Deepanker Katyal	2024	$300,461	$--	$--	$237,200	$12,901	$550,562
CEO of Advangelists	2023	$357,692	$–	$–	$7,900	$17,083	$382,675

Paul Bauersfeld	2024	$221,539	$--	$--	$355,800	$40,348	$617,687
Chief Technology Officer	2023	$274,039	$–	$–	$23,700	$38,748	$336,487

Sean Trepeta	2024	$177,231	$--	$--	$237,200	$40,348	$454,779
President of Mobiquity Networks	2023	$219,231	$–	$–	$7,900	$38,748	$265,879

Sean McDonnell	2024	$105,600	$--	$--	$118,600	$--	$224,200
CFO of the Company	2023	$140,625	$–	$–	$7,900	$–	$148,525

(1)    The options and restricted stock awards presented in this table for fiscal years 2024 and 2023 reflect the full grant date fair value, as if the total dollar amount were earned in the year of grant. The stock awards are valued based on the fair market value of such shares on the date of grant and are charged to compensation expense over the related vesting period. The options are valued at the date of grant based upon the Black-Scholes method of valuation, which is expensed over the service period over which the options become vested. As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.

(2)    Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)    Includes compensation for service as a director described under Director Compensation, below.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer in the past two years were re-priced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout, except as follows:

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Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2024.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dean L.Julia	4,167	–	–	$900.00	4/2/29	–	–	–	–
(1)	833	–	–	$900.00	4/1/30	–	–	–	–
	833	–	–	$900.00	4/1/31	–	–	–	–
	15,000	–	–	$68.48	12/8/31	–	–	–	–
	1,667	–	–	$68.48	12/8/31	–	–	–	–
	833	–	–	$22.50	4/1/31	–	–	–	–
	833	–	–	$3.30	4/1/32	–	–	–	–
	950,000	–	–	$0.20	12/19/28	–	–	–	–
	833	–	–	$0.50	4/1/33	–	–	–	–
	450,000	–	–	$2.45	10/8/29	–	–	–	–
	50,000	–	–	$2.45	10/8/29	–	–	–	–
Deepanker Katyal	8,568	–	–	$840.00	12/6/28	–	–	–	–
(1)	833	–	–	$540.00	9/13/25	–	–	–	–
	50,000	–	–	$0.20	12/19/28	–	–	–	–
	100,000	–	–	$2.45	10/8/29	–	–	–	–
Paul Bauersfeld	1,667	–	–	$900.00	4/2/29	–	–	–	–
(1)	8,333	–	–	$68.48	12/8/31	–	–	–	–
	150,000	–	–	$0.20	12/19/28	–	–	–	–
	150,000	–	–	$2.45	10/8/29	–	–	–	–
Sean Trepeta	1,667	–	–	$900.00	4/2/29	–	–	–	–
	8,333	–	–	$68.48	12/8/31	–	–	–	–
	50,000	–	–	$0.20	12/19/28	–	–	–	–
	100,000	–	–	$2.45	10/8/29	–	–	–	-
Sean McDonnell (1)	1,667	–	–	$68.48	12/8/31	–	–	–	–
	50,000	–	–	$0.20	12/19/28	–	–	–	–
	50,000	–	–	$2.45	10/8/29	–	–	–	–

(1)	All options contain cashless exercise provisions.

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Disclosure of Policies and Practices Related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information.

The Company does not have any adopted policies and practices on the timing of equity incentive awards or grants in relation to the disclosure of material nonpublic information by the Company. The Company does not have a predetermined schedule as to if or when the Company’s Board of Directors grants or awards equity incentives to the Company’s executive officers, employees or members of the Board of Directors. The Board of Directors takes material nonpublic information into account when determining the timing and terms of awards and grants, and whether any disclosure of material nonpublic information is timed for the purpose of affecting the value of executive compensation, and will, in these instances, delay the grant of awards if material news is expected to be made public based on discussions with management.

The Company, during the last completed fiscal year, did not award options or other equity incentives to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information, and ending one business day after the filing or furnishing of such report.

Employment Agreements

At various times in the past two fiscal years, employees’ salaries have been reduced due to working capital needs. As of December 31, 2024, all employees’ salaries were returned to full pay; however, current liabilities include $754,944 in monies owed to all employees and consultants.

Dean Julia

Dean Julia is employed as the Company’s Chief Executive Officer under an employment agreement with an initial term of three years which commenced on April 2, 2019. In January 2022, his employment agreement automatically was renewed for a period of an additional two years. Mr. Julia’s annual base salary is $360,000. In addition to his base salary, Mr. Julia is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds 75% of management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Julia’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company’s board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Julia also received a signing bonus of vested 10-year options to purchase 62,500 shares, exercisable at $60 per share. Additionally, he is also entitled to 10-year options to purchase an additional 12,500 shares of common stock, exercisable at $60 per share, annually on April 1st of each year which commenced on April 1, 2020. Additionally, if the Company is acquired through a board of directors-approved change in control of at least 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of the Company’s assets, Mr. Julia shall be entitled to receive a payment in-kind equal to 3% of the consideration paid in connection with that transaction. He is also entitled to paid disability insurance and term life insurance at an annual cost of not more than $15,000. Additionally, he is also entitled to receive health, dental and 401(k) benefits as is made available by the Company for its other senior officers, as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Julia also has the use of a Company-leased or -owned automobile. Mr. Julia’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. The Company may terminate Mr. Julia’s employment for cause, and Mr. Julia may terminate his employment at any time on three-months’ notice. Also, the Company may terminate Mr. Julia’s employment agreement on Mr. Julia’s death or disability – disability being unable to perform his essential functions for four consecutive months due to physical, mental of emotional incapacity resulting from sickness, disease, or injury. In each of these termination cases, the Company is obligated only to pay Mr. Julia amounts that were due or accrued prior to termination, plus, other than in a for-cause-termination, any pro-rata quarterly bonus described above.

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Paul Bauersfeld

Paul Bauersfeld is employed as the Company’s Chief Technology Officer under an at-will employment agreement which commenced on April 2, 2019. Mr. Bauersfeld’s monthly salary is $25,000. Mr. Bauersfeld is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Bauersfeld’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company’s board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Bauersfeld also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020 and 30% of which vested on April 2, 2021. Mr. Bauersfeld is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Bauersfeld’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Bauersfeld’s employment agreement is at-will, the Company may terminate Mr. Bauersfeld’s employment for cause. In the event Mr. Bauersfeld’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Bauersfeld severance pay equal to three months of his salary.

Sean Trepeta

Sean Trepeta is employed as President of our wholly owned subsidiary, Mobiquity Networks, Inc. under an at-will employment agreement which commenced on April 2, 2019. Mr. Trepeta’s monthly salary is $20,000. Mr. Trepeta is entitled to a quarterly bonus of at least 1% of gross revenue for each completed fiscal quarter, so long as the Company’s gross revenue meets or exceeds management’s stated goal. The quarterly bonus may be paid either in cash, common stock or stock options, at Mr. Trepeta’s election. Should his employment agreement be terminated prior to the end of any fiscal year for any reason, other than for cause by the Company, a pro rata portion of the quarterly bonus shall be paid within 30 days of termination. The Company’s board of directors will determine a revenue target each year for the purpose of calculating the quarterly bonus in that year. Mr. Trepeta also received a signing bonus of 10-year options to purchase 25,000 shares, exercisable at $60 per share; 35% of which vested immediately, 35% of which vested on April 2, 2020, and 30% of which vested on April 2, 2021. Mr. Trepeta is entitled to participate in the Company’s health plans as well as indemnification by the Company to the fullest extent permitted by law, and the Company’s certificate of incorporation and bylaws. Mr. Trepeta’s employment agreement contains customary non-competition and non-solicitation of Company customers or employees’ provisions during the term of the agreement. Although Mr. Trepeta’s employment agreement is at-will, the Company may terminate Mr. Trepeta’s employment for cause. In the event Mr. Trepeta’s employment agreement is terminated other than for cause by the Company, the Company will pay Mr. Trepeta severance pay equal to three months of his salary.

Deepanker Katyal

Deepanker Katyal is employed as Chief Executive Officer of our wholly owned subsidiary, Advangelists, LLC on at at-will basis on the same substantive terms as his January 4, 2022 Employment Agreement with Advangelists which expired on January 4, 2023. Mr. Katyal’s annual base salary is $400,000. Mr. Katyal’s employment agreement also provides the following compensation: commissions equal to 10% of the net revenues derived from all New Katyal Managed Accounts (as was defined in the employment agreement – being accounts directly introduced by Mr. Katyal or assigned to Employee in writing by the Manager of the Company).

Mr. Katyal is entitled to a monthly allowance of up to $550 per month to cover lease or purchase finance costs of an automobile during his employment. Mr. Katyal’s employment agreement provides for indemnification by the Company to the fullest extent permitted by the Company’s certificate of incorporation and bylaws, as well as participation in all benefit plans, programs, and perquisites as are generally provided by Advangelists to its employees, including medical, dental, life insurance, disability and 401(k) participation. Mr. Katyal’s employment agreement contains customary non-solicitation of Company customers or employees’ provisions during the term of the agreement and for one year after termination. The agreement provides for termination by Advangelists for cause upon 30 days’ prior written notice: and without cause after 60 days’ prior written notice. Mr. Kaytal’s employment agreement provides for assignment of ownership rights regarding intellectual property created by Mr. Katyal relating to the Company’s business.

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Sean McDonnell

Sean McDonnell is employed as the Company’s Chief Financial Officer on a non-full-time basis as an employee at-will with no employment agreement. He has a monthly base salary of $11,000 and he is eligible to receive options and other bonuses at the discretion of the board.

Director Compensation

Currently, one director of the Company is an executive officer of the Company. He receives compensation as an officer as described above under the heading “Executive Compensation” and as a director. All Board members received Options under our Compensation Plans described below. On March 18, 2022, the board of directors approved the payment of $1,000 per month to be paid to each member of the board of directors for serving on the board and any committees thereof. Future compensation of board members/committee members are at the discretion of the board.

Employee Benefit and Consulting Services Compensation Plans

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 334 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 667 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 667 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 1,667 shares. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 1,667 shares (the “2016 Plan”) and approved moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019 the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 10,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2021 Plan covers 73,334 shares. The 2021 Plan required stockholder approval by October 13, 2022, to be able to grant incentive stock options under the 2021 Plan. On April 17, 2023, the Board approved an Equity Participation Plan similar to the Plans described herein, except that this Plan also provides for the grant of Restricted Unit Awards (the “2023 EP Plan”). Under the 2023 EP Plan, which was approved by stockholders on May 15, 2023, a maximum of 166,667 shares may be granted under the 2023 EP Plan. On December 19, 2023, the Board approved the 2023 Employee Benefit and Consulting Compensation Plan (the “2023 Plan”) identical to the 2018 Plan, except that the 2023 Plan covers 4,000,000 shares, as amended. The 2005 Plan, 2009 Plan, 2016 Plan, 2018 Plan, 2019 Plan, 2021 Plan, the 2023 EP Plan, and 2023 Plan are collectively referred to as the “Plans.”

In April 2023, Dean Julia was granted 834 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $3.30 and expiration of April 2032.

In March and April 2023, Nate Knight and Byron Booker were each granted 1,667 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $3.30, and expiration of March 2028 and April 2028, respectively.

On December 19, 2023, the board approved, under the 2023 Plan, granting five-year Non-Statutory Stock Options to purchase 1,800,000 shares of common stock, exercisable at $.20 per share to various officers, directors, employees and consultants. Exemption from registration is claimed under section 4(2) of the Securities Act of 1933, as amended.

On October 8, 2024, the Board of Directors of the Company approved the increase in the number of shares available under the 2023 Employee Benefit and Consulting Compensation Plan from 2,000,000 shares to 4,000,000 shares and granted a total of 1,725,000 non-statutory stock options with a 5-year term, immediately exercisable to several officers, directors, employees and consultants at an exercise price of $2.45 per share.

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Administration

A Committee of the Board shall determine at any time and from time to time after the Effective Date of the Plan: (i) the Eligible Participants; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to the Option which an Eligible Participant may exercise; (iii) the price per share at which each Option may be exercised, including the form of consideration to be paid, or the value per share if a direct issue of stock; and (iv) the terms on which each Option may be granted. Such a determination may from time to time be amended or altered at the sole discretion of the Committee. Options granted to officers and/or directors of the Company shall be granted by the Board, or by the Committee, if the Committee is composed of all members who are Non-Employee Directors.

Types of Awards

The Plans are designed to enable us to offer certain officers, employees, directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the Plans contain provisions for granting non-statutory stock options and incentive stock options and common stock awards.

Stock Options

A “stock option” is a contractual right to purchase a number of shares of common stock at a price determined on the date the option is granted. An incentive stock option is an option granted under the Internal Revenue Code of 1986 to our employees with certain tax advantages to the grantee over non-statutory stock options. The option price per share of common stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price in the case of incentive stock options shall not be less than 100% of the fair market value of the common stock on the date of grant and may be granted below fair market value in the case of non-statutory stock options. Incentive stock options granted to owners of 10% or more of our common stock must be granted at an exercise price of at least 110% of the fair market value of our common stock and may not have a term greater than five years. Also, the value of incentive options vesting to any employee cannot exceed $100,000 in any calendar year. The option price of our options must be paid in cash, money order, check or common stock of the company. The non-statutory stock options may also contain at the time of grant, at the discretion of the board, certain other cashless exercise provisions. These cashless exercise provisions are included in the currently outstanding non-statutory stock options granted by the board.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the optionee ceases to be an employee of our company for any reason other than death, any incentive stock option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the optionee’s death, any incentive stock option exercisable at the date of death may be exercised by the legal heirs of the optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the optionee, any incentive stock options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the board of directors at the date of grant of each respective option.

Common Stock Award

Common stock awards are shares of common stock that will be issued to a recipient pursuant to the terms of the grant. Only a small number of shares have been granted under the Plans.

Awards

As of December 31, 2024, the Company has a total of 1,820,764 options outstanding under the Plans and a total of 1,725,000 options outstanding outside of the Plans, or a total of options to purchase 3,545,764 shares of the Company’s Common Stock with a weighted average exercise price of $4.97 per share. The Board has granted options with varying terms. The Company has also granted various officers, directors and employees, warrants to purchase an aggregate of 105,000 shares at varying terms.

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It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board. The table below contains information as of December 31, 2024, on the known benefits provided to certain people and group of persons who own options under or outside the Plans.

	Number of Shares Subject to Options/Warrants	Average Exercise Price ($) per Share	Value of Unexercised Options/ Warrants at Dec. 31, 2024 (1)
Dean L. Julia	1,424,999	$5.41	$3,441,966
Sean McDonnell	101,667	$2.43	$205,500
Sean Trepeta	160,000	$14.54	$252,000
Paul Bauersfeld	310,000	$7.96	$616,500
Deepanker Katyal	159,401	$49.57	$252,000
Executive Officers as a group	2,156,067	$9.58	$4,767,966
Gene Salkind	411,544	$10.56	$550,500
Three Independent Directors as a group	305,001	$1.71	$616,767

(1)    Value is normally calculated by multiplying (a) the difference between the market value per share at period end ($3.38 based upon a last sale on December 31, 2024), and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Eligibility

Our officers, employees, directors, and consultants of Mobiquity and our subsidiaries are eligible to be granted stock options, and common stock awards.

Termination or Amendment of the Plans

The board may at any time amend, discontinue, or terminate all or any part of the Plans, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

2023 Equity Participation Plan

Purpose and Effective Date

The purpose of the 2023 Equity Participation (the 2023 EP Plan) is to provide for the success and enhance the value of the Company by linking participants’ personal interests with those of the Company’s stockholders, and employees, by providing participants with an incentive for outstanding performance, and to motivate, attract and retain the services of participants upon whom the success of the Company depends. The 2023 EP Plan is flexible in that it provides for the grant of Incentive Stock Options, Non-statutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Stock Bonuses. The 2023 EP Plan became effective as of April 17, 2023 (the Effective Date) and was approved by stockholders on May 15, 2023.

Administration of the 2023 EP Plan

The 2023 EP Plan will be administered by the Compensation Committee of the Board of Directors of the Company which currently consists of Byron Booker, Nate Knight and Anne Provost, who are all outside independent directors, or by such other committee consisting of not less than two outside independent directors appointed by the Board of Directors (the Committee).

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Shares Subject to the 2023 EP Plan

The 2023 EP Plan authorizes the grant of awards relating to 166,667 shares of the Company’s common stock.

If any corporate transaction occurs which causes a change in the capitalization of the Company, the Committee is authorized to make such adjustments to the number and class of shares of the Company’s common stock delivered, and the number and class and/or price of shares of the Company’s common stock subject to outstanding awards granted under the 2023 EP Plan, as it deems appropriate and equitable to prevent dilution or enlargement of the rights of the 2023 EP Plan participants (referred to as “Grantees” in the 2023 EP Plan).

Eligibility and Participation

Employees eligible to participate in the 2023 EP Plan include management and key employees of the Company and its subsidiaries, as determined by the Committee, including employees who are members of the Board. Directors who are not Company employees, and consultants who provide services to the Company that are not in connection with capital raising transactions or securities market promotion, also will be able to participate in the 2023 EP Plan. As of the Effective Date, it is anticipated that the approximate number of individuals who will be eligible to participate under the 2023 EP Plan will be at least 30.

Amendment and Termination of the 2023 EP Plan

In no event may any award under the 2023 EP Plan be granted on or after the tenth anniversary of the 2023 EP Plan’s Effective Date. The Board may amend, modify or terminate the 2023 EP Plan at any time; provided that no amendment requiring stockholder approval for the 2023 EP Plan to continue to comply with Sections 409A or 422 of the Internal Revenue Code of 1986, shall be effective unless approved by stockholders, and no amendment, termination or modification shall materially and adversely affect any outstanding award without the consent of the participant.

Awards Under the 2023 EP Plan

Stock Options.

The Committee may grant Incentive Stock Options (or ISOs) and Non-Qualified Stock Options (or non ISOs) under the 2023 EP Plan. As described below, there are certain tax advantages to employees who receive ISOs; however, certain restrictions also apply to such grants. First, ISOs can be granted only to employees (not to non-employee directors or consultants), and the option exercise price for each ISO shall be at least equal to 100% of the fair market value of a share of the Company’s common stock on the date the ISO is granted (or 110% in the case of an individual who is a 10% or more owner of the Company). Second, an ISO may not be exercised later than 10 years after the date of grant (or 5 years in the case of 10% or more owners of the Company).

Options (ISOs and non ISOs) also may not be exercised later than 3 months (one year in the case of a termination of employment due to disability) after the Grantee’s termination of employment other than due to his or her death.

Lastly, common stock will be deemed to be acquired under an ISO only with respect to the first $100,000 worth of common stock (valued on the date of grant) first exercisable in any one calendar year. In other words, if under an ISO, the participant vests in the right to acquire more than $100,000 worth of shares of common stock in any one calendar year, the excess number of shares will not be deemed to have been acquired under a non ISO.

Options (ISOs and non ISOs) shall expire at such times as the Committee determines at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant. Options granted under the 2023 EP Plan shall be exercisable at such times and subject to such restrictions, vesting criteria and conditions as the Committee shall approve. Unless otherwise provided in the Award Agreement, if the employment of an employee by, or the services of a non-employee director for, or consultant or advisor to, the Company or a parent or subsidiary of the Company, terminate for any reasons, then his Option may be exercised at any time within three months after such termination.

The Option exercise price is payable in cash or by check; in shares of the Company’s common stock having a fair market value equal to the exercise price; if provided for in the option award agreement, by the Grantee’s check in an amount at least equal to the par value of the common stock being acquired, together with a promissory note; by share withholding; or by a combination of the foregoing. Alternatively, if provided for in the option award agreement, the Grantee may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the exercise price of the Option being exercised.

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Options may be transferred only under the laws of descent and distribution and, during the Grantee’s lifetime, shall be exercisable only by the Grantee or his or her legal representative. Additionally, non ISOs may be transferred in whole or in part during a Grantee’s lifetime, upon the approval of the Committee, to a Grantee’s family members through a gift or domestic relations order. Each option award agreement shall specify the Grantee’s (or his or her beneficiary’s) rights in the event of retirement, death or other termination of employment.

For the Option to qualify for the exception to the restrictions imposed on non-qualified deferred compensation under Section 409A of the Code, the exercise price (per share of common stock) of any Option must at all times be no less than the fair market value of one share of the underlying common stock determined on the date the Option is granted.

Options may be subject to time and other vesting requirements, such as the attainment of individual or Company-related performance goals and targets as may be provided in the Award Agreement.

Stock Appreciation Rights.

Stock Appreciation Rights (or SARs) may be granted under the 2023 EP Plan in such amounts and under such other terms and conditions as the Committee shall determine. The base value of a SAR shall be equal to the fair market value of a share of the Company’s common stock on the date of grant. The term of any SAR granted under the 2023 EP Plan shall be determined by the Committee, provided that the term of any SAR may not exceed ten years.

SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth under the SAR award agreement. Upon the exercise of an SAR, the Grantee will receive the difference between the fair market value of a share of the Company’s common stock on the date of exercise and the base value of the SAR multiplied by the number of shares with respect to which the SAR is exercised. Payment due upon exercise may be in cash or by check; in shares of the Company’s common stock having a fair market value equal to the base value; if provided for in the Award Agreement, by the Grantee’s check in an amount at least equal to the par value of the common stock being acquired, together with a promissory note; by share withholding; or by a combination of the foregoing. Alternatively, if provided for in the SAR award agreement, the Grantee may elect to have the Company reduce the number of shares otherwise issuable by a number of shares having a fair market value equal to the base value of the SAR being exercised. The Company may, in its sole discretion, withhold from any such cash payment any amount necessary to satisfy the Company’s obligation for withholding taxes with respect to such payment.

SARs may be transferred only under the laws of descent and distribution and, during the Grantee’s lifetime, shall be exercisable only by the Grantee or his or her legal representative. Additionally, SARs may be transferred in whole or in part during a Grantee’s lifetime, upon the approval of the Committee, to a Grantee’s family members through a gift or domestic relations order. Each SAR award agreement shall specify the Grantee’s (or his or her beneficiary’s) rights in the event of retirement, death or other termination of employment.

SARs may be subject to time and other vesting requirements, such as the attainment of individual or Company-related performance goals and targets.

Restricted Stock.

Restricted Stock are shares of common stock awarded to a Grantee in amounts and subject to vesting criteria and other terms and conditions as determined by the Committee. The Committee may impose conditions and/or restrictions on the vesting of any shares of Restricted Stock as it deems advisable, including, among others, length of service, corporate performance, or attainment of individual or group performance goals. The Restricted Stock is subject to forfeiture back to the Company in the event the vesting requirements are not met. The period during which such requirements are in effect is referred to as the “restriction period”.

Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the shares are vested.

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During the restriction period, the Grantee will be the record owner of the Restricted Stock and will be entitled to receive all dividends and other distributions paid with respect to the shares while they are so restricted. However, any dividends or distributions, whether paid in shares of Company stock, cash or other property, paid during the restricted period will be held by the Company or third-party custodian or trustee and will be subject to the same restrictions as the Restricted Stock.

A Grantee will forfeit all shares of Restricted Stock which do not vest, along with any dividends or distribution on those shares paid during the restriction period, back to the Company.

Restricted Stock Units.

Each Restricted Stock Unit (or RSU) represents a promise by the Company to deliver to the Grantee one share of common stock at a predetermined date in the future. RSUs may be granted in the amounts and subject to terms and conditions as determined by the Committee. The Committee may impose the conditions and/or restrictions for the vesting of RSUs as it deems advisable, which may be of the same nature and type as those which may be imposed on Restricted Stock as described above. RSUs are subject to forfeiture in the event the vesting requirements are not met.

Stock Bonus Grants.

Stock bonus grants are shares of common stock which may be awarded to a Grantee as a bonus in the amounts and subject to such terms and conditions as determined by the Committee which may be of the same nature and type as those which may be imposed on Restricted Stock as described above. The Committee will set performance and other goals for the attainment of stock bonuses, which, depending on the extent to which they are met during the performance periods established by the Committee, will determine the number of bonus stock shares that will be paid to the Grantee.

Prior to the date on which a stock bonus grant is required to be paid, the stock bonus grant will constitute an unfunded, unsecured promise by the Company to distribute common stock in the future.

Liquidation, Merger, or Consolidation of the Company

If the Board approves a plan of liquidation or a merger or consolidation which results in a change in 50% or more of the voting control of the Company, the Committee may, in its sole discretion, provide that an Option must be exercised within 20 days following the date of such notice or it will be terminated. In the event such notice is given, the Option shall become immediately exercisable in full.

Grant Information

As of December 31, 2024, no awards have been made under the 2023 EP Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of July 30, 2025, based upon common shares outstanding and by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•	each “named executive officer” of the Company;

•	each of our directors; and

•	all executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o Mobiquity Technologies, Inc. at the address set forth herein. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below. Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s outstanding Preferred Stock) within 60 days after July 21,2025, are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares beneficially owned as of July 30, 2025, is based upon 21,912,754 shares of Common Stock outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock	Number of Shares Underlying Convertible Preferred Stock, Options and Warrants	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Directors and Executive Officers
Paul Bauersfeld	50	310,000	310,050	1.4
Dean L. Julia	3,659	1,424,999	1,428,658	6.2
Sean Trepeta	2,525	160,000	162,525	*
Sean McDonnell	168	101,667	101,835	*
Deepankar Katyal	–	159,401	159,401	*
Nate Knight	–	101,667	101,667	*
Gene Salkind	8,643,695	411,544	9,055,239	40.8
Anne S. Provost	–	101,667	101,667	*
Byron Booker	–	101,667	101,667	*
All Officers and directors as a group (nine persons)	8,650,097	2,872,612	11,522,709	46.8
1478756 Alberia Ltd.	1,150,000	–	1,150,000	5.3

* Less than one percent.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

We describe below all transactions and series of similar transactions, other than compensation arrangements, during our last three fiscal years, to which we were a party or will be a party in which:

•	the amounts exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described herein under “Executive Compensation.”

Employment Agreements and Executive Compensation

We have entered into various employment agreements as described under the heading “Executive Compensation”. These agreements also provide for us to indemnify such officers and/or directors to the maximum extent permitted by law. We also carry directors’ and officers’ liability insurance which protects each of our officers and directors up to the policy maximum of $1.5 million, subject to a $1.5 million deductible for securities claims and $75,000 for other claims. For more information regarding our employment agreements and indemnification provisions, see “Executive Compensation.”

Stock Transactions with Officers and/or Directors

Reference is made to the Notes to the Consolidated Financial Statements for a description of all stock and loan transactions with the Company’s executive officers and/or directors.

Notes to the Financial Statements and Other Disclosures

The disclosures contained in this prospectus, in particular in the notes to our consolidated financial statements describe various other transactions between the Company’s and its officers, directors and principal shareholders.

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DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, certain provisions of New York General Corporation Law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation, our Amended and Bylaws, as amended, and applicable provisions of the New York General Corporation Law.

Authorized Capital

We have authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Preferred Stock

On August 7, 2023, the Company effected a 1-for-15 reverse stock split of its common stock, with all fractional common shares rounded up to the nearest whole number. The effects of this rounding resulted in the issuance of 14,162 additional shares of common stock at the time of the split.The Company’s authorized capital stock consists of 105,000,000 shares, comprised of 100,000,000 shares of common stock, per share par value $0.0001, and 5,000,000 shares of preferred stock, per share par value $0.0001. Our Board of Directors may issue preferred stock in one or more series without stockholder approval. Our Board of Directors may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Of the 5,000,000 shares of preferred stock authorized, the Board of Directors has designated the following:

•	1,500,000 shares as Series AA Preferred Stock, none outstanding
•	1,250,000 shares as Series AAA Preferred Stock, 31,413 shares outstanding
•	1,250 shares as Series AAAA Preferred Stock, none outstanding
•	1,500 shares as Series C Preferred Stock, none outstanding
•	2 shares as Series B Preferred Stock: none outstanding
•	70,000 shares as Series E Preferred Stock, 61,688 shares outstanding
•	One share of Series F Preferred Stock, none outstanding
•	300,789 shares of Series G Preferred Stock, none outstanding
•	770,000 shares of Series H Preferred Stock, none outstanding

Rights Under Preferred Stock

The Company’s classes of preferred stock include the following provisions:

Optional Conversion Rights of Preferred Stock

•	Series AA – one share convertible into 3.33 shares of common stock
•	Series AAA – one share convertible into 0.0167 shares of common stock
•	Series C – one share convertible into 6,667 shares of common stock
•	Series E – one share convertible into 0.0167 shares of common stock (calculated by taking one share at a rate of its Stated Value, as defined, divided by $0.08, convertible commencing January 31, 2020 and further adjusted by dividing the result by 6000 representing the aggregate amount of two reverse stock splits)
•	Series G – one share convertible into shares of common stock at a rate of its Stated Value divided by $0.50 (Series G Conversion Ratio)
•	Series H – one share was convertible into shares of common stock at a rate of its Stated Value ($2.00 at August 7, 2024, date of mandatory conversion discussed below) divided by $0.20 (Series H Conversion Ratio)

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Redemption Rights

Series E preferred stock is redeemable at any time upon 30 days’ written notice by the Company and the shareholders, at a rate of 100% of the Stated Value, as defined.

Mandatory Conversion Right

Any outstanding shares of Series G Preferred Stock shall automatically convert into common stock based on the Series G Conversion Ratio if the closing sales price of the Company’s common stock for ten (10) consecutive trading days closes over $5.00 per share.

Any outstanding shares of Series H Preferred Stock shall automatically convert into common stock based on the Series H Conversion Ratio at the earlier of (i) December 31, 2026, or (ii) at such time as the closing sale price of the Company’s common stock exceeds $2.00 per share for ten (10) consecutive trading days. In August 2024, the Series H Preferred Stock satisfied the mandatory conversion right, resulting in the conversion of all 768,473 shares outstanding into 7,684,730 shares of common stock, exclusive of accrued dividend liabilities totaling $122,954 also being converted into 158,840 shares of common stock.

Mandatory Dividend

Commencing after the later of (i) the first day of the calendar month after the month in which the Series G shares are issued or (ii) January 2, 2024, the holders of outstanding shares of Series G Preferred Stock shall receive a monthly dividend of 20% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series G Preferred Stock in cash or in common stock.

Commencing January 2, 2024, the holders of outstanding shares of Series H Preferred Stock shall receive a monthly dividend of 1% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series H Preferred Stock in cash or in common stock. If the election is for cash payment, the Company has the right to deliver a one-year secured note bearing interest at the rate of 15% per annum in lieu of paying cash. As discussed above, for the period January 1 through August 6, 2024, the mandatory conversion date, the Company accrued and paid stock dividends of 158,840 common shares totaling $122,954, to the Series H Preferred Stock shareholders.

Liquidation Preference

The Series G and Series H Preferred Stock have a liquidation preference of the Stated Value per share plus accrued and unpaid dividends.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Market, Symbol and Transfer Agent

Our Common Stock is listed for trading on the OTCQB under the symbol “MOBQ”. The transfer agent and registrar for our Common Stock is Continental Stock Transfer and Trust Company located at 17 Battery Place, New York, NY and its telephone number of our representative is 212-845-3277(Henry Farrell).

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Stock Options and Warrants

As of June 30, 2025, the Company has a total of 1,820,764 options outstanding under the Plans and a total of 1,725,000 options outstanding outside of the Plans, or a total of options to purchase 3,545,764 shares of the Company’s Common Stock with a weighted average exercise price of $4.97 per share. The Board has granted options with varying terms. The Company has also granted various officers, directors and employees, warrants to purchase an aggregate of 105,000 shares at varying terms. It is not possible to predict the individuals who will receive future awards under the Plans or outside the Plans or the number of shares of Common Stock covered by any future award because such awards are wholly within the discretion of the Board.

We have publicly traded warrants issued in December 2021 trading under the symbol “MOBQW”. These warrants expire in December 2026 and are exercisable as a result of a reverse stock split at $74.70 per share. We currently have outstanding warrants to purchase 703,029 shares with a weighted average exercise price of $54.72 per share.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our certificate of incorporation bylaws provide that a special meeting of stockholders may be called only by a majority of our board of directors.

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SHARES ELIGIBLE FOR FUTURE SALE

We have outstanding 21,912,754 shares of common stock as of July 30, 2025 and a public float of about 8,434,000 common shares. Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “Risk Factors.”

RULE 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of Common Stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Morse & Morse PLLC Deer Park, New York.

EXPERTS

The financial statements of Mobiquity as of December 31, 2024 and 2023 and for the years then ended, included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of Assurance Dimensions LLC , an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC.

Our website address is https://mobiquitytechnologies.com/. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 7, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025; and
•	our Current Reports on Form 8-K filed with the SEC on January 2, 2025, April 25, 2025 and July 9, 2025.

In addition to the filings listed above, we incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and the date of this prospectus and before the completion of the offering of the securities included in this prospectus; however, we will not incorporate by reference any document or portions thereof that are not deemed “filed” with the SEC, or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Dean L. Julia

Chief Executive Officer

Mobiquity Technologies, Inc.

35 Torrington Lane

Shoreham, NY 11786

(516) 246-9422

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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FINANCIAL INFORMATION

Mobiquity Technology, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
	2025 (Unaudited)	2024
Assets
Current Assets
Cash	$331,360	$1,159,933
Accounts receivable, net	23,286	47,916
Prepaid and other current assets	1,160,328	768,622
Total Current Assets	1,514,974	1,976,471

Property and equipment, net	5,780	4,417

Goodwill	1,352,865	1,352,865
Capitalized software development costs, net	3,004,446	3,184,562
Investment	500,014	–
Total Assets	$6,378,079	$6,518,315

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$2,424,325	$2,528,463
Accrued interest - related party	6,954	6,000
Contract liabilities	25,486	25,486
Debt, current portion, net	732,076	673,915
Total Current Liabilities	3,188,841	3,233,864

Total Liabilities	3,188,841	3,233,864

Commitments and Contingencies (Note 9)

Stockholders' Equity
AAA preferred stock; $0.0001 par value, 1,250,000 shares authorized, 31,413 shares issued and outstanding	3	3
Preferred stock Series E; $0.0001 par value, 70,000 shares authorized, 61,688 shares issued and outstanding	6	6
Preferred stock Series H; $0.0001 par value, 770,000 shares authorized, no shares issued and outstanding	–	–
Common stock; $0.0001 par value, 100,000,000 shares authorized, 19,976,623 and 18,721,240 shares issued, 19,974,106 and 18,718,723 shares outstanding	1,999	1,872
Treasury stock, at cost, $0.0001 par value 2,517 shares outstanding	(1,350,006)	(1,350,006)
Additional paid-in capital	232,466,744	230,266,097
Accumulated deficit	(227,929,508)	(225,633,521)
Total Stockholders' Equity	3,189,238	3,284,451
Total Liabilities and Stockholders' Equity	$6,378,079	$6,518,315

See accompanying notes to the consolidated financial statements

F-1

Mobiquity Technology, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenues	$12,613	$263,282

Cost of revenues	31,468	211,269

Gross profit (loss)	(18,855)	52,013

Operating expenses
General and administrative expenses	1,945,860	999,293
Depreciation and amortization	180,739	101,818
Total operating expenses	2,126,599	1,101,111

Loss from operations	(2,145,454)	(1,049,098)

Other income (expense)
Interest expense	(150,542)	(57,087)
Loss on disposal of fixed assets	–	–
Interest income	9	4,601
Total other expense - net	(150,533)	(52,486)

Net loss before income taxes	(2,295,987)	(1,101,584)

Income tax benefit	–	59,324

Net loss	$(2,295,987)	$(1,042,260)

Loss per share - basic and diluted	$(0.12)	$(0.24)

Weighted average number of shares outstanding - basic and diluted	19,485,260	4,374,453

See accompanying notes to the consolidated financial statements

F-2

Mobiquity Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit) (Unaudited)

For the Three Months Ended March 31, 2025 and 2024

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at December 31, 2023	61,688	$6	–	$–	–	$–	768,473	$78
Common stock issued for services	–	–	–	–	–	–	–	–
Common stock and pre-funded warrants issued under public offering, net of issuance costs	–	–	–	–	–	–	–	–
Accrued Series H Preferred Stock cash dividends	–	–	–	–	–	–	–	–
Repurchase of common stock held in Treasury	–	–	–	–	–	–	–	–
Stock based compensation	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at March 31, 2024	61,688	$6	–	$–	–	$–	768,473	$78

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at December 31, 2024	61,688	$6	–	$–	–	$–	–	$–
Common stock issued for services	–	–	–	–	–	–	–	–
Common stock issued for cash	–	–	–	–	–	–	–	–
Stock based compensation	–	–	–	–	–	–	–	–
Note payable conversion to common stock	–	–	–	–	–	–	–	–
Common stock exchanged for investment	–	–	–	–	–	–	–	–
Common stock issued for warrant conversion	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance, at March 31, 2025	61,688	$6	–	$–	–	$–	–	$–

F-3

Mobiquity Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit) (Unaudited)

For the Three Months Ended March 31, 2025 and 2024 (Continued)

	Series AAA Preferred Stock		Common Stock		Additional Paid-in	Treasury Shares		Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficit)
Balance, at December 31, 2023	31,413	$3	3,994,926	$400	$220,598,180	2,500	$(1,350,000)	$(217,040,339)	$2,208,328
Common stock issued for services	–	–	118,000	12	64,988	–	–	–	65,000
Common stock and pre-funded warrants issued under public offering, net of issuance costs	–	–	1,123,334	112	399,888	–	–	–	400,000
Accrued Series H Preferred Stock cash dividends	–	–	–	–	(46,108)	–	–	–	(46,108)
Repurchase of common stock held in Treasury	–	–	–	–	–	17	(6)	–	(6)
Stock based compensation	–	–	–	–	234	–	–	–	234
Net Loss	–	–	–	–	–	–	–	(1,042,260)	(1,042,260)
Balance, at March 31, 2024	31,413	$3	5,236,260	$524	$221,017,182	2,517	$(1,350,006)	$(218,082,599)	$1,585,188

	Series AAA Preferred Stock		Common Stock		Additional Paid-in	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	Equity
Balance, at December 31, 2024	31,413	$3	18,721,240	$1,872	$230,266,097	2,517	$(1,350,006)	$(225,633,521)	$3,284,451
Common stock issued for services	–	–	401,498	40	1,100,990	–	–	–	1,101,030
Common stock issued for cash	–	–	432,571	43	569,457	–	–	–	569,500
Stock based compensation	–	–	–	–	230	–	–	–	230
Note payable conversion to common stock	–	–	17,143	2	29,998	–	–	–	30,000
Common stock exchanged for investment	–	–	127,230	13	500,001	–	–	–	500,014
Common stock issued for warrant conversion	–	–	276,941	29	(29)	–	–	–	–
Net loss	–	–	–	–	–	–	–	(2,295,987)	(2,295,987)
Balance, at March 31, 2025	31,413	$3	19,976,623	$1,999	$232,466,744	2,517	$(1,350,006)	$(227,929,508)	$3,189,238

See accompanying notes to the consolidated financial statements

F-4

Mobiquity Technology, Inc.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2025 and 2024

	2025	2024

Cash flows from operating activities:
Net loss	$(2,295,987)	$(1,042,260)

Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for credit losses	39,414	43,663
Depreciation	623	1,245
Amortization of intangible assets	–	57,366
Amortization of capitalized software development costs	180,116	43,207
Amortization of debt discount	140,282	53,351
Common stock and warrants issued for services	641,793	65,000
Stock-based compensation	230	234
Income tax benefit	–	59,324
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(14,784)	(52,787)
(Increase) decrease prepaid expenses and other assets	62,501	41,874
Increase (decrease) in accounts payable and accrued expenses	(73,184)	93,707
Increase (decrease) in contract liabilities	–	34,314
Net cash used in operating activities	(1,318,996)	(601,762)

Cash flows from investing activities
Purchase of property and equipment	(1,986)	–
Increase in software development costs	–	(511,819)
Net cash used in investing activities	(1,986)	(511,819)

Cash flows from financing activities
Issuance of common stock for cash	569,500	400,000
Proceeds from the issuance of debt, net of discounts and debt issuance costs	245,641	394,350
Repayments on debt	(322,732)	(135,967)
Repurchase of treasury stock	–	(6)
Net cash provided by financing activities	492,409	658,377

Net change in cash	(828,573)	(455,204)

Cash - beginning of period	1,159,933	528,272

Cash - end of period	$331,360	$73,068

Supplemental disclosure of cash flow Information
Cash paid for interest	$9,306	$43,406
Cash paid for taxes	$–	$6,185

Supplemental disclosure of non-cash investing and financing activities:
Accrual of Series H Preferred stock dividends	$–	$46,108
Issuance of common stock exchanged for equity investment	$500,014	$–
Issuance of common stock as settlement for accounts payable	$30,000	$–
Issuance of common stock as compensation under services agreement	$1,096,000	$–

See accompanying notes to the consolidated financial statements

F-5

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2025

(UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mobiquity Technologies, Inc. and its operating subsidiaries (“Mobiquity,” “we,” “our” or “the Company”), are a next generation location data intelligence company. The Company provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. We provide one of the most accurate and scaled solutions for mobile data collection and analysis, utilizing multiple geo-location technologies. The Company is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. We also are a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). The ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

Mobiquity Technologies, Inc. was incorporated in the State of New York and has the following subsidiaries:

Company Name	State of Incorporation
Mobiquity Networks, Inc.	New York
Advangelists, LLC	Delaware

Mobiquity Networks, Inc.

Mobiquity Networks, Inc. is a wholly owned subsidiary of Mobiquity Technologies, Inc., commencing operations in May 2018. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks, Inc. operates our data intelligence platform business.

Advangelists, LLC

Advangelists LLC is a wholly owned subsidiary of Mobiquity Technologies, Inc., acquired through a merger transaction in December 2018, and operates our ATOS platform business.

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

F-6

As reflected in the accompanying consolidated financial statements, for the three months ended March 31, 2025, the Company had:

•	Net loss of $2,295,987 and
•	Net cash used in operations was $1,318,996

Additionally, at March 31, 2025, the Company had:

•	Accumulated deficit of $227,929,508
•	Stockholders’ equity of $3,189,238, and
•	Working capital deficit of $1,673,867.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $331,360 at March 31, 2025.

The Company has incurred significant losses since its inception in 1998 and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the year ended December 31, 2024, and the three months ended March 31, 2025, and our current capital structure including equity-based instruments and our obligations and debts.

Without sufficient revenue from operations, if the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations.

These factors create substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued, as the Company will need additional capital to meet its financial obligations. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on the basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execution of business plan focused on technology development and improvement,
•	Seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.
•	Continuing to explore and execute prospective partnering, distribution and acquisition opportunities,
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (U.S. GAAP) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (SEC). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2025, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2025, are not necessarily indicative of the operating results for the full fiscal year or any future period. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 7, 2025.

Management acknowledges its responsibility for the preparation of the accompanying consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as a single reporting segment. Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of Company assets and liabilities, including the allowance for credit losses, stock-based compensation, the deferred tax asset valuation allowance, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

F-8

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks and the potential of overall business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and net earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s service offerings. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on quoted market prices in active markets that the Company can access for identical assets or liabilities;

•	Level 2—Valuation based on quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, investment, accounts payable and accrued expenses, accrued interest – related party, and contract liabilities. On March 31, 2025, and December 31, 2024, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments. The fair value of the Company’s long-term debt approximates its carrying value based on current financing rates available to the Company.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Cash and Cash Equivalents and Concentrations of Risk

For the purposes of presentation in the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

On March 31, 2025, and December 31, 2024, the Company did not have any cash equivalents.

F-9

The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. On March 31, 2025, and December 31, 2024, the Company did not experience any losses on cash balances in excess of FDIC insured limits. Any loss incurred or a lack of access to funds could have a significant impact on the Company’s consolidated financial condition, results of operations, and cash flows.

For the quarters ended March 31, 2025, and 2024, sales of our products to four customers and three customers generated approximately 90% and 87% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. The loss of one of these customers could have a material adverse effect on the results of operations and financial condition.

Accounts Receivable and Allowance for Credit Losses

The Company accounts for its accounts receivable in accordance with Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326), which provides guidance on how entities measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. Under the standard, disclosures are required to provide users of the consolidated financial statements with useful information in analyzing the Company’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in Topic 326 were trade accounts receivable.

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral. Two of our customers combined accounted for approximately 74% of outstanding gross accounts receivable at March 31, 2025.

The Company had accounts receivable, net, of $23,286, $47,916, and $34,628 at March 31, 2025, December 31, 2024, and January 1, 2024, respectively.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for credit losses. The Company provides its allowance for credit losses based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible losses are charged to operations when that determination is made.

The allowance for credit losses for accounts receivable and the related activity, for the three months ended March 31, 2025, is as follows:

Balance, December 31, 2024	$79,832
Provision for credit losses	39,414
Write-off of previously reserved account balances	–
Balance, March 31, 2025	$119,246

Provision for credit losses expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

F-10

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15“Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment was recognized by the Company for the three months ended March 31, 2025, and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in current results of operations.

Goodwill

The Company’s goodwill represents the excess of the consideration transferred for the acquisition of Advangelists LLC in December 2018 over the fair value of the underlying identifiable net assets acquired. Goodwill is not amortized but instead, it is tested for impairment at least annually. If management determines that the value of goodwill has become impaired, the Company will record a charge in an amount equal to the excess of the reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit during the fiscal quarter in which the determination is made.

The Company performs its annual impairment tests of goodwill as of December 31st of each year, or more frequently, if certain indicators are present. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (i) have discrete financial information available, (ii) engage in business activities, and (iii) whether a segment manager regularly reviews the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the anticipated organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. The Company has one reporting unit as of March 31, 2025, and December 31, 2024. No impairment of goodwill was recognized by the Company during the three-month period ended March 31, 2025 or fiscal 2024.

Intangible Assets

In December 2018, the Company acquired the majority of its intangible assets through its acquisition of Advangelists LLC, which included customer relationships and the ATOS platform technology. The Company amortizes its identifiable definite-lived intangible assets over an estimated period of 5 years.

F-11

Capitalized Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal-use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the research and planning stage and in the post-implementation stage of software development, or other maintenance and development expenses that do not meet the qualification for capitalization, are expensed as incurred. Costs incurred in the application and development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel and related employee benefits expenses for employees or consultants directly associated with and who devote time to software projects and external direct costs of materials obtained in developing the software. These software developments and acquired technology are amortized on a straight-line basis over the estimated useful life of five years upon the initial release of the software or additional features. The Company reviews the software development costs for impairment when circumstances indicate their carrying amounts may not be recoverable. If the carrying value of an asset group is not recoverable, the Company recognizes an impairment loss for the excess of carrying value over the fair value in its consolidated statements of operations. See Note 3 for further details.

Derivative Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (ASC 480), Distinguishing Liabilities from Equity and FASB ASC Topic No. 815, (ASC 815) Derivatives and Hedging.

Terms of financial instruments are reviewed to determine whether they contain embedded derivative instruments that are required to be accounted for separately from the host contract under ASC 815 and recorded on the balance sheet at fair value. Derivative liabilities are remeasured to reflect fair value at each reporting period, with any increase or decrease in the fair value being recorded in the results of operations. The Company generally incorporates a binomial model to determine fair value. Upon conversion of a debt instrument where an embedded conversion option has been bifurcated and accounted for separately as a derivative liability, the Company records the resulting shares issued at fair value, derecognizes all related debt principal, derivative liability, and debt discount, and recognizes a net gain or loss on debt extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. As of March 31, 2025, and December 31, 2024, the Company had no derivative instruments outstanding.

Debt Issuance Costs and Debt Discounts

Debt discounts, debt issuance costs paid to lenders or third parties, and other original issue discounts on debt, are recorded as debt discounts and amortized to interest expense in the consolidated statement of operations, over the term of the underlying debt instrument, using the effective interest method, with the unamortized portion reported net with related principal outstanding on the consolidated balance sheet. For the three months ended March 31, 2025, and 2024, the Company recognized $140,282 and $53,351 of interest expense, respectively, associated with the amortization of debt discounts on debt outstanding during the periods. Unamortized debt discounts remaining at March 31, 2025, were approximately $194,000 and are expected to be fully amortized during the remainder of 2025. See Note 4 regarding the accounting for debt discounts and debt issuance costs.

Revenue Recognition

The Company’s revenues are generated from internet advertising, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

F-12

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services (performance obligations), the Company must apply a judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Determine the transaction price.

The transaction price is determined based on the consideration of which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts outstanding at March 31, 2025, or December 31, 2024, contained a significant financing component or variable consideration terms.

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised service to a customer. Under both managed services arrangements and self-service arrangements, the Company’s promised services under the contracts include identification, bidding and purchasing of advertisement opportunities. The Company also generally has discretion in establishing the pricing of the ads. Since the Company is controlling the promise to deliver the contracted services, the Company is considered the principal in all arrangements for revenue recognition purposes. The performance obligations are satisfied, and revenue recognition primarily upon publication of customer advertising content.

F-13

All revenues recognized were derived from internet advertising for the three months ended March 31, 2025 and 2024.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Contract Liabilities

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized. As of March 31, 2025 and December 31, 2024, there were $25,486, and as of January 1, 2024, there were $195,135 in contract liabilities outstanding. Contract liabilities are expected to be recognized as revenue within the year following their respective period end.

Advertising

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expenses in the consolidated statements of operations. Advertising costs were insignificant for the periods ended March 31, 2025 and 2024.

Stock-Based Compensation

The Company accounts for our stock-based compensation, including stock options and common stock warrants, under ASC 718 Compensation – Stock Compensation, using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the requisite service period for employee awards, which is usually the vesting period, and when the goods are obtained or services are received, for nonemployee awards. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards.

The fair value of stock-based compensation is generally determined by using the Black-Scholes valuation model as of the date of the grant or the date at which the performance of the services is completed (measurement date).

When determining the fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

F-14

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, Income Taxes (ASC 740). Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more likely-than-not that all or some portion of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as gain or loss in the period that includes the date of the enactment.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2025, and December 31, 2024, the Company did not identify any uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes interest and penalties, if any, related to recognized uncertain income tax positions, in other expense. No interest and penalties related to uncertain income tax positions were recorded for the periods ended March 31, 2025, and 2024. Open tax years, subject to examination by the Internal Revenue Service, generally remain open for three years from the filing date. Tax years subject to examination by the state jurisdiction generally remain open for up to four years from the filing date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recently Adopted Accounting Pronouncements

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date these consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the consolidated financial statements of the Company.

F-15

NOTE 3: INTANGIBLE ASSETS AND SOFTWARE DEVELOPMENT COSTS

The Company’s definite-lived intangible assets consist of a customer relationship asset acquired through the Advangelists, LLC acquisition in 2018, and capitalized software development costs. The intangible assets are being amortized over their estimated useful lives of five years. The Company periodically evaluates the reasonableness of the useful lives of these assets. These assets are also reviewed for impairment or obsolescence when events or circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company’s customer relationship intangible asset is fully amortized at December 31, 2024.

	Useful Life	March 31, 2025	December 31, 2024

Software development costs	5 years	$3,602,328	$3,602,328
Less accumulated amortization		(597,882)	(417,766)
Net carrying value, software development costs		$3,004,446	$3,184,562

During the three months ended March 31, 2025 and 2024, the Company recognized $180,116 and $100,573 in amortization expense, respectively, related to intangible assets, which is included in general and administrative expenses on the accompanying consolidated statements of operations.

As of March 31, 2025, the Company has capitalized a total of approximately $3,600,000 of costs associated with the development of its new software enhancements, referred to as ATOS4P and AdHere. The Company ceased capitalizing costs, and commenced marketing its ATOS4P enhancement to the public, during the third quarter of 2024. The Company commenced amortization of the costs associated with the AdHere technology in the second quarter of 2024, when the product was available to the general public.

Future amortization of approximately $3,004,000 in unamortized software development costs, by fiscal year, at March 31, 2025, is as follows:

Software Development Costs
Remainder of 2025	$540,000
2026	720,000
2027	720,000
2028	720,000
2029	304,000

Total	$3,004,000

F-16

NOTE 4 – DEBT

Related Party - Salkind Loans

On February 2, 2024, Dr. Salkind, Board Chairman, loaned the Company $150,000 of short-term debt financing for working capital (Salkind February 2024 Loan). The unsecured loan was payable on demand and boar interest at 10% per annum, payable monthly.

On June 27, 2024, the Company entered into a new Loan Agreement with Dr. Salkind and a relative of Dr. Salkind (Salkind June 2024 Loan) for no additional consideration from the lenders, effectively cancelling the Salkind February 2024 Loan. The Salkind June 2024 Loan is a $160,000 non-interest-bearing loan, which includes an Original Issue Discount of $10,000. The $160,000 in principal is due on demand on or after December 31, 2024, and was convertible at the option of the lenders at any time into shares of the Company’s restricted common stock at a conversion rate of $0.50 per share.

On July 5, 2024, the Company entered into another Loan Agreement with Dr. Salkind for additional proceeds of $50,000, and on July 23, 2024, entered into a Loan Agreement with Dr. Salkind’s son for additional proceeds of $50,000. Both July 2024 loans were issued under the same non-interest, repayment, and conversion terms as the Salkind June 2024 Loan.

On December 30, 2024, the Salkind June 2024 Loan and the July 2024 Salkind loans were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $250,000 in debt principal and $11,500 in Original Issue Discount was converted into a total of 523,000 shares of common stock, in full settlement of debt outstanding to Dr. Salkind and his son. The Company recognized $11,500 in interest expense under the loans related to amortization of the OID for the year ended December 31, 2024.

Related Party - Other Loans

During the quarter ended June 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash or the cancellation of invoices outstanding related to legal services performed by the attorney.

Loan 1, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $70,000 cash, and included a $4,000 discount. The $74,000 in principal was paid in full during 2024, and the Company recognized $4,000 in interest expense associated with the debt discount during the year ended December 31, 2024.

Loan 2, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $40,000 in cash. The principal was paid in full during 2024.

Loan 3, dated June 2024, is a non-interest-bearing demand loan issued in exchange for the cancellation of $20,000 in invoices outstanding related to legal services performed. Loan 3 included an Original Issue Discount (OID) of $5,000. The $25,000 in principal and Original Issue Discount is payable on demand on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

Loan 4, dated June 2024, is a non-interest-bearing demand loan issued in exchange for $37,000 in cash. Loan 4 included an Original Issue Discount of $15,000. The $52,000 in principal and Original Issue Discount is payable on demand at any time on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

During the quarter ended September 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash.

F-17

Loans 5 and 6, dated July 2024, consists of two verbal, non-interest-bearing loans totaling $78,000 to the Company on a short-term basis. Loan 7, dated September 2024, consists of a verbal, non-interest-bearing loan issued in exchange for $75,000 in cash on a short-term basis.

On October 8, 2024, the corporate attorney and the Company entered into a modification to Loans 3, 4, 5, 6, and 7 above which provides the following:

•	Loans 3 and 4 were amended to include a provision that, if the Company elects to prepay the loans, the Company will provide at least five days written notice to the debt holder of such intent for prepayment allowing the debt holder the opportunity to convert the debt.
•	Loans 5, 6, and 7, totaling $87,000 in outstanding principal were amended to add a $13,000 OID and a conversion option in which the debt and OID are convertible at any time at a rate of $1.00 per share at the option of the debt holder. In addition, in the event the Company receives additional financing or revenues, the Company shall, by Friday of each week in which such event occurs, notify the debt holder and shall give the debt holder the opportunity to demand immediate payment of at least 15% of such financing and/or revenues received by the Company until Loans 5, 6, and 7 have been paid in full.
•	The parties agree that all repayments of loans by the Company to the debt holder shall first reduce the outstanding principal and OID of Loans 5, 6, and 7.

On December 30, 2024, Loans 3 and 4 were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $57,000 in debt principal and $20,000 in Original Issue Discount was converted into a total of 154,000 shares of common stock. In addition, the Company’s counsel converted $69,000 of the remaining outstanding debt principal and $3,000 in OID on Loans 5, 6, and 7 into a total of 72,000 shares of common stock. There were no loans remaining outstanding from the Company’s counsel at December 31, 2024. The Company recognized $33,000 in interest expense under the loans related to amortization of OID for the year ended December 31, 2024.

During the quarter ended March 31, 2025, the Company entered into a Loan Agreement with its corporate attorney (the lender) effectively agreeing to replace $24,000 in trade payables into a demand promissory note, which included $6,000 in original issue discount. The Loan Agreement included a conversion feature, at the sole option of the lender, to convert the outstanding obligations into shares of the Company’s restricted common stock at a conversion price of $1.75. In February, 2025, the lender agreed to convert the loan principal and original issue discount into 17,143 shares of common stock in full settlement of the Loan Agreement.

Merchant Agreements

In November 2023, the Company entered into an agreement for the purchase and sale of future receivables (2023 Merchant Agreement) with a financial institution in exchange for $200,000 in funding (the 2023 Purchase Price). The 2023 Purchase Price is to be repaid through daily payments representing 10% of future customer payments on receivables until a total of $272,000 is paid. The Company recorded a debt discount associated with the 2023 Merchant Agreement totaling $72,000 which is being amortized through interest expense over the expected term of the agreement of 170 days. The Company recognized $33,578 in interest expense associated with the amortization of the debt discount for the six months ended June 30, 2024. In connection with the 2023 Merchant Agreement, and as additional consideration, the Company has agreed to issue a total of 16,765 shares of its Common Stock to the financial institution, of which 6,765 were issued in 2024, in an amount equal to 5% of the Purchase Price, or $10,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the 2023 Purchase Price divided by the average closing per share price of the common stock for the previous twenty (20) days from the signed date of the 2023 Merchant Agreement. During April 2024, the total balance of principal and interest payable on the 2023 Merchant Agreement funding of approximately $112,000 was rolled into the April 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $47,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

F-18

In February 2024, the Company entered into an agreement for the purchase and sale of future receivables (February 2024 Merchant Agreement) with the same financial institution associated with the 2023 Merchant Agreement for the sale of future receivables in exchange for $150,000 in funding (the 2024 Purchase Price), less a $7,500 origination fee. The 2024 Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $205,350 is paid. The Company recorded a debt discount associated with the February 2024 Merchant Agreement totaling $62,850 which is being amortized through interest expense over the expected term of the agreement of 170 days. In connection with the February 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 20,135 shares of its Common Stock to the financial institution in an amount equal to 5% of the Purchase Price, or $7,500, which was recorded as additional debt discount. During August 2024, the total balance of principal and interest payable on the February 2024 Merchant Agreement funding of approximately $69,000 was rolled into the August 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $63,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In April 2024, the Company entered into an agreement for the purchase and sale of future receivables (April 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 in funding (the April 2024 Purchase Price) in exchange for $127,000 in cash and full settlement of the November 2023 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $342,250 is paid. In connection with the April 2024 Merchant Agreement, and as additional consideration, the Company agreed to issue 12,854 shares of its common stock to the financial institution in an amount equal to 5% of the Purchase Price, or $12,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the Purchase Price divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the signed date of the Merchant Agreement. This agreement superseded the Merchant Agreement executed in November 2023. During September 2024, the total balance of principal and interest payable on the April 2024 Merchant Agreement funding of approximately $139,000 was rolled into the September 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $103,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In August 2024, the Company entered into an agreement for the purchase and sale of future receivables (August 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $200,000 in funding (the August 2024 Purchase Price), of which $121,147 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the February 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 16% of future customer payments received until a total of approximately $273,800 is paid. In connection with the August 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 2,779 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $6,057, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. During December 2024, the total balance of principal and interest payable on the August 2024 Merchant Agreement funding of approximately $125,000 was rolled into the December 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $84,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In September 2024, the Company entered into an agreement for the purchase and sale of future receivables (September 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 funding (the September 2024 Purchase Price), of which $98,699 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the April 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $342,250 is paid. In connection with the September 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,993 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,560, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the September 2024 Merchant Agreement at December 31, 2024, is approximately $172,000, net of unamortized debt discount of approximately $52,000. The Company recognized approximately $52,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

F-19

In December 2024, the Company entered into an agreement for the purchase and sale of future receivables (December 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $232,000 funding (the December 2024 Purchase Price), of which $95,669 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the August 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $317,600 is paid. In connection with the December 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,484 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,363, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the December 2024 Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the December 2024 Merchant Agreement at December 31, 2024, is approximately $220,000, net of unamortized debt discount of approximately $97,000. The amortization on the debt discount on this agreement was de minimis for the year ended December 31, 2024.

On February 28, 2025, the Company entered into an agreement for the purchase and sale of future receivables (February 2025 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $260,000 funding (the February 2025 Purchase Price), of which approximately $101,000 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the September 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $354,000 is paid. In connection with the February 2025 Merchant Agreement, and as additional consideration, the Company issued 1,498 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or approximately $5,000, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the February 2025 Merchant Agreement funding is expected to be repaid in full within the next year.

For the quarters ended March 31, 2025 and 2024, the Company recognized a total of approximately $113,000 and $52,000 in interest expense associated with the amortization of the debt discounts on the 2025 and 2024 Merchant Agreements discussed above.

Other Promissory Notes

In March 2024, the Company issued a promissory note in the principal amount of $126,500 with an Original Issue Discount (OID) of $16,500 (March 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the promissory note, totaling $17,710, and is payable, along with principal, in five individual payments commencing September 15, 2024, through the maturity date of January 15, 2025. In addition to the OID, the Company paid $8,150 in issuance costs associated with the 2024 March Promissory Note and recorded a debt discount totaling $24,650 which is being amortized over the repayment period of the principal through interest expense. The Company recognized approximately $23,000 in interest expense for the year ended December 31, 2024, associated with amortization of the debt discount on the March 2024 Promissory Note. Solely upon an event of default, and at the option of the holder, all amounts outstanding under the March 2024 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, all outstanding obligations under the March 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2024 Promissory Note. Approximately $0 in principal and OID remain outstanding at March 31, 2025.

F-20

In April 2024, the Company issued a promissory note in the principal amount of $96,000 with an Original Issue Discount of $16,000 (April 2024 Promissory Note). Interest is charged on the principal at 15% upon issuance of the April 2024 Promissory Note, totaling $14,400, and is payable, along with principal, in ten individual payments of $11,040 commencing May 30, 2024, through the maturity date of March 31, 2025. The Company recognized approximately $18,000 in interest expense for the nine months ended June 30, 2024, associated with amortization of the debt discount on the April 2024 Promissory Note. Solely upon an event of default, and at the option of the holder of the April 2024 Promissory Note, all amounts outstanding under the April 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the April 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the April 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All remaining outstanding obligations under the April 2024 Promissory Note were settled in full during the quarter ended March 31, 2025.

In September 2024, the Company issued a promissory note in the principal amount of $98,900 with an Original Issue Discount of $20,300 (September 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the September 2024 Promissory Note, totaling $15,406, and is payable, along with principal as follows: $56,373 due March 15, 2025, $14,093 due on each of April 15, 2025 and May 15, 2025, and $14,874 due on June 15, 2025, and on the maturity date of July 15, 2025. The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the September 2024 Promissory Note, all amounts outstanding under the September 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the September 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the September 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. Approximately $50,000 of principal and unamortized OID of approximately $18,000 remain outstanding at March 31, 2025.

In December 2024, the Company issued a promissory note in the principal amount of $132,250 with an Original Issue Discount of $24,450 (December 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the December 2024 Promissory Note, totaling $18,515, and is payable, along with principal as follows: $75,383 due June 15, 2025, $18,846 due on each of July 15, 2025, August 15, 2025, September 15, 2025, and October 15, 2025 (the Maturity Date). The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the December 2024 Promissory Note, all amounts outstanding under the December 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the December 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the December 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All principal and approximately $16,000 of unamortized OID remain outstanding at March 31, 2025.

In March 2025, the Company issued a promissory note in the principal amount of $62,060 with an Original Issue Discount (OID) of $8,560 (March 2025 Promissory Note One). Interest is charged on the principal at 10% upon issuance of the promissory note, totaling $6,206, and is payable, along with principal, in ten individual payments commencing April 15, 2025, through the maturity date of January 15, 2026, of $6,827 each. In addition to the OID, the Company paid $4,303 in issuance costs associated with the March 2025 Promissory Note One. Solely upon an event of default, and at the option of the holder, all amounts outstanding under the March 2025 Promissory Note One are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, all outstanding obligations under the March 2025 Promissory Note One shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2025 Promissory Note One. All principal and approximately $10,000 of unamortized OID remain outstanding at March 31, 2025.

F-21

Also in March 2025, the Company issued a convertible promissory note in the principal amount of $103,750 (March 2025 Promissory Note Two). Interest is charged on the principal at 10% per annum, and is payable, along with principal, in full at the Maturity Date of March 15, 2026. The Company paid $7,900 in issuance costs associated with the March 2025 Promissory Note Two. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the March 2025 Promissory Note Two shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2025 Promissory Note Two. During the 180-day period commencing on the effective date of the promissory note, the Company may prepay the principal plus a pre-payment fee of up to 125% of the outstanding principal balance, plus interest. A fee of $1,500 will be charged upon each conversion of at least $15,000 of combined principal and interest. All principal and approximately $7,000 of unamortized OID remain outstanding at March 31, 2025.

Effective March 31, 2025, the Company issued a $150,000 convertible promissory note with a maturity date of September 30, 2025. On that date, or sooner at the election of the holder, the note will automatically convert into common stock at a conversion price of $1.75 per share. In conjunction with the convertible promissory note, the Company issued 34,286 shares of restricted common stock as original issue discount. The Company has not recorded the debt or equity associated with this transaction as of March 31, 2025 due to the promissory note not being funded until April 2025.

In August 2024, the Company entered into a financing arrangement with their Directors and Officers (D&O) insurance provider to fund the annual premium related to the D&O insurance policy. The total amount financed was $112,500 and incurs interest at a rate of 8.14% per annum, with nine monthly payments of principal and interest of $12,928 through May 2025. The remaining unpaid principal under this financing arrangement was $37,500 at March 31, 2025.

The following is a summary of debt outstanding at March 31, 2025, and December 31, 2024:

	March 31, 2025	December 31, 2024
Merchant Agreements	$540,433	$541,972
Other Promissory Notes	385,577	332,796
Total debt	926,011	874,768
Less: Unamortized debt discounts	(193,935)	(200,853)
Current portion of debt	$732,076	$673,915

The weighted average interest rate on short term borrowings outstanding at March 31, 2025 and December 31, 2024, was 52% and 46%, respectively.

F-22

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 105,000,000 shares, comprised of 100,000,000 shares of common stock, per share par value $0.0001, and 5,000,000 shares of preferred stock, per share par value $0.0001.

Of the 5,000,000 shares of preferred stock authorized, the Board of Directors has designated the following:

•	1,500,000 shares as Series AA Preferred Stock, none outstanding
•	1,250,000 shares as Series AAA Preferred Stock, 31,413 shares outstanding
•	1,250 shares as Series AAAA Preferred Stock, none outstanding
•	1,500 shares as Series C Preferred Stock, none outstanding
•	2 shares as Series B Preferred Stock: none outstanding
•	70,000 shares as Series E Preferred Stock, 61,688 shares outstanding
•	One share of Series F Preferred Stock, none outstanding
•	300,789 shares of Series G Preferred Stock, none outstanding
•	770,000 shares of Series H Preferred Stock, none outstanding

Series G Preferred Stock Issuance

During 2023, Dr. Gene Salkind, the Company’s Board Chair, and parties associated with him (the Series G Preferred Shareholders), invested $1,503,495 into the Company’s newly created Series G Preferred Stock, formalized through three Subscription Agreements for the sale of a combined 300,789 shares of Series G Preferred Stock for total cash proceeds of $1,200,000, plus the conversion of $300,000 in principal and $3,495 in accrued interest from a loan to Dr. Salkind in October 2023. Each share of the Series G Preferred Stock is convertible by the Series G Preferred Shareholders at any time after issuance into ten (10) shares of the Company’s Common Stock, or $0.50 per Common Share (Series G Conversion Ratio). The Series G Preferred Stock will automatically convert at the same Series G Conversion Ratio upon the Company’s Common Stock reporting of a closing sales price over $5.00 per share for ten (10) consecutive trading days. The Company did not pay any commissions or other compensation to any third party in connection with the transactions reported herein. Exemption from registration is claimed under section 4(2) of the Securities Act of 1933, as amended.

Series H Preferred Stock Issuances

During 2023, the Series G Preferred Shareholders agreed to exchange all 300,789 of the Series G Preferred Stock into 751,730 shares of the Company’s newly created Series H Preferred Stock. Also, our legal counsel agreed to exchange $33,000 of monies owed to the law firm for 16,500 shares of Series H Preferred Stock. Each share of the Series H Preferred Stock is convertible at any time after issuance into ten (10) shares of the Company’s Common Stock, or $0.20 per Common Share (Series H Conversion Ratio). The Series H Preferred Stock will automatically convert at the same Series H Conversion Ratio upon the Company’s Common Stock reporting of a closing sales price over $2.00 per share for ten (10) consecutive trading days or on December 31, 2026, whichever is earlier. The Company did not pay any commissions or other compensation to any third party in connection with the transactions reported herein. Exemption from registration is claimed under section 3(a)(9) of the Securities Act of 1933, as amended. During the quarter ended September 30, 2024, all outstanding shares of Series H Preferred Stock were converted into shares of the Company’s common stock, as discussed above.

F-23

Rights Under Preferred Stock

The Company’s classes of preferred stock include the following provisions:

Optional Conversion Rights of Preferred Stock

•	Series AA – one share convertible into 3.33 shares of common stock
•	Series AAA – one share convertible into 0.0167 shares of common stock
•	Series C – one share convertible into 6,667 shares of common stock
•	Series E – one share convertible into 0.0167 shares of common stock (calculated by taking one share at a rate of its Stated Value, as defined, divided by $0.08, convertible commencing January 31, 2020, and further adjusted by dividing the result by 6,000 representing the aggregate amount of two reverse stock splits)
•	Series G – one share convertible into shares of common stock at a rate of its Stated Value divided by $0.50 (Series G Conversion Ratio)
•	Series H – one share was convertible into shares of common stock at a rate of its Stated Value ($2.00 at August 7, 2024, date of mandatory conversion discussed below) divided by $0.20 (Series H Conversion Ratio)

Redemption Rights

Series E preferred stock is redeemable at any time upon 30 days’ written notice by the Company and the shareholders, at a rate of 100% of the Stated Value, as defined.

Mandatory Conversion Right

Any outstanding shares of Series G Preferred Stock shall automatically convert into common stock based on the Series G Conversion Ratio if the closing sales price of the Company’s common stock for ten (10) consecutive trading days closes over $5.00 per share.

Any outstanding shares of Series H Preferred Stock shall automatically convert into common stock based on the Series H Conversion Ratio at the earlier of (i) December 31, 2026, or (ii) at such a time as the closing sale price of the Company’s common stock exceeds $2.00 per share for ten (10) consecutive trading days. In August 2024, the Series H Preferred Stock satisfied the mandatory conversion right, resulting in the conversion of all 768,473 shares outstanding into 7,684,730 shares of common stock, exclusive of accrued dividend liabilities totaling $122,954 also being converted into 158,840 shares of common stock.

Mandatory Dividend

Commencing after the later of (i) the first day of the calendar month after the month in which the Series G shares are issued or (ii) January 2, 2024, the holders of outstanding shares of Series G Preferred Stock shall receive a monthly dividend of 20% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series G Preferred Stock in cash or in common stock.

Commencing January 2, 2024, the holders of outstanding shares of Series H Preferred Stock shall receive a monthly dividend of 1% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series H Preferred Stock in cash or in common stock. If the election is for cash payment, the Company has the right to deliver a one-year secured note bearing interest at the rate of 15% per annum in lieu of paying cash. As discussed above, for the period January 1 through August 6, 2024, the mandatory conversion date, the Company accrued and paid stock dividends of 158,840 common shares totaling $122,954, to the Series H Preferred Stock shareholders.

F-24

Liquidation Preference

The Series G and Series H Preferred Stock have a liquidation preference of the Stated Value per share plus accrued and unpaid dividends.

Issuance of Common Stock for Services

In December 2023, the Company entered a one-year consulting contract with an unrelated party. In accordance with the contract, the consultant received a signing bonus of $25,000 in cash, 100,000 shares of restricted common stock valued at $14,000, and warrants to purchase 200,000 shares of common stock, exercisable over a three-year period at $0.20 per share, valued at $25,000. In addition, the consultant is to receive monthly cash payments of $12,500 over the term of the agreement. The value of the signing bonus, shares of restricted common stock, and warrants, totaling $64,000, was recorded as a prepaid asset on the accompanying consolidated balance sheet and is being amortized through general and administrative expenses over the one-year term of the agreement. For the quarter ended March 31, 2024, the Company recognized $16,000 of expense associated with amortization of the prepaid asset. The remaining balance of the prepaid asset was fully amortized through December 31, 2024.

On August 15, 2024, the Company entered into a Business Development Agreement with a non-affiliated entity. The term of the agreement is three months, and the consultant has a choice of $12,500 in cash or 25,000 shares of the Company’s restricted common stock as compensation. The consultant elected to receive 25,000 shares of restricted common stock. The $12,500 fee was recorded as a prepaid asset on the consolidated balance sheet and was amortized through general and administrative expenses over the three-month term.

During the year ended December 31, 2024, the Company issued a total of 154,000 shares of common stock in full settlement of vendor payables previously outstanding, totaling $83,000. The Company also issued a total of 46,010 and 1,498 shares of common stock for the year ended December 31, 2024 and quarter ended March 31, 2025, respectively, as service fees in conjunction with the Merchant Agreements described in Note 4. The total value of the shares issued equaled $41,015 and $5,030 for the year ended December 31, 2024 and quarter ended March 31, 2025, respectively.

Effective January 15, 2025, the Company entered into a Consulting Services Agreement with a third-party consultant, with a service term of one year. Compensation under the agreement includes a monthly cash fee of $12,500 and 400,000 shares of the Company’s restricted common stock, issued upon signing of the agreement. The total value of the common stock issued was equal to $1,096,000 based on the $2.74 per share market value of the common stock at the effective date of the agreement. The value of the common stock is being amortized straight-line to professional fees expense over the one-year term of the agreement. The Company recognized amortization expense of approximately $228,000 for the quarter ended March 31, 2025.

Issuance of Common Stock Warrants for Services

During June 2024, the Company entered into a consulting agreement with an unrelated party for general business consulting services. The term of the agreement is for twelve months, commencing in June 2024. Compensation under the agreement included an upfront payment of $25,000 in cash, and the issuance of 100,000 common stock warrants, exercisable through June 2027, at an exercise price of $0.50 per share. The consultant also receives a monthly fee of $5,000. The fair value of the warrants at issuance was $171,800, which is being amortized, along with the upfront payment, through general and administrative expense, straight-line, over the twelve-month service period. In September 2024, the Company amended the consulting agreement to increase the monthly cash compensation to $10,000 and to issue additional warrants to purchase a total of 150,000 shares of common stock exercisable over a three-year period. The 150,000 warrant shares consist of 100,000 warrant shares exercisable at $0.50 per share and 50,000 warrant shares exercisable at $1.00 per share through September 10, 2027. The new warrants issued in September 2024 have a fair value of $446,200, which was recorded as a prepaid asset and is being amortized through general and administrative expense, straight-line, over the remaining 10 months of the agreement term. Pertinent inputs used in the fair value model for the above warrants included terms from 2.75 to 3.00 years, risk-free rates of 3.42% to 4.54%, and volatility of 216% to 220%.

F-25

Issuance of Common Stock for Settlement of Liabilities

In January 2024, the Company issued 100,000 shares of its common stock at a per share price of $0.53 in full settlement of vendor liabilities outstanding at an amount equal to $53,000. In March 2024, the Company issued 18,000 shares of its common stock in settlement of outstanding vendor liabilities at an amount equal to $12,000 stock at per share prices ranging from $0.50 to $1.00. In the third quarter of 2024, corporate counsel converted $18,000 of accrued liabilities into common stock at a conversion price of $0.50 per share.

As discussed in Note 4, during the quarter ended March 31, 2025, a total of $30,000 of debt and original issue discount to the Company’s corporate attorney was converted into 17,143 shares of common stock in full settlement of the debt obligations.

Issuance of Common Stock for Cash

During the year ended December 31, 2024, the Company raised a total of $4,026,950 in cash from various accredited investors in conjunction with common stock subscription agreements, resulting in the issuance of a total of 5,908,734 shares of common stock at per share prices ranging from $0.30 to $1.75.

During the quarter ended March 31, 2025, the Company raised a total of $569,500 in cash from various accredited investors in conjunction with common stock subscription and equity agreements, resulting in the issuance of a total of 325,428 shares of common stock at a cash per share price of $1.75. One of the agreements included the issuance of 107,143 in shares issued to the investor as incentive for the investor to provide potential future equity funding based on certain financial results of the Company acceptable to the investor.

Issuance of Common Stock for Warrant Exercise

During the quarter ended March 31, 2025, the Company issued a total of 276,941 shares of its common stock upon the cashless exercise of 300,000 warrants.

Issuance of Common Stock in Exchange for Equity Investment

In February 2025, the Company completed a strategic expansion of its alliance with Context Networks, Inc. (Context), a private company offering a programmatic advertising platform that leverages private blockchain technology to deliver advertising solutions for the gaming industry, through the issuance of 127,230 shares of its restricted common stock in exchange for 274,725 shares of Context’s restricted common stock. The value of the shares issued was based on the Company’s market value of its common stock at the effective date of the exchange, $3.93 per share. This agreement establishes minority ownership stakes in each other, reinforcing their shared vision for innovation in casino advertising technology and the growing market for targeted, data-driven direct marketing and advertising solutions in gaming environments.

Exemption from registration is claimed under Section 4(2). Section 3(a)(9) and Rule 506 of the Securities Act of 1933, as amended. No commissions were paid with respect to the aforementioned securities transactions.

Treasury Stock

In the year ended December 31, 2024, the Company repurchased 17 shares of common stock for an insignificant amount, recorded as treasury stock.

F-26

NOTE 6 – STOCK OPTION PLANS AND WARRANTS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 334 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 667 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 667 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 1,667 shares. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 1,667 shares (the “2016 Plan”) and approved moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019 the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 10,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2021 Plan covers 73,334 shares. The 2021 Plan required stockholder approval by October 13, 2022, to be able to grant incentive stock options under the 2021 Plan. On April 17, 2023, the Board approved a 2023 Equity Participation Plan similar to the Plans described herein, except that this Plan also provides for the grant of Restricted Unit Awards (the “2023 EP Plan”). Under the 2023 EP Plan, which was approved by stockholders on May 15, 2023, a maximum of 166,667 shares may be granted. On December 19, 2023, the Board approved the 2023 Employee Benefit and Consulting Compensation Plan (the “2023 Plan”) identical to the 2018 Plan, except that the 2023 Plan covers 4,000,000 shares (as amended in October 2024). The 2005 Plan, 2009 Plan, 2016 Plan, 2018 Plan, 2019 Plan, 2021 Plan, the 2023 EP Plan, and 2023 Plan are collectively referred to as the “Plans.”

On December 19, 2023, the board approved, under the 2023 Plan, granting five-year Non-Statutory Stock Options to purchase 1,800,000 shares of common stock, immediately exercisable at $0.20 per share to various officers, directors, employees and consultants. Exemption from registration is claimed under section 4(2) of the Securities Act of 1933, as amended.

On October 8, 2024, the Board of Directors of the Company approved the increase in the number of shares available under the 2023 Employee Benefit and Consulting Services Compensation Plan from 2,000,000 shares to 4,000,000 shares and granted a total of 1,725,000 non-statutory stock options with a 5-year term, immediately exercisable to several officers, directors, employees and consultants at an exercise price of $2.45 per share.

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 Stock Compensation. No stock options were granted during the quarters ended March 31, 2025 and 2024.

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2025	3,545,765	$4.97	4.41	$7,171,982
Granted	–	$–	–	$–
Cancelled & expired	(83)	$–	–	$–
Outstanding, March 31, 2025	3,545,682	$4.93	4.16	$3,851,583
Options exercisable, March 31, 2025	3,545,682	$4.93	4.16	$3,851,583

F-27

The aggregate intrinsic value of options outstanding and options exercisable on March 31, 2025, is calculated as the difference between the exercise price of the underlying options and the market price of the Company’s common stock for the shares that had exercise prices lower than the $2.40 closing price of the Company’s common stock on March 31, 2025. Stock-based compensation expense related to stock options was $230 and $234 for the quarters ended March 31, 2025 and 2024, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

As of March 31, 2025, there is no unamortized compensation cost outstanding related to unvested stock option awards.

Warrants

On June 3, 2024, the Company entered into a one-year consulting agreement with a non-affiliated entity. The agreement provides for cash compensation of $85,000 (inclusive of a $25,000 signing bonus) to the consultant plus warrants to purchase 100,000 common shares at an exercise price of $0.50 per share through June 30, 2027. In September of 2024 the consultant received an additional 100,000 warrants exercisable at $0.50 and 50,000 warrants exercisable at $1.00 per share. Warrants contain the same terms as exist in the warrants issued in June of 2024. See Note 6 for further discussion.

On December 5, 2024, the Company issued 100,000 common stock warrants as compensation under a consulting services agreement. The warrants are exercisable at an exercise price of $4.00 per share through December 5, 2027. The per share fair value of the warrants at grant date was $3.84.

No common stock warrants were issued for the quarters ended March 31, 2025 and 2024.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2025	1,003,358	$38.67	2.90	$930,500
Granted	–	$–	–	$–
Exercised	(300,000)	$3.36	–	$–
Cancelled & expired	(328)	$–	–	$–
Outstanding, March 31, 2025	703,030	$54.72	2.96	$260,000

NOTE 7 – EARNINGS (LOSS) PER SHARE

Pursuant to ASC 260, Earnings Per Share, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

F-28

The following potentially dilutive equity securities outstanding as of March 31, 2025, and December 31, 2024, are as follows:

	March 31, 2025	December 31, 2024
Stock options	3,545,682	3,545,764
Warrants	703,030	1,003,358
Series AAA preferred stock	314,124	314,124
Series E preferred stock	10,281	10,281
Total common stock equivalents	4,573,117	4,873,527

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

Michael Trepeta, a former Co-CEO and director of the Company, filed a lawsuit against the Company and its subsidiary, Mobiquity Networks in April 2023 in the New York State Supreme Court, Nassau County. The claims stem from a Separation Agreement and Release that Mr. Trepeta and the Company entered into nine years ago in April 2017 which terminated Mr. Trepeta’s employment agreement and discontinued his employment and directorship with the Company, among other things, by mutual agreement. Mr. Trepeta also gave the Company a release in the Separation Agreement and Release. Mr. Trepeta has claimed that the Company fraudulently induced him to enter into the Separation Agreement and Release; that the Company breached Mr. Trepeta’s employment agreement; and that the Company breached its covenant of good faith and fair dealing and its fiduciary duty. Mr. Trepeta is claiming not less than $2.5 Million in damages. Based on the Company’s initial internal review of the situation, the Company believes the claims lack merit and it intends to vigorously defend same. In December 2023, the Company was notified that its motion to dismiss Mr. Trepeta’s action was granted but Mr. Trepeta has filed a notice of appeal. Due to uncertainties inherent in litigation, the Company cannot predict the outcome of this matter at this time.

NOTE 9 – SEGMENT REPORTING

The services segment derives revenues from customers by providing access to its advertising technology applications, or by providing advertising technology campaign management services utilizing the Company’s technology applications. The accounting policies of the services segment are the same as those described in the summary of significant policies herein. The Chief Operating Decision Maker (CODM), which is the Company’s CEO, Dean Julia, assesses performance for the services segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as consolidated net income or loss. The measure of segment assets is reported on the balance sheet as total consolidated assets.

The CODM uses results of operations to evaluate income generated from segment assets (return on assets) in deciding whether to reinvest into the services segment or into other parts of the entity. The technology used in the customer arrangements is based on a single software platform utilized by customers or the Company in a similar manner.

F-29

The following table presents information about the Company’s services segment, including revenues, segment profit or loss before income taxes, and significant segment expenses for the quarters ended March 31, 2025 and 2024:

	2025	2024
Revenues	$12,613	$263,282

Less: cost of revenues	31,468	211,269

Gross profit (loss)	(18,855)	52,013

Less: other expenses
Professional fees	1,158,932	272,065
Salaries	467,145	294,583
Technology	185,450	239,946
Amortization	180,116	100,575
Interest expense	150,542	57,087
Other segment items	76,643	94,248
Insurance	55,061	39,583
Licenses and permits	3,013	23,862
Stock-based compensation	230	234
Commissions	–	31,414
Segment net loss and consolidated net loss before income taxes	$(2,295,987)	$(1,101,584)

NOTE 10 – SUBSEQUENT EVENTS

Between April 1, 2025 and May 14, 2025, the Company raised $912,500 from the sale of its common stock at $1.00 per share. Exemption from registration is claimed under Rule 506 and/or section 4(2) of the Securities Act of 1933, as amended. No commissions were paid in connection with these transactions.

On March 31, 2025, the Company entered into a $150,000 Loan Agreement and Convertible Note, which was funded and recorded in April 2025. The loan matures on September 30, 2025 and was issued with an Original Issue Discount consisting of 34,286 shares of the Company’s common stock, valued at $82,286. The loan is to be fully settled with the issuance of restricted shares of the Company’s common stock through an automatic conversion on the maturity date, if not converted sooner at the option of the lender, at a conversion price of $1.75 per share.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Mobiquity Technologies, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Mobiquity Technologies, Inc. (the Company) as of December 31, 2024 and 2023 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years ended December 31, 2024, and the related consolidated notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph- Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. . As discussed in Note 1 to the consolidated financial statements, at December 31, 2024, the Company had a working capital deficit of $1,257,393, an accumulated deficit of $225,633,521 and a net loss of $8,593,182 for the year then ended. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provides a reasonable basis for our opinion.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 7800 Belfort Parkway, Suite 290 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AbitOs Advisors, LLC (“AbitOs Advisors”), provide professional services. AD LLC and AbitOs Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AbitOs Advisors provide tax and business consulting services to their clients. AbitOs Advisors, and its subsidiary entities are not licensed CPA firms.

F-31

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that are required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Determination of capitalized internally developed software costs asset

As discussed in Notes 2 and 3 to the consolidated financial statements, the Company capitalizes certain internal-use software costs related to new products as well as existing products when those costs will result in significant additional functionality. The Company’s capitalized internally developed software costs asset, net of accumulated amortization, was $3.2 million as of December 31, 2024. The Company capitalized $1.4 million of internal-use software costs during the year ended December 31, 2024.

We identified the determination of capitalized internally developed software costs as a critical audit matter because of the degree of subjectivity involved in assessing which projects and costs met the capitalization criteria.

The primary procedures we performed to address this critical audit matter included the following. We reviewed the Company’s process to capitalize internal-use software development costs, including the determination of which software development projects met the capitalization criteria. We evaluated the Company’s current year software project capitalization conclusions and discussed the objective and status of the software projects with IT department management to assess those conclusions. We also assessed the reliability of the Company’s conclusions through confirmations and interviews with a sample of individual internal and external software developers regarding the nature of their development activities. We agreed with management’s assessment for the year ended December 31, 2024 which concluded capitalization was appropriate.

Goodwill and long-lived asset impairment assessment

As discussed in Note 2 to the consolidated financial statements, the Company’s consolidated goodwill and capitalized internally developed software costs asset, net, balance was approximately $1.4 million and $3.2 million at December 31, 2024, respectively. Goodwill is tested for impairment by management at least annually at the reporting unit level. The determination of fair value of a reporting unit for the goodwill impairment test requires management to make significant estimates and assumptions related to forecasts of future revenues and assumptions used in a market approach valuation method such as comparable valuation multiples. Capitalized internally developed software costs are assessed using the guidance for long lived assets using a qualitative approach to assess if any conditions exist for impairment, which was noted by management as none. As disclosed by management, changes in these assumptions could have a significant impact on either the fair value of the reporting unit or intangible assets and the resulting the impairment charges.

We identified the goodwill and long lived asset (specifically capitalized internally developed software costs impairment assessment as a critical audit matter. Auditing management’s judgments regarding the assumptions discussed above involved a high degree of subjectivity.

The primary procedures we performed to address this critical audit matter included (a) evaluated the reasonableness of management’s revenue forecasts by obtaining supporting agreements and confirmations of the expected revenues, (b) evaluated the reasonableness of the comparable valuation multiples assumptions used in the market approach valuation method, (c) evaluated whether the valuation method used by management was appropriate and (e) recomputed the valuation amounts and impairment computations, as applicable. (f) evaluated the qualitative assessment and facts noted with corroboration to information obtained during the audit. We agreed with management’s assessment for the year ended December 31, 2024 which concluded no impairment had occurred for either goodwill or capitalized internally developed software costs.

/s/ Assurance Dimensions

Assurance Dimensions

We have served as the Company’s auditor since 2023

Coral Springs, Florida

April 7, 2025

PCAOB ID 5036

F-32

Mobiquity Technology, Inc.

Consolidated Balance Sheets

As of December 31, 2024 and 2023

	2024	2023
Assets
Current Assets
Cash	$1,159,933	$528,272
Accounts receivable, net	47,916	34,628
Prepaid and other current assets (including prepaid stock compensation)	768,622	149,635
Total Current Assets	1,976,471	712,535

Property and equipment, net	4,417	7,298
Goodwill	1,352,865	1,352,865
Intangible assets, net	–	76,488
Capitalized software development costs, net	3,184,562	2,049,908

Total Assets	$6,518,315	$4,199,094

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$2,528,463	$1,626,914
Accrued interest - related party	6,000	–
Contract liabilities	25,486	195,135
Debt, current portion, net	673,915	168,717
Total Current Liabilities	3,233,864	1,990,766

Total Liabilities	3,233,864	1,990,766

Commitments and Contingencies (Note 9)

Stockholders' Equity
AAA preferred stock; $0.0001 par value, 1,250,000 shares authorized, 31,413 shares issued and outstanding	3	3
Preferred stock Series E; $0.0001 par value, 70,000 shares authorized, 61,688 shares issued and outstanding	6	6
Preferred stock Series H; $0.0001 par value, 770,000 shares authorized, zero and 768,473 shares issued and outstanding at December 31, 2024 and 2023, respectively	–	78
Common stock; $0.0001 par value, 100,000,000 shares authorized, 18,721,240 and 3,994,926 shares issued, 18,718,723 and 3,992,426 shares outstanding at December 31, 2024 and 2023, respectively	1,872	400
Treasury stock, at cost, $0.0001 par value 2,517 and 2,500 shares outstanding	(1,350,006)	(1,350,000)
Additional paid-in capital	230,266,097	220,598,180
Accumulated deficit	(225,633,521)	(217,040,339)
Total Stockholders' Equity	3,284,451	2,208,328
Total Liabilities and Stockholders' Equity	$6,518,315	$4,199,094

See notes to consolidated financial statements

F-33

Mobiquity Technology, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2024 and 2023

	2024	2023

Revenues	$2,085,471	$860,090

Cost of revenues	1,123,849	480,160

Gross profit	961,622	379,930

Operating expenses
General and administrative expenses	8,781,756	5,243,414
Depreciation and amortization	390,931	685,264
Total operating expenses	9,172,687	5,928,678

Loss from operations	(8,211,065)	(5,548,748)

Other income (expense)
Interest expense	(478,564)	(771,899)
Loss on extinguishment of debt - related party	–	(396,322)
Loss on disposal of fixed assets	–	(695)
Interest income	12,123	2,506
Total other income (expense) - net	(466,441)	(1,166,410)

Net loss before income taxes	(8,677,506)	(6,715,158)

Income tax benefit	84,324	182,041

Net loss	$(8,593,182)	$(6,533,117)

Loss per share - basic	$(0.85)	$(3.18)
Loss per share - diluted	$(0.85)	$(3.18)

Weighted average number of shares outstanding - basic	10,161,585	2,055,059
Weighted average number of shares outstanding - diluted	10,161,585	2,055,059

See notes to consolidated financial statements

F-34

Mobiquity Technology, Inc.

Consolidated Statements of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2024 and 2023

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at December 31, 2022	61,688	$6	–	$–	–	$–	–	$–
Common stock and warrants issued for services	–	–	–	–	–	–	–	–
Common stock issued for settlement of accounts payable	–	–	–	–	–	–	–	–
Common stock and pre-funded warrants issued under public offering, net of issuance costs	–	–	–	–	–	–	–	–
Common stock issued under cashless warrant exercises and exercise of pre-funded warrants	–	–	–	–	–	–	–	–
Incentive common stock and warrants issued with long-term debt	–	–	–	–	–	–	–	–
Common stock issued for conversion of accrued interest	–	–	–	–	–	–	–	–
Issuance of common stock for share rounding as a result of reverse stock split	–	–	–	–	–	–	–	–
Issuance of preferred stock Series F for cash	–	–	1	–	–	–	–	–
Redemption of preferred stock Series F	–	–	(1)	–	–	–	–	–
Issuance of preferred stock Series G for cash and conversion of long-term debt and accrued interest	–	–	–	–	300,789	31	–	–
Conversion of preferred stock Series G to preferred stock Series H	–	–	–	–	(300,789)	(31)	751,973	76
Issuance of preferred stock Series H for cash	–	–	–	–	–	–	16,500	2
Stock based compensation	–	–	–	–	–	–	–	–
Net Loss	–	–	–	–	–	–	–	–
Balance, at December 31, 2023	61,688	$6	–	$–	–	$–	768,473	$78

	Series E Preferred Stock		Series F Preferred Stock		Series G Preferred Stock		Series H Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, at December 31, 2023	61,688	$6	–	$–	–	$–	768,473	$78
Common stock issued for services	–	–	–	–	–	–	–	–
Common stock issued for cash	–	–	–	–	–	–	–	–
Stock based compensation	–	–	–	–	–	–	–	–
Note payable conversion to common stock	–	–	–	–	–	–	–	–
Accrued Series H Preferred Stock dividends	–	–	–	–	–	–	–	–
Warrants issued for services	–	–	–	–	–	–	–	–
Series H Preferred stock converted to common shares	–	–	–	–	–	–	(768,473)	(78)
Series H Preferred stock dividends converted to common stock	–	–	–	–	–	–	–	–
Repurchase of common stock held in Treasury	–	–	–	–	–	–	–	–
Net loss	–	–	–	–	–	–	–	–
Balance, at December 31, 2024	61,688	$6	–	$–	–	$–	–	$–

(continued)

F-35

	Series AAA Preferred Stock		Common Stock		Additional Paid-in	Stock Subscription	Treasury Shares		Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Deficit	(Deficit)
Balance, at December 31, 2022	31,413	$3	620,776	$62	$211,846,321	$–	2,500	$(1,350,000)	$(210,507,222)	$(10,830)
Common stock and warrants issued for services	–	–	260,000	26	148,438	–	–	–	–	148,464
Common stock issued for settlement of accounts payable	–	–	31,891	2	80,409	–	–	–	–	80,411
Common stock and pre-funded warrants issued under public offering, net of issuance costs	–	–	626,844	63	5,735,436	–	–	–	–	5,735,499
Common stock issued under cashless warrant exercises and exercise of pre-funded warrants	–	–	2,314,026	233	(233)	–	–	–	–	–
Incentive common stock and warrants issued with long-term debt	–	–	34,849	4	708,460	–	–	–	–	708,464
Common stock issued for conversion of accrued interest	–	–	92,378	9	235,554	–	–	–	–	235,563
Issuance of common stock for share rounding as a result of reverse stock split	–	–	14,162	1	(1)	–	–	–	–	–
Issuance of preferred stock Series F for cash	–	–	–	–	100	–	–	–	–	100
Redemption of preferred stock Series F	–	–	–	–	(100)	–	–	–	–	(100)
Issuance of preferred stock Series G for cash and conversion of long-term debt and accrued interest	–	–	–	–	1,503,914	–	–	–	–	1,503,945
Conversion of preferred stock Series G to preferred stock Series H	–	–	–	–	(45)	–	–	–	–	–
Issuance of preferred stock Series H for cash	–	–	–	–	32,998	–	–	–	–	33,000
Stock based compensation	–	–	–	–	306,929	–	–	–	–	306,929
Net Loss	–	–	–	–	–	–	–	–	(6,533,117)	(6,533,117)
Balance, at December 31, 2023	31,413	$3	3,994,926	$400	$220,598,180	$–	2,500	$(1,350,000)	$(217,040,339)	$2,208,328

	Series AAA Preferred Stock		Common Stock		Paid-in	Stock Subscription	Treasury Shares		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Deficit	Equity
Balance, at December 31, 2023	31,413	$3	3,994,926	$400	$220,598,180	$–	2,500	$(1,350,000)	$(217,040,339)	$2,208,328
Common stock issued for services	–	–	225,010	23	136,492	–	–	–	–	136,515
Common stock issued for cash	–	–	5,908,734	590	4,026,360	–	–	–	–	4,026,950
Stock based compensation	–	–	–	–	4,093,346	–	–	–	–	4,093,346
Note payable conversion to common stock	–	–	749,000	75	410,425	–	–	–	–	410,500
Accrued Series H Preferred Stock dividends	–	–	–	–	(122,954)	–	–	–	–	(122,954)
Warrants issued for services	–	–	–	–	1,002,000	–	–	–	–	1,002,000
Series H Preferred stock converted to common shares	–	–	7,684,730	768	(690)	–	–	–	–	–
Series H Preferred stock dividends converted to common stock	–	–	158,840	16	122,938	–	–	–	–	122,954
Repurchase of common stock held in Treasury	–	–	–	–	–	–	17	(6)	–	(6)
Net loss	–	–	–	–	–	–	–	–	(8,593,182)	(8,593,182)
Balance, at December 31, 2024	31,413	$3	18,721,240	$1,872	$230,266,097	$–	2,517	$(1,350,006)	$(225,633,521)	$3,284,451

See notes to consolidated financial statements

F-36

Mobiquity Technology, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2024 and 2023

	2024	2023

Cash flows from operating activities:
Net loss	$(8,593,182)	$(6,533,117)

Adjustments to reconcile net loss to net cash used in operating activities:

Allowance for credit losses	78,545	66,666
Depreciation	4,701	7,444
(Gain) Loss on disposal of asset	(1,820)	695
Amortization of intangible assets	76,488	569,796
Amortization of capitalized software development costs	309,742	108,024
Amortization of debt discount	439,704	738,142
Loss on debt extinguishment - related party	–	396,322
Common stock and warrants issued for services	541,270	148,464
Stock-based compensation	4,093,346	306,929
Income tax benefit	84,324	180,000
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(91,833)	239,641
(Increase) decrease prepaid expenses and other assets	(21,742)	(90,435)
Increase (decrease) in accounts payable and accrued expenses	843,225	(535,976)
Increase (decrease) in contract liabilities	(169,649)	1,537
Net cash used in operating activities	(2,406,881)	(4,395,868)

Cash flows from investing activities
Software development costs	(1,444,396)	(2,157,930)

Cash flows from financing activities
Issuance of common stock for cash	4,026,950	–
Proceeds from the issuance of debt, net of discounts and debt issuance costs	1,446,015	1,511,500
Repayments on long-term debt	(990,021)	(1,618,783)
Repurchase of treasury stock	(6)	–
Issuance of common stock and pre-funded warrants, net of issuance costs	–	5,735,499
Issuance of preferred stock Series G	–	1,200,000
Issuance of preferred stock Series H	–	33,000
Net cash provided by financing activities	4,482,938	6,861,216

Net change in cash	631,661	307,418

Cash - beginning of period	528,272	220,854

Cash - end of period	$1,159,933	$528,272

Supplemental disclosure of cash flow Information
Cash paid for interest	$32,860	$43,406
Cash paid for taxes	$320	$6,185

Supplemental disclosure of non-cash investing and financing activities:
Accrual of Series H Preferred stock dividends	$122,954	$–
Conversion of Series H preferred stock and accrued dividends to common stock	$122,954	$–
Common stock and warrants issued in conjunction with consulting agreements	$1,138,515	$–
Issuance of common shares through debt conversion	$410,500	$–
Issuance of incentive shares with debt recorded as debt discount	$–	$122,426
Warrants issued with long-term debt recorded as debt discount	$–	$586,038
Common stock issued under cashless warrant exercises	$–	$233
Common stock issued for accrued interest	$–	$235,563
Common stock issued for settlement of accounts payable	$–	$80,411
Preferred stock Series H issued for settlement of accounts payable	$–	$33,000
Preferred stock Series G issued for conversion of long-term debt and accrued interest	$–	$303,945

See notes to consolidated financial statements

F-37

MOBIQUITY TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2024, AND 2023

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Mobiquity Technologies, Inc. (“Mobiquity,” “we,” “our” or “the Company”), and its operating subsidiaries, is a next generation location data intelligence company. The Company provides precise unique, at-scale location data and insights on consumer’s real-world behavior and trends for use in marketing and research. We provide one of the most accurate and scaled solutions for mobile data collection and analysis, utilizing multiple geo-location technologies. The Company is seeking to implement several new revenue streams from its data collection and analysis, including, but not limited to, Advertising, Data Licensing, Footfall Reporting, Attribution Reporting, Real Estate Planning, Financial Forecasting and Custom Research. We also are a developer of advertising and marketing technology focused on the creation, automation, and maintenance of an advertising technology operating system (or ATOS). The ATOS platform blends artificial intelligence (or AI) and machine learning (ML) based optimization technology for automatic ad serving that manages and runs digital advertising campaigns.

Mobiquity Technologies, Inc. was incorporated in the State of New York and has the following subsidiaries:

Company Name	State of Incorporation
Mobiquity Networks, Inc.	New York
Advangelists, LLC	Delaware

Mobiquity Networks, Inc.

Mobiquity Networks, Inc. is a wholly owned subsidiary of Mobiquity Technologies, Inc., commencing operations in January 2011. Mobiquity Networks started and developed as a mobile advertising technology company focused on driving foot-traffic throughout its indoor network and has evolved and grown into a next generation data intelligence company. Mobiquity Networks, Inc. operates our data intelligence platform business.

Advangelists, LLC

Advangelists LLC is a wholly owned subsidiary of Mobiquity Technologies, Inc., acquired through a merger transaction in December 2018, and operates our ATOS platform business.

Reverse Stock Split

On August 7, 2023, we effected a one-for-15 reverse stock split. The financial statements and notes thereto give retroactive effect to the reverse stock split as if the split had occurred prior to the dates on the financial statements included herein.

Liquidity, Going Concern and Management’s Plans

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2024, the Company had:

•	Net loss of $8,593,182 and
•	Net cash used in operations was $2,406,881

Additionally, at December 31, 2024, the Company had:

•	Accumulated deficit of $225,633,521
•	Working capital deficit of $1,257,393

F-38

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $1,159,933 at December 31, 2024.

The Company has incurred significant losses since its inception in 1998 and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. There can be no assurance that profitable operations will ever be achieved, or if achieved, could be sustained on a continuing basis. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the year ended December 31, 2024, and our current capital structure including equity-based instruments and our obligations and debts.

Without sufficient revenues from operations, if the Company does not obtain additional capital, the Company will be required to reduce the scope of its business development activities or cease operations.

These factors create substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these consolidated financial statements are issued, as the Company will need additional capital to meet its financial obligations. These consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

•	Execution of business plan focused on technology development and improvement,
•	Seek out equity and/or debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders and investors will continue to advance capital to the Company or that the new business operations will be profitable.
•	Continuing to explore and execute prospective partnering, distribution and acquisition opportunities,
•	Identifying unique market opportunities that represent potential positive short-term cash flow.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as a single reporting segment (services) and the chief operating decision maker (CODM) is the Company’s Chief Executive Officer.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of Company assets and liabilities, including the allowance for credit losses, stock-based compensation, the deferred tax asset valuation allowance, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

F-39

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks and the potential of overall business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and net earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s service offerings. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments at fair value, which as is defined as the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in an orderly transaction between market participants at the measurement date. The valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect certain market assumptions. There are three levels of inputs that may be used to measure fair value:

•	Level 1—Valuation based on quoted market prices in active markets that the Company can access for identical assets or liabilities;

•	Level 2—Valuation based on quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; and

•	Level 3—Valuation based on unobservable inputs that are supported by little or no market activity, which require management’s best estimate of what market participants would use as fair value.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value. These financial instruments include accounts receivable, accounts payable and accrued expenses, and contract liabilities. At December 31, 2024 and December 31, 2023, the carrying amounts of these financial instruments approximated their fair values due to the short-term nature of these instruments. The fair value of the Company’s long-term debt approximates its carrying value based on current financing rates available to the Company.

The Company does not have any other financial or non-financial assets or liabilities that would be characterized as Level 1, Level 2, or Level 3 instruments.

Cash and Cash Equivalents and Concentrations of Risk

For purposes of presentation in the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2024 and December 31, 2023, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. At December 31, 2024 and December 31, 2023, the Company did not experience any losses on cash balances in excess of FDIC insured limits. Any loss incurred or a lack of access to funds could have a significant impact on the Company’s consolidated financial condition, results of operations, and cash flows.

For fiscal 2024 and 2023, sales of our products to two customers generated approximately 58% and 73% of our revenues, respectively. Our contracts with our customers generally do not obligate them to a specified term and they can generally terminate their relationship with us at any time with a minimal amount of notice. The loss of one of these customers could have a material adverse effect on our results of consolidated operations and financial condition.

F-40

Accounts Receivable

Effective January 1, 2023, the Company adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326), which significantly change how entities measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model. Under the standard, disclosures are required to provide users of the consolidated financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in Topic 326 were trade accounts receivable. The impact of the adoption was not considered material to the consolidated financial statements.

Accounts receivable represent customer obligations under normal trade terms and are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral. Three and five of our customers combined accounted for approximately 81% and 61% of outstanding gross accounts receivable at December 31, 2024 and 2023, respectively.

The Company had gross accounts receivable of $127,748 and $1,192,538, at December 31, 2024 and 2023, respectively.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for credit losses. The Company provides its allowance for credit losses based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible losses are charged to operations when that determination is made.

The allowance for credit losses for accounts receivable and the related activity, for the year ended December 31, 2024, are as follows:

Balance, December 31, 2023	$1,157,910
Provision for credit losses	78,545
Write-off of previously reserved account balances	(1,156,623)
Balance, December 31, 2024	$79,832

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15“Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets and compares this to the carrying amounts of the assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment was noted for the years ended December 31, 2024 and 2023.

F-41

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in current results of operations.

Goodwill

The Company’s goodwill represents the excess of the consideration transferred for the acquisition of Advangelists, LLC in December 2018 over the fair value of the underlying identifiable net assets acquired. Goodwill is not amortized but instead, it is tested for impairment at least annually. In the event that management determines that the value of goodwill has become impaired, the Company will record a charge in an amount equal to the excess of the reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit during the fiscal quarter in which the determination is made.

The Company performs its annual impairment tests of goodwill as of December 31st of each year, or more frequently, if certain indicators are present. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (i) have discrete financial information available, (ii) engage in business activities, and (iii) whether a segment manager regularly reviews the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the anticipated organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. The Company has one reporting unit as of December 31, 2024, and 2023. No impairment of goodwill was recognized by the Company during fiscal 2024 or 2023.

Intangible Assets

In December 2018, the Company acquired the majority of its intangible assets through its acquisition of Advangelists LLC, which included customer relationships and the ATOS platform technology. The Company amortizes its identifiable definite-lived intangible assets over an estimated period of 5 years.

Capitalized Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal-use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the research and planning stage and in the post-implementation stage of software development, or other maintenance and development expenses that do not meet the qualification for capitalization, are expensed as incurred. Costs incurred in the application and development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel and related employee benefits expenses for employees or consultants directly associated with and who devote time to software projects and external direct costs of materials obtained in developing the software. These software developments and acquired technology are amortized on a straight-line basis over the estimated useful life of five years upon the initial release of the software or additional features. The Company reviews the software development costs for impairment when circumstances indicate their carrying amounts may not be recoverable. If the carrying value of an asset group is not recoverable, the Company recognizes an impairment loss for the excess of carrying value over the fair value in its consolidated statements of operations. See Note 3 for further details.

Derivative Financial Instruments

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (ASC 480), Distinguishing Liabilities from Equity and FASB ASC Topic No. 815, (ASC 815) Derivatives and Hedging.

F-42

Terms of financial instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required to be accounted for separately from the host contract under ASC 815 and recorded on the balance sheet at fair value. Derivative liabilities are remeasured to reflect fair value at each reporting period, with any increase or decrease in the fair value being recorded in results of operations. The Company generally incorporates a binomial model to determine fair value. Upon conversion of a debt instrument where an embedded conversion option has been bifurcated and accounted for separately as a derivative liability, the Company records the resulting shares issued at fair value, derecognizes all related debt principal, derivative liability, and debt discount, and recognizes a net gain or loss on debt extinguishment. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. As of December 31, 2024 and 2023, the Company had no derivative instruments.

Debt Issuance Costs and Debt Discounts

Debt discounts, debt issuance costs paid to lenders or third parties, and other original issue discounts on debt, are recorded as debt discount or debt issuance costs and amortized to interest expense in the consolidated statements of operations, over the term of the underlying debt instrument, using the effective interest method, with the unamortized portion reported net with related principal outstanding on the consolidated balance sheet. For the year’s ended December 31, 2024, and 2023, the Company recorded $439,704 and $738,142, respectively, in interest expense associated with the amortization of debt discounts and debt issuance costs incurred on debt. The unamortized balance of debt discounts at December 31, 2024 was $176,991. There were no unamortized debt discounts outstanding at December 31, 2023 as a result of full debt settlement during the quarter ended June 30, 2023. See Note 4 regarding the accounting for debt discounts and debt issuance costs during 2024 and 2023.

Revenue Recognition

The Company’s revenues are generated from internet advertising, the Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (ASC 606). In accordance with ASC 606, revenue is recognized when promised services are transferred to a customer. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

Identify the contract with a customer.

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract.

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services (performance obligations), the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation. Currently, the Company does not have any contracts that contain multiple performance obligations.

Determine the transaction price.

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2024, and 2023 contained a significant financing component or variable consideration terms.

F-43

Allocate the transaction price to performance obligations in the contract.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation.

The Company satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised service to a customer. Under both managed services arrangements or self-service arrangements, the Company’s promised services under the contracts include identification, bidding and purchasing of advertisement opportunities. The Company also generally has discretion in establishing the pricing of the ads. Since the Company is controlling the promise to deliver the contracted services, the Company is considered the principal in all arrangements for revenue recognition purposes. The performance obligations are satisfied, and revenue recognition, primarily upon publication of customer advertising content.

All revenues recognized were derived from internet advertising for the years ended December 31, 2024, and 2023.

Payment terms and conditions vary by contract, although terms generally include a requirement of payment within 30 to 90 days.

Contract Liabilities

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized. As of December 31, 2024 and 2023, there were $25,486 and $195,135, respectively, in contract liabilities outstanding. Contract liabilities are expected to be recognized as revenue within the year following December 31.

Advertising

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expenses in the consolidated statements of operations. Advertising costs incurred during the year ended December 31, 2024 was $12,902. During fiscal 2023, advertising costs were insignificant.

Stock-Based Compensation

The Company accounts for our stock-based compensation, including stock options and common stock warrants, under ASC 718 Compensation – Stock Compensation, using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the requisite service period for employee awards, which is usually the vesting period, and when the goods are obtained or services are received, for nonemployee awards. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also applies to transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards.

F-44

The fair value of stock-based compensation is generally determined using the Black-Scholes valuation model as of the date of the grant or the date at which the performance of the services is completed (measurement date).

When determining fair value of stock-based compensation, the Company considers the following assumptions in the Black-Scholes model:

•	Exercise price,
•	Expected dividends,
•	Expected volatility,
•	Risk-free interest rate; and
•	Expected life of option

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, Income Taxes (ASC 740). Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that all or some portion of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as gain or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2024, and 2023, the Company did not identify any uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements.

The Company recognizes interest and penalties, if any, related to recognized uncertain income tax positions, in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended December 31, 2024, and 2023. Open tax years subject to examination by the Internal Revenue Service generally remain open for three years from the filing date. Tax years subject to examination by the state jurisdictions generally remain open for up to four years from the filing date.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recent Issued Accounting Pronouncement

We consider the applicability and impact of all new accounting pronouncements on our consolidated financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the Financial Accounting Standards Board (FASB) through the date these consolidated financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective, that when adopted, will have a material impact on the consolidated financial statements of the Company.

F-45

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07 – Segment Reporting (Topic ASC 280) Improvements to Reportable Segment Disclosures. The ASU improves reportable segment disclosure requirements, primarily through enhanced disclosure about significant segment expenses. The enhancements under this update require disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (CODM) and included within each reported measure of segment profit or loss, require disclosure of other segment items by reportable segment and a description of the composition of other segment items, require annual disclosure under ASC 280 to be provided in interim periods, clarify use of more than one measure of segment profit or loss to make decisions, and require that entities with a single reporting segment provide all disclosures required by this update and required under ASC 280. The Company adopted ASU 2023-07 for the annual period ended December 31, 2024.

Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions: On September 30, 2022, the FASB issued ASU 2022-03 (ASU 2022-03), which clarifies the guidance in Topic 820 on the fair value measurement of an equity security that is subject to contractual restrictions that prohibit the sale of an equity security. ASU 2022-03 also requires specific disclosures related to such an equity security, including (1) the fair value of such equity securities reflected in the balance sheet, (2) the nature and remaining duration of the corresponding restrictions, and (3) any circumstances that could cause a lapse in the restrictions. ASU 2022-03 clarifies that a “contractual restriction prohibiting the sale of an equity security is a characteristic of the reporting entity holding the equity security” and is not included in the equity security’s unit of account. Accordingly, an entity should not consider the contractual sale restriction when measuring the equity security’s fair value (i.e., the entity should not apply a discount related to the contractual sale restriction, as stated in ASC 820-10-35-36B as amended by the ASU). The ASU also prohibits an entity from recognizing a contractual sale restriction as a separate unit of account. For the Company, ASU 2022-03 became effective for quarter ended March 31, 2024 and did not have a material effect on the Company’s consolidated financial statements for the year ended December 31, 2024.

NOTE 3: INTANGIBLE ASSETS

Definite-Lived Intangible Assets

The Company’s definite-lived intangible assets consist of capitalized software development costs and a customer relationship asset acquired through the Advangelists, LLC acquisition in 2018. The intangible assets are being amortized over their estimated useful lives of five years. The Company periodically evaluates the reasonableness of the useful lives of these assets. These assets are also reviewed for impairment or obsolescence when events or circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

	Useful Life	December 31, 2024	December 31, 2023

Customer relationships	5 years	$3,003,676	$3,003,676
Less accumulated amortization		(3,003,676)	(2,927,188)
Net carrying value, customer relationships		$–	$76,488

Software development costs	5 years	$3,602,328	$2,157,932
Less accumulated amortization		(417,766)	(108,024)
Net carrying value, software development costs		$3,184,562	$2,049,908

During the years ended December 31, 2024, and 2023, the Company recognized $386,230 and $677,820 of amortization expense, respectively, related to intangible assets. Amortization expense is included in general and administrative expenses on the consolidated statements of operations.

F-46

Through the year ended December 31, 2024, the Company capitalized a total of approximately $3,602,000 of costs associated with the development of its new software enhancements, referred to as ATOS4P and AdHere, of which approximately $864,000 and $2,738,000 were capitalized to each project, respectively. The Company recognized approximately $173,000 and $108,000 in amortization expense for the years ended December 31, 2024 and 2023, respectively, related to capitalized software development costs associated with its ATOS4P product. The Company recognized approximately $137,000 in amortization expense for the year ended December 31, 2024, related to capitalized software development costs associated with its AdHere product, which was released to the general public during the fourth quarter of 2024.

Future annual amortization of software development costs for products being marketed at December 31, 2024, is as follows:

2025	$720,466
2026	720,466
2027	720,466
2028	612,443
2029	410,721
Total	$3,184,562

NOTE 4 – DEBT

Small Business Administration Loan

In June 2020, the Company received an Economic Injury Disaster Loan of $150,000 from the Small Business Administration (SBA) which carries a thirty-year term, and interest at 3.7% per annum, with a maturity date in July of 2050. The loan is to be repaid in monthly installments, including principal and interest, of $731, beginning twelve months from the date of the loan. On January 5, 2023, the Company paid $163,885 to the Small Business Administration to settle all obligations under the SBA loan in full.

Investor Note Payable

On December 30, 2022, the Company and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the Investor), entered into a Securities Purchase Agreement (the SPA) for the Investor to purchase from the Company (i) a senior secured 20% original issue discount (OID) nine-month promissory note in an aggregate gross principal amount of $1,437,500, less the 20% OID of $287,500, for a net subscription amount of $1,150,000 (the Investor Note), and (ii) a five year warrant to purchase 174,242 shares of the Company’s common stock at an exercise price of $6.60 per share, exercisable commencing July 1, 2023 and expiring December 30, 2027 (the Investor Warrant). Proceeds from the SPA were received by the Company in January 2023. Per terms of the SPA, if at any time commencing July 1, 2023, the Company issues, sells, or announces for sale, any shares of its common stock (Subsequent Equity Sale) for a per share price less than the exercise price of the Investor Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Investor Warrant shall be reduced to an amount equal to the issuance price of the Subsequent Equity Sale.

In conjunction with the SPA, the Company issued 34,849 shares of common stock, or approximately 5.3% of the Company’s outstanding shares at the time, to the Investor as an incentive on the transaction (Incentive Shares). Excluding the above-referenced Investor Warrant, the shares of common stock exercisable pursuant to such Investor Warrant are not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. Total issuance fees of $138,500 associated with the closing of the SPA were paid by the Company to Spartan Capital Securities LLC and the Investor’s counsel, resulting in net proceeds of $1,011,500. Approximately $163,000 of the loan proceeds were utilized to repay the outstanding principal and accrued interest under a SBA loan outstanding at the time.

F-47

The Investor Note will only become convertible into common stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matured and was payable on or before September 30, 2023, and it provided that the Investor may demand prepayment after March 31, 2023 and before the maturity date, provided that the purchasers of securities in a future public offering by the Company, as defined in the SPA, who hold the purchased Company securities at the time the prepayment demand, unanimously consent to the prepayment. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all of their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above-described transaction contain certain piggy-back registration rights after the completion of the Company’s February 2023 Offering. On June 30, 2023, the secured debt was paid in full through the proceeds of the Company’s June 2023 Offering. See Note 6.

The aforementioned Investor Warrant was deemed to be an equity-classified derivative instrument with a fair value of $1,526,363 at the date of closing on the SPA, incorporating the use of the Black-Scholes valuation model, and the Incentive Shares were deemed to have a fair value of $318,863 based on the closing market price of the Company’s common stock on the day preceding the closing of the Agreement. Per accounting guidance under ASC 815, the Company recorded the fair values of the Investor Warrant and Incentive Shares based on the relative fair value allocation method, which allocates fair values as a percentage of total fair value of the debt, Investor Warrant, and Incentive Shares, in proportion to the net proceeds received (after deducting fees paid to lender) under the Investor Note of $1,150,000. As a result of applying the relative fair value allocation method, the Investor Warrant was assigned a relative fair value of $586,040 and the Incentive Shares were assigned a relative fair value of $122,426, at the date of closing on the SPA. The fair values of the Investor Warrant, the Incentive Shares, the OID of $287,500, and the $138,500 in debt issuance costs paid, were recorded as debt discounts and debt issuance costs totaling $1,134,466. Amortization associated with the total debt discounts is being recognized using the effective interest method over the term of the Investor Note, which matured on September 30, 2023. For the first six months of fiscal 2023, $738,142 in amortization on the debt discounts was recognized as interest expense and is included on the accompanying consolidated statement of operations for the year ended December 31, 2023. The remaining unamortized debt discounts of $396,322 were written off as loss on debt extinguishment upon full settlement of the Investor Note in conjunction with proceeds received from the June 2023 Public Offering. See Note 6.

Related Party - Salkind Loans

On October 10, 2023, the Company received a $300,000 loan from the Marital Trust GST Subject U/W/O Leopold Salkind (Salkind October 2023 Loan), a related party through the Company’s Board chair. This unsecured loan has a maturity date of November 30, 2023, with interest at the rate of 15% per annum. The note is payable in cash on the maturity date; however, the debt holder has the right to convert the loan into restricted common stock at a conversion price of $0.70 per share or to apply the loan repayment to invest on the terms of any private financing completed by the Company prior to the maturity date. Exemption from registration for the aforesaid transactions is claimed under Section 4(2) of the Securities Act of 1933, as amended. In November 2023, the Salkind October 2023 Loan principal outstanding of $300,000 plus accrued and unpaid interest, were converted into shares of the newly designated Series G Preferred Stock. See Note 6.

On February 2, 2024, Dr. Salkind, Board Chairman, loaned the Company $150,000 of short-term debt financing for working capital (Salkind February 2024 Loan). The unsecured loan was payable on demand and boar interest at 10% per annum, payable monthly.

On June 27, 2024, the Company entered into a new Loan Agreement with Dr. Salkind and a relative of Dr. Salkind (Salkind June 2024 Loan) for no additional consideration from the lenders, effectively cancelling the Salkind February 2024 Loan. The Salkind June 2024 Loan is a $160,000 non-interest-bearing loan, which includes an Original Issue Discount of $10,000. The $160,000 in principal is due on demand on or after December 31, 2024, and is convertible at the option of the lenders at any time into shares of the Company’s restricted common stock at a conversion rate of $0.50 per share.

On July 5, 2024, the Company entered into another Loan Agreement with Dr. Salkind for additional proceeds of $50,000, and on July 23, 2024, entered into a Loan Agreement with Dr. Salkind’s son for additional proceeds of $50,000. Both July 2024 loans were issued under the same non-interest, repayment, and conversion terms as the Salkind June 2024 Loan.

F-48

On December 30, 2024, the Salkind June 2024 Loan and the July 2024 Salkind loans were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $250,000 in debt principal and $11,500 in Original Issue Discount was converted into a total of 523,000 shares of common stock, in full settlement of debt outstanding to Dr. Salkind and his son. The Company recognized $11,500 in interest expense under the loans related to amortization of the OID for the year ended December 31, 2024.

Related Party - Other Loans

During the quarter ended June 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash or the cancellation of invoices outstanding related to legal services performed by the attorney.

Loan 1, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $70,000 cash, and included a $4,000 discount. The $74,000 in principal was paid in full during 2024, and the Company recognized $4,000 in interest expense associated with the debt discount during the year ended December 31, 2024.

Loan 2, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $40,000 in cash. The principal was paid in full during 2024.

Loan 3, dated June 2024, is a non-interest-bearing demand loan issued in exchange for the cancellation of $20,000 in invoices outstanding related to legal services performed. Loan 3 included an Original Issue Discount (OID) of $5,000. The $25,000 in principal and Original Issue Discount is payable on demand on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

Loan 4, dated June 2024, is a non-interest-bearing demand loan issued in exchange for $37,000 in cash. Loan 4 included an Original Issue Discount of $15,000. The $52,000 in principal and Original Issue Discount is payable on demand at any time on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

During the quarter ended September 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash.

Loans 5 and 6, dated July 2024, consists of two verbal, non-interest-bearing loans totaling $78,000 to the Company on a short-term basis. Loan 7, dated September 2024, consists of a verbal, non-interest-bearing loan issued in exchange for $75,000 in cash on a short-term basis.

On October 8, 2024, the corporate attorney and the Company entered into a modification to Loans 3, 4, 5, 6, and 7 above which provides the following:

•	Loans 3 and 4 were amended to include a provision that, if the Company elects to prepay the loans, the Company will provide at least five days written notice to the debt holder of such intent for prepayment allowing the debt holder the opportunity to convert the debt.

•	Loans 5, 6, and 7, totaling $87,000 in outstanding principal were amended to add a $13,000 OID and a conversion option in which the debt and OID are convertible at any time at a rate of $1.00 per share at the option of the debt holder. In addition, in the event the Company receives additional financing or revenues, the Company shall, by Friday of each week in which such event occurs, notify the debt holder and shall give the debt holder the opportunity to demand immediate payment of at least 15% of such financing and/or revenues received by the Company until Loans 5, 6, and 7 have been paid in full.

•	The parties agree that all repayments of loans by the Company to the debt holder shall first reduce the outstanding principal and OID of Loans 5, 6, and 7.

On December 30, 2024, Loans 3 and 4 were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $57,000 in debt principal and $20,000 in Original Issue Discount was converted into a total of 154,000 shares of common stock. In addition, the Company’s counsel converted $69,000 of the remaining outstanding debt principal and $3,000 in OID on Loans 5, 6, and 7 into a total of 72,000 shares of common stock. There are no loans remaining outstanding from the Company’s counsel at December 31, 2024. The Company recognized $33,000 in interest expense under the loans related to amortization of OID for the year ended December 31, 2024.

F-49

Merchant Agreements

In November 2023, the Company entered into an agreement for the purchase and sale of future receivables (2023 Merchant Agreement) with a financial institution in exchange for $200,000 in funding (the 2023 Purchase Price). The 2023 Purchase Price is to be repaid through daily payments representing 10% of future customer payments on receivables until a total of $272,000 is paid. The Company recorded a debt discount associated with the 2023 Merchant Agreement totaling $72,000 which is being amortized through interest expense over the expected term of the agreement of 170 days. The Company recognized $33,578 in interest expense associated with the amortization of the debt discount for the six months ended June 30, 2024. In connection with the 2023 Merchant Agreement, and as additional consideration, the Company has agreed to issue 16,765 shares of its Common Stock to the financial institution in an amount equal to 5% of the Purchase Price, or $10,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the 2023 Purchase Price divided by the average closing per share price of the common stock for the previous twenty (20) days from the signed date of the 2023 Merchant Agreement. During April 2024, the total balance of principal and interest payable on the 2023 Merchant Agreement funding of approximately $112,000 was rolled into the April 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $47,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In February 2024, the Company entered into an agreement for the purchase and sale of future receivables (February 2024 Merchant Agreement) with the same financial institution associated with the 2023 Merchant Agreement for the sale of future receivables in exchange for $150,000 in funding (the 2024 Purchase Price), less a $7,500 origination fee. The 2024 Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $205,350 is paid. The Company recorded a debt discount associated with the February 2024 Merchant Agreement totaling $62,850 which is being amortized through interest expense over the expected term of the agreement of 170 days. In connection with the February 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 20,135 shares of its Common Stock to the financial institution in an amount equal to 5% of the Purchase Price, or $7,500, which was recorded as additional debt discount. During August 2024, the total balance of principal and interest payable on the February 2024 Merchant Agreement funding of approximately $69,000 was rolled into the August 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $63,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In April 2024, the Company entered into an agreement for the purchase and sale of future receivables (April 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 in funding (the April 2024 Purchase Price) in exchange for $127,000 in cash and full settlement of the November 2023 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $342,250 is paid. In connection with the April 2024 Merchant Agreement, and as additional consideration, the Company agreed to issue 12,854 shares of its common stock to the financial institution in an amount equal to 5% of the Purchase Price, or $12,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the Purchase Price divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the signed date of the Merchant Agreement. This agreement superseded the Merchant Agreement executed in November 2023. During September 2024, the total balance of principal and interest payable on the April 2024 Merchant Agreement funding of approximately $139,000 was rolled into the September 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $103,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In August 2024, the Company entered into an agreement for the purchase and sale of future receivables (August 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $200,000 in funding (the August 2024 Purchase Price), of which $121,147 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the February 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 16% of future customer payments received until a total of approximately $273,800 is paid. In connection with the August 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 2,779 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $6,057, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. During December 2024, the total balance of principal and interest payable on the August 2024 Merchant Agreement funding of approximately $125,000 was rolled into the December 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $84,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

F-50

In September 2024, the Company entered into an agreement for the purchase and sale of future receivables (September 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 funding (the September 2024 Purchase Price), of which $98,699 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the April 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $342,250 is paid. In connection with the September 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,993 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,560, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the September 2024 Merchant Agreement at December 31, 2024 is approximately $172,000, net of unamortized debt discount of approximately $52,000. The Company recognized approximately $52,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In December 2024, the Company entered into an agreement for the purchase and sale of future receivables (December 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $232,000 funding (the December 2024 Purchase Price), of which $95,669 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the August 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $317,600 is paid. In connection with the December 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,484 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,363, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the December 2024 Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the December 2024 Merchant Agreement at December 31, 2024 is approximately $220,000, net of unamortized debt discount of approximately $97,000. The amortization on the debt discount on this agreement was de minimis for the year ended December 31, 2024.

For the years ended December 31, 2024, and 2023, the Company recognized a total of approximately $350,000 and $32,000 in interest expense associated with the amortization of the debt discounts on the 2024 Merchant Agreements and the November 2023 Merchant Agreement.

2024 Promissory Notes

In March 2024, the Company issued a promissory note in the principal amount of $126,500 with an Original Issue Discount (OID) of $16,500 (March 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the promissory note, totaling $17,710, and is payable, along with principal, in five individual payments commencing September 15, 2024, through the maturity date of January 15, 2025. In addition to the OID, the Company paid $8,150 in issuance costs associated with the 2024 March Promissory Note and recorded a debt discount totaling $24,650 which is being amortized over the repayment period of the principal through interest expense. The Company recognized approximately $23,000 in interest expense for the year ended December 31, 2024, associated with amortization of the debt discount on the March 2024 Promissory Note. Solely upon an event of default, and at the option of the holder, all amounts outstanding under the March 2024 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, all outstanding obligations under the March 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2024 Promissory Note. Approximately $18,000 in principal and OID remain outstanding at December 31, 2024.

In April 2024, the Company issued a promissory note in the principal amount of $96,000 with an Original Issue Discount of $16,000 (April 2024 Promissory Note). Interest is charged on the principal at 15% upon issuance of the April 2024 Promissory Note, totaling $14,400, and is payable, along with principal, in ten individual payments of $11,040 commencing May 30, 2024, through the maturity date of March 31, 2025. The Company recognized approximately $18,000 in interest expense for the nine months ended June 30, 2024, associated with amortization of the debt discount on the April 2024 Promissory Note. Solely upon an event of default, and at the option of the holder of the April 2024 Promissory Note, all amounts outstanding under the April 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the April 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the April 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. Approximately $21,000 in principal and OID remain outstanding at December 31, 2024.

F-51

In September 2024, the Company issued a promissory note in the principal amount of $98,900 with an Original Issue Discount of $20,300 (September 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the September 2024 Promissory Note, totaling $13,846, and is payable, along with principal as follows: $56,373 due March 15, 2025, $14,093 due on each of April 15, 2025 and May 15, 2025 and $14,874 due on June 15, 2025 and on the maturity date of July 15, 2025. The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the September 2024 Promissory Note, all amounts outstanding under the September 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the September 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the September 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All principal and OID remain outstanding at December 31, 2024 as no payments have been made under this agreement.

In December 2024, the Company issued a promissory note in the principal amount of $132,250 with an Original Issue Discount of $24,450 (December 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the December 2024 Promissory Note, totaling $18,515, and is payable, along with principal as follows: $75,383 due June 15, 2025, $18,846 due on each of July 15, 2025, August 15, 2025, September 15, 2025 and October 15, 2025 (the Maturity Date). The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the December 2024 Promissory Note, all amounts outstanding under the December 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the December 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the December 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All principal and OID remain outstanding at December 31, 2024 as no payments have been made under this agreement.

In August 2024, the Company entered into a financing arrangement with their Directors and Officers (D&O) insurance provider to fund the annual premium related to the D&O insurance policy. The total amount financed was $112,500 and incurs interest at a rate of 8.14% per annum, with nine monthly payments of principal and interest of $12,928 through May 2025. Remaining unpaid principal under this financing arrangement was $62,500 at December 31, 2024.

Following is a summary of debt outstanding at December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Merchant Agreements	$541,972	$216,089
2024 Promissory Notes	332,796	–
Total Debt	874,768	216,089
Less: Unamortized debt discounts	(200,853)	(47,372)
Current portion of debt	$673,915	$168,717

The weighted average interest rate on short term borrowings outstanding at December 31, 2024 and 2023 was 46% and 85%, respectively.

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NOTE 5 – INCOME TAXES

The Company has federal net operating loss carryforwards (“NOL’s) of approximately $64,530,000 and $59,837,000 at December 31, 2024 and 2023, respectively, which may be available to reduce future taxable income indefinitely. During the year’s ended December 31, 2024, and 2023, the Company recognized $84,000 and $182,000 in income tax benefit as a result of the noncash settlement of an income tax obligation assumed through its 2018 acquisition of Advangelists, LLC.

The tax effects of temporary differences which give rise to deferred tax assets are summarized as follows:

	December 31,
	2024	2023
Deferred tax assets
Net operating losses	$16,083,000	$14,929,000
Allowance for credit losses	33,000	302,000
Valuation allowance	(16,080,000)	(15,097,000)
Net deferred tax assets	36,000	134,000

Deferred tax liabilities
Property and equipment	(36,000)	(134,000)
Net deferred tax assets	$–	$–

The change in the Company’s valuation allowance was an increase of $1,000,000 and $1,512,000 for the years ended December 31, 2024 and 2023, respectively, primarily related to the increases in net operating losses.

A reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2024		2023
Federal income tax at statutory rates	(21.00%	)	(21.00%	)
Change in deferred tax asset valuation allowance	24.94%		25.00%
Other	(3.81%	)	(3.70%	)
Income taxes at effective rates	0.13%		0.30%

NOTE 6 – STOCKHOLDERS’ EQUITY

On August 7, 2023, the Company effected a 1-for-15 reverse stock split of its common stock, with all fractional common shares rounded up to the nearest whole number. The effects of this rounding resulted in the issuance of 14,162 additional shares of common stock at the time of the split.

The Company’s authorized capital stock consists of 105,000,000 shares, comprised of 100,000,000 shares of common stock, per share par value $0.0001, and 5,000,000 shares of preferred stock, per share par value $0.0001.

Of the 5,000,000 shares of preferred stock authorized, the Board of Directors has designated the following:

•	1,500,000 shares as Series AA Preferred Stock, none outstanding
•	1,250,000 shares as Series AAA Preferred Stock, 31,413 shares outstanding
•	1,250 shares as Series AAAA Preferred Stock, none outstanding
•	1,500 shares as Series C Preferred Stock, none outstanding
•	2 shares as Series B Preferred Stock: none outstanding
•	70,000 shares as Series E Preferred Stock, 61,688 shares outstanding
•	One share of Series F Preferred Stock, none outstanding
•	300,789 shares of Series G Preferred Stock, none outstanding
•	770,000 shares of Series H Preferred Stock, none outstanding

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Rights Under Preferred Stock

The Company’s classes of preferred stock include the following provisions:

Optional Conversion Rights of Preferred Stock

•	Series AA – one share convertible into 3.33 shares of common stock
•	Series AAA – one share convertible into 0.0167 shares of common stock
•	Series C – one share convertible into 6,667 shares of common stock
•	Series E – one share convertible into 0.0167 shares of common stock (calculated by taking one share at a rate of its Stated Value, as defined, divided by $0.08, convertible commencing January 31, 2020 and further adjusted by dividing the result by 6000 representing the aggregate amount of two reverse stock splits)
•	Series G – one share convertible into shares of common stock at a rate of its Stated Value divided by $0.50 (Series G Conversion Ratio)
•	Series H – one share was convertible into shares of common stock at a rate of its Stated Value ($2.00 at August 7, 2024, date of mandatory conversion discussed below) divided by $0.20 (Series H Conversion Ratio)

Redemption Rights

Series E preferred stock is redeemable at any time upon 30 days’ written notice by the Company and the shareholders, at a rate of 100% of the Stated Value, as defined.

Mandatory Conversion Right

Any outstanding shares of Series G Preferred Stock shall automatically convert into common stock based on the Series G Conversion Ratio if the closing sales price of the Company’s common stock for ten (10) consecutive trading days closes over $5.00 per share.

Any outstanding shares of Series H Preferred Stock shall automatically convert into common stock based on the Series H Conversion Ratio at the earlier of (i) December 31, 2026, or (ii) at such time as the closing sale price of the Company’s common stock exceeds $2.00 per share for ten (10) consecutive trading days. In August 2024, the Series H Preferred Stock satisfied the mandatory conversion right, resulting in the conversion of all 768,473 shares outstanding into 7,684,730 shares of common stock, exclusive of accrued dividend liabilities totaling $122,954 also being converted into 158,840 shares of common stock.

Mandatory Dividend

Commencing after the later of (i) the first day of the calendar month after the month in which the Series G shares are issued or (ii) January 2, 2024, the holders of outstanding shares of Series G Preferred Stock shall receive a monthly dividend of 20% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series G Preferred Stock in cash or in common stock.

Commencing January 2, 2024, the holders of outstanding shares of Series H Preferred Stock shall receive a monthly dividend of 1% of the Stated Value per share. The dividend shall be paid at the election of the majority holder of the Series H Preferred Stock in cash or in common stock. If the election is for cash payment, the Company has the right to deliver a one-year secured note bearing interest at the rate of 15% per annum in lieu of paying cash. As discussed above, for the period January 1 through August 6, 2024, the mandatory conversion date, the Company accrued and paid stock dividends of 158,840 common shares totaling $122,954, to the Series H Preferred Stock shareholders.

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Liquidation Preference

The Series G and Series H Preferred Stock have a liquidation preference of the Stated Value per share plus accrued and unpaid dividends.

Shares Issued for Services

On October 6, 2023, the Company entered into a one-year consulting contract with Mr. Gene Salkind, its Chairman of the Board, to provide business consulting services to the Company. Mr. Salkind received 150,000 shares of restricted common stock, valued at $103,500, in consideration for his services under this agreement.

In December 2023, the Company entered a one-year consulting contract with an unrelated party. In accordance with the contract, the consultant received a signing bonus of $25,000 in cash, 100,000 shares of restricted common stock valued at $14,000, and warrants to purchase 200,000 shares of common stock, exercisable over a three-year period at $0.20 per share, valued at $25,000. In addition, the consultant is to receive monthly cash payments of $12,500 over the term of the agreement. The value of the signing bonus, shares of restricted common stock, and warrants, totaling $64,000, was recorded as a prepaid asset on the accompanying consolidated balance sheet and is being amortized through general and administrative expenses over the one-year term of the agreement. For the years ended December 31, 2024 and 2023, the Company recognized $60,000 and $4,000 of expense, respectively, associated with amortization of the prepaid asset with no unamortized balance remaining at December 31, 2024.

On August 15, 2024, the Company entered into a Business Development Agreement with a non-affiliated entity. The term of the agreement is three months, and the consultant has a choice of $12,500 in cash or 25,000 shares of the Company’s restricted common stock as compensation. The consultant elected to receive 25,000 shares of restricted common stock. The $12,500 fee was recorded as a prepaid asset on the consolidated balance sheet and was amortized through general and administrative expenses over the three-month term. All the $12,500 in expense was recognized for the year ended December 31, 2024.

During the year ended December 31, 2024, the Company issued a total of 154,000 shares of common stock in full settlement of vendor payables previously outstanding, totaling $83,000. The Company also issued a total of 46,010 shares of common stock as service fees in conjunction with the Merchant Agreements described in Note 4. The total value of the shares issued equaled $41,015.

Issuance of Common Stock Warrant for Services

During June 2024, the Company entered into a consulting agreement with an unrelated party for general business consulting services. The term of the agreement is for twelve months, commencing in June 2024. Compensation under the agreement included an upfront payment of $25,000 in cash, and the issuance of 100,000 common stock warrants, exercisable through June 2027, at an exercise price of $0.50 per share. The consultant also receives a monthly fee of $5,000. The fair value of the warrants at issuance was $171,800, which is being amortized, along with the upfront payment, through general and administrative expense, straight-line, over the twelve-month service period. In September 2024, the Company amended the consulting agreement to increase the monthly cash compensation to $10,000 and to issue additional warrants to purchase a total of 150,000 shares of common stock exercisable over a three-year period. The 150,000 warrant shares consist of 100,000 warrant shares exercisable at $0.50 per share and 50,000 warrant shares exercisable at $1.00 per share through September 10, 2027. The new warrants issued in September 2024 have a fair value of $446,200, which was recorded as a prepaid asset and is being amortized through general and administrative expense, straight-line, over the remaining 10 months of the agreement term. Total expense recognized related to the upfront payment and issued warrants was approximately $178,000 and $110,000, respectively, for the year ended December 31, 2024.

Common Stock Issued in Conjunction with Debt Issuance

On December 30, 2022, the Company and Walleye Opportunities Master Fund Ltd, a Cayman Islands company (the Investor), entered into a Securities Purchase Agreement (the Walleye SPA) for the Investor to purchase from the Company (i) a senior secured 20% original issue discount (OID) nine-month promissory note in an aggregate gross principal amount of $1,437,500, less the 20% OID of $287,500, for a net subscription amount of $1,150,000 (the Investor Note), and (ii) a five year warrant to purchase 174,242 shares of the Company’s common stock at an exercise price of $6.60 per share, exercisable commencing July 1, 2023 and expiring December 30, 2027 (the Investor Warrant). Proceeds from the Agreement were received by the Company in January 2023.

F-55

In conjunction with the Walleye SPA, the Company issued 34,849 shares of common stock, or approximately 5.3% of the Company’s outstanding shares at that time, to the Investor as an incentive on the transaction (Incentive Shares). Excluding the above-mentioned Investor Warrant, the shares of Common Stock exercisable pursuant to such Investor Warrant are not being considered beneficially owned by the Investor until the Investor Warrant is exercisable within 60 days. Total issuance fees of $138,500 associated with the closing of the Walleye SPA were paid by the Company to Spartan Capital Securities LLC and the Investor’s counsel, resulting in net proceeds of $1,011,500. Approximately $163,000 of the loan proceeds were utilized to repay the outstanding principal and accrued interest under an SBA loan.

The Investor Note will only become convertible into common stock upon the occurrence of an Event of Default under and as defined in the Investor Note on terms set forth in the Investor Note. This Investor Note matured and was payable on or before September 30, 2023, and it provided that the Investor may demand prepayment after March 31, 2023, and before the maturity date, provided that the purchasers of securities in a future public offering by the Company, as defined in the Walleye SPA, who hold the purchased Company securities at the time the prepayment demand, unanimously consent to the prepayment. The Company granted a security interest in all of its assets to the Investor as collateral for its obligations under the Investor Note pursuant to a Security Agreement. In addition, the Company’s subsidiaries guaranteed the obligations of the Company under the Investor Note pursuant to a Subsidiary Guarantee and granted a first lien security interest in all their assets to the Investor as additional collateral pursuant to the Security Agreement. All securities sold in the above-described transaction contain certain piggy-back registration rights after the completion of our February 2023 Offering (see below). During the third quarter of 2023, the secured debt was paid in full through the proceeds of the Company’s June 2023 Offering.

The aforementioned Investor Warrant was deemed to be an equity-classified derivative instrument with a fair value of $1,526,363 at the date of closing on the Agreement, incorporating the use of the Black-Scholes valuation model, and the Incentive Shares were deemed to have a fair value of $318,863 based on the closing market price of the Company’s common stock on the day preceding the closing of the Walleye SPA. Per accounting guidance under ASC 815, the Company recorded the fair values of the Investor Warrant and Incentive Shares based on the relative fair value allocation method, which allocates fair values as a percentage of total fair value of the debt, Investor Warrant, and Incentive Shares, in proportion to the net proceeds received under the Investor Note of $1,150,000. As a result of applying the relative fair value allocation method, the Investor Warrant was assigned a relative fair value of $586,040 and the Incentive Shares were assigned a relative fair value of $122,426, at the date of closing on the Walleye SPA. Amortization associated with the total debt discounts is being recognized using the effective interest method over the term of the Investor Note, which matured on September 30, 2023. For the year ended December 31, 2023, $377,149 in amortization on the debt discounts was recognized as interest expense on the accompanying consolidated statement of operations, and the remaining unamortized debt discounts of $396,322 were written off as loss on debt extinguishment upon full settlement of the Investor Note in conjunction with proceeds received from the June 2023 Offering.

February 2023 Offering

On February 13, 2023, the Company entered into an underwriting agreement (the Underwriting Agreement) with Spartan Capital Securities LLC (the Underwriter) relating to a public offering of 251,842 shares of common stock and pre-funded warrants to purchase 285,792 shares of common stock (the Shares), for net proceeds of $3,207,500 (the February 2023 Offering). In conjunction with the February 2023 Offering, which closed on February 16, 2023, the investors also received other Warrants to purchase 806,452 shares of common stock (Series 2023 Warrants) on a cash basis or up to 403,226 shares on a cashless basis. The offered Shares were priced at $6.975 per combination of one share of common stock or one pre-funded warrant, accompanied by one Series 2023 Warrant.

Each pre-funded warrant is exercisable at any time, until fully exercised, to purchase one share of common stock at an exercise price of $0.0015 per share. Each Series 2023 Warrant is exercisable for five years to purchase 0.1 share of common stock at a cash exercise price of $6.975 per warrant share. The Series 2023 Warrants contain an alternative cashless exercise provision permitting the holder to acquire 0.05 share of common stock for every 0.1 warrant share any time after the earlier of (i) 30 days following the initial exercise date of February 14, 2023, and (ii) the date on which the aggregate trading volume of the Company’s common stock, beginning on the initial exercise date of the Series 2023 Warrants, exceeds 2,419,355 shares. Additionally, the exercise price of both the pre-funded warrants and the Series 2023 Warrants are subject to customary adjustments for stock splits, stock dividends, reclassifications and the like.

F-56

Pursuant to the terms of the Underwriter agreement, and as partial consideration to the Underwriter, the Company issued a warrant for the purchase of 26,882 shares of common stock, exercisable from February 14, 2023, through February 14, 2028, at an initial exercise price of $7.6725 per share. This warrant was cancelled by the underwriter on or about June 30, 2023, in connection with the completion of the June 2023 Offering described below. The Company also granted the Underwriter a 45-day option to purchase up to an additional 80,645 shares and/or pre-funded warrants in lieu of shares and accompanying Series 2023 Warrants to purchase 120,968 shares at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. No additional shares or pre-funded warrants were purchased by the Underwriter. The Company paid a cash fee to the Underwriter equal to 8% of the gross proceeds raised in February 2023 Offering, plus a reimbursement of Underwriter fees totaling $242,500.

Between the closing of February 2023 Offering and June 30, 2023, investors holding pre-funded warrants converted all their pre-funded warrants into 285,792 shares of common stock and elected the alternative cashless exercise provision for the Series 2023 Warrants, resulting in the issuance of 403,226 shares of common stock. As of June 30, 2023, all the aforementioned pre-funded warrants and 2023 Warrants were exercised.

June 2023 Offering

On June 30, 2023, Mobiquity Technologies, Inc. closed on a public offering selling an aggregate of 375,000 shares of common stock (and 1,625,000 common stock equivalents in the form of pre-funded warrants to purchase 1,625,000 common shares) to investors pursuant to Securities Purchase Agreements at a public offering price of $1.50 per share (or $1.4985 per pre-funded warrant) (the June 2023 Offering), for total gross proceeds of $3,000,000. Placement agent fees and other offering costs totaled $472,001 and were recorded net of gross proceeds in the Company’s consolidated statement of stockholders’ equity during the quarter ended June 30, 2023. Each pre-funded warrant is exercisable at any time to purchase one share of common stock at an exercise price of $0.0015 per share. Additionally, the exercise price of pre-funded warrants is subject to customary adjustments for stock splits, stock dividends, reclassifications and the like. Spartan Capital Securities, LLC acted as the Company’s exclusive placement agent of the June 2023 Offering pursuant to a Placement Agent Agreement. The net proceeds to the Company from the sale of the shares and pre-funded warrants, after deducting the Placement Agent commissions and offering expenses payable by the Company, was approximately $2,528,000. The Company used $1,437,500 of the proceeds received from the June 2023 Offering to fully satisfy its Senior Secured 20% OID Promissory Note to Walleye Opportunities Master Fund Ltd. See Note 4. In July 2023, the Company also issued 478,334 shares of common stock upon exercise of 478,334 pre-funded warrants, increasing the number of outstanding common shares to 2,588,333.

Other 2023 Stock Transactions

In April 2023, the Board of Directors or the Compensation Committee of the Company’s Board of Directors approved the following transactions:

•	Grant of 6,667 shares of restricted common stock to Gene Salkind, Chairman of the Board, for services previously rendered, based on a per share value of $2.505.
•	Grant of 3,333 shares of restricted common stock each to the Company’s CEO and another member of the Board of Directors for services as directors of the Company.
•	Grant of 2,000 shares of common stock to Gene Salkind as payment for accrued and unpaid interest of approximately $5,000 based on a per share value of $2.505.
•	Grant of 4,791 shares of restricted common stock to the Company’s legal counsel as payment for accrued and unpaid services valued at $12,000 and $2.505 per share.
•	Issuance of a total of 31,891 shares of restricted common stock at a per share value of $2.52 as payment and full settlement of outstanding accounts payable with a total carrying amount of $80,411.

Share prices used in the above transaction were based on the market price of the Company’s common stock on the consummation dates of the transactions.

Salkind October 2023 Loan Conversion and Series G Preferred Stock Issuance

Effective November 7, 2023, Mr. Gene Salkind and parties associated with him (the Series G Preferred Shareholders), invested $1,503,495 into the Company’s newly created Series G Preferred Stock, formalized through three Subscription Agreements for the sale of a combined 300,789 shares of Series G Preferred Stock for total cash proceeds of $1,200,000, plus the conversion of $300,000 in principal and $3,495 in accrued interest from the Salkind October 2023 Loan (see Note 4). Each share of the Series G Preferred Stock is convertible by the Series G Preferred Shareholders at any time after issuance into ten (10) shares of the Company’s Common Stock, or $0.50 per Common Share (Series G Conversion Ratio). The Series G Preferred Stock will automatically convert at the same Series G Conversion Ratio upon the Company’s Common Stock reporting of a closing sales price over $5.00 per share for ten (10) consecutive trading days. The Company did not pay any commissions or other compensation to any third party in connection with the transactions reported herein. Exemption from registration is claimed under section 4(2) of the Securities Act of 1933, as amended.

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Series H Preferred Stock Issuances

On December 18, 2023, the Series G Preferred Shareholders agreed to exchange all 300,789 of the Series G Preferred Stock into 751,730 shares of the Company’s newly created Series H Preferred Stock. Also, our legal counsel agreed to exchange $33,000 of monies owed to the law firm for 16,500 shares of Series H Preferred Stock. Each share of the Series H Preferred Stock is convertible at any time after issuance into ten (10) shares of the Company’s Common Stock, or $0.20 per Common Share (Series H Conversion Ratio). The Series H Preferred Stock will automatically convert at the same Series H Conversion Ratio upon the Company’s Common Stock reporting of a closing sales price over $2.00 per share for ten (10) consecutive trading days or on December 31, 2026, whichever is earlier. The Company did not pay any commissions or other compensation to any third party in connection with the transactions reported herein. Exemption from registration is claimed under section 3(a)(9) of the Securities Act of 1933, as amended. During the quarter ended September 30, 2024, all outstanding shares of Series H Preferred Stock were converted into shares of the Company’s common stock, as discussed above.

Issuance of Common Stock for Settlement of Liabilities

In January 2024, the Company issued 100,000 shares of its common stock at a per share price of $0.53 in full settlement of vendor liabilities outstanding at an amount equal to $53,000. In March 2024, the Company issued 18,000 shares of its common stock in settlement of outstanding vendor liabilities at an amount equal to $12,000 stock at per share prices ranging from $0.50 to $1.00. In the third quarter of 2024, corporate counsel converted $18,000 of accrued liabilities into common stock at a conversion price of $0.50 per share.

Issuance of Common Stock for Cash

During the year ended December 31, 2024, the Company raised a total of $4,026,950 in cash from various accredited investors in conjunction with common stock subscription agreements, resulting in the issuance of a total of 5,908,734 shares of common stock at per share prices ranging from $0.30 to $1.75.

Treasury Stock

In the year ended December 31, 2024, the Company repurchased 17 shares of common stock for an insignificant amount, recorded as treasury stock. There were no repurchases of the Company’s common stock for the year ended December 31, 2023.

NOTE 7 – STOCK OPTION PLANS AND WARRANTS

During Fiscal 2005, the Company established, and the stockholders approved, an Employee Benefit and Consulting Services Compensation Plan (the “2005 Plan”) for the granting of up to 334 non-statutory and incentive stock options and stock awards to directors, officers, consultants and key employees of the Company. On June 9, 2005, the Board of Directors amended the Plan to increase the number of stock options and awards to be granted under the Plan to 667 shares. During Fiscal 2009, the Company established a plan of long-term stock-based compensation incentives for selected Eligible Participants of the Company covering 667 shares. This plan was adopted by the Board of Directors and approved by stockholders in October 2009 (the “2009 Plan”). In September 2013, the Company’s stockholders approved an increase in the number of shares covered by the 2009 Plan to 1,667 shares. In the first quarter of 2016, the Board approved, and stockholders ratified a 2016 Employee Benefit and Consulting Services Compensation Plan covering 1,667 shares (the “2016 Plan”) and approved moving all options which exceeded the 2009 Plan limits to the 2016 Plan. In December 2018, the Board of Directors adopted and in February 2019 the stockholders ratified the 2018 Employee Benefit and Consulting Services Compensation Plan covering 5,000 shares (the “2018 Plan”). On April 2, 2019, the Board approved the “2019 Plan” identical to the 2018 Plan, except that the 2019 Plan covers 10,000 shares. The 2019 Plan required stockholder approval by April 2, 2020, to be able to grant incentive stock options under the 2019 Plan. On October 13, 2021, the Board approved the “2021 Plan” identical to the 2018 Plan, except that the 2021 Plan covers 73,334 shares. The 2021 Plan required stockholder approval by October 13, 2022, to be able to grant incentive stock options under the 2021 Plan. On April 17, 2023, the Board approved a 2023 Equity Participation Plan similar to the Plans described herein, except that this Plan also provides for the grant of Restricted Unit Awards (the “2023 EP Plan”). Under the 2023 EP Plan, which was approved by stockholders on May 15, 2023, a maximum of 166,667 shares may be granted. On December 19, 2023, the Board approved the 2023 Employee Benefit and Consulting Compensation Plan (the “2023 Plan”) identical to the 2018 Plan, except that the 2023 Plan covers 4,000,000 shares (as amended in October 2024). The 2005 Plan, 2009 Plan, 2016 Plan, 2018 Plan, 2019 Plan, 2021 Plan, the 2023 EP Plan, and 2023 Plan are collectively referred to as the “Plans.”

In April 2023, Dean Julia was granted 833 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $3.30 and expiration of April 2032.

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In March and April 2023, Nate Knight and Byron Booker were each granted 1,667 options from the Company’s 2021 Plan with immediate vesting, at an exercise price of $3.30, and expiration of March 2028 and April 2028, respectively.

On December 19, 2023, the board approved, under the 2023 Plan, granting five-year Non-Statutory Stock Options to purchase 1,800,000 shares of common stock, immediately exercisable at $0.20 per share to various officers, directors, employees and consultants. Exemption from registration is claimed under section 4(2) of the Securities Act of 1933, as amended.

On October 8, 2024, the Board of Directors of the Company approved the increase in the number of shares available under the 2023 Employee Benefit and Consulting Services Compensation Plan from 2,000,000 shares to 4,000,000 shares and granted a total of 1,725,000 non-statutory stock options with a 5-year term, immediately exercisable to several officers, directors, employees and consultants at an exercise price of $2.45 per share.

All stock options under the Plans are granted at or above the fair market value of the common stock at the grant date. Employee and non-employee stock options vest over varying periods and generally expire either 5 or 10 years from the grant date. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. For option grants, the Company will take into consideration payments subject to the provisions of ASC 718 Stock Compensation. The weighted average assumptions made in calculating the fair values of options granted during fiscal 2024 and 2023 are as follows:

Year Ended December 31
	2024	2023
Expected volatility	200% - 205%	165% - 229%
Expected dividend yield	–	–
Risk-free interest rate	3.86% - 4.33%	3.43% - 4.15%
Expected term (in years)	5.00 -7.50	5.00 - 10.00

	Share	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2023	78,226	$243.30	7.44	$–
Granted	1,804,167	$0.21	4.97	$–
Cancelled & expired	(6,118)	$–	–	$–
Outstanding, December 31, 2023	1,876,275	$9.11	5.05	$252,000

Granted	1,725,833	$2.45	4.77	$–
Cancelled & expired	(56,344)	$–	–	$–
Outstanding, December 31, 2024	3,545,764	$4.97	4.41	$7,171,982
Options exercisable, December 31, 2024	3,545,764	$4.97	4.41	$7,171,982

The per share weighted-average grant-date fair value of options granted during fiscal 2024, was $2.45.

The aggregate intrinsic value of options outstanding and options exercisable on December 31, 2024, is calculated as the difference between the exercise price of the underlying options and the market price of the Company’s common stock for the shares that had exercise prices lower than the $3.38 closing price of the Company’s common stock on December 31, 2024. Stock-based compensation expense related to stock options was $4,093,346 and $306,929 for the fiscal years ended December 31, 2024, and 2023, respectively, and is included in general and administrative expenses on the accompanying consolidated statements of operations.

As of December 31, 2024, the unamortized compensation cost related to unvested stock option awards is $0, with no expected costs to be recognized during fiscal 2025 and 2026, respectively.

F-59

Warrants

During the fiscal year ended December 31, 2023, the Company issued a total of 2,849,551 common stock warrants. Total warrant shares issued included 174,242 shares issued in July 2023 in connection with the 20% OID Promissory note (see Note 4) which are exercisable commencing July 1, 2023, through December 30, 2027. In February 2023, 850,308 warrant shares were issued in connection with the February 2023 Public Offering, including 285,792 of pre-funded warrants (see Note 6) with a five-year contractual term, expiring February 14, 2028. On June 30, 2023, an additional 1,625,000 pre-funded warrants were issued with a five-year term in connection with the June 2023 Public Offering. During July 2023, 478,333 pre-funded warrants issued under the June 2023 Public Offering were exercised. In December 2023, the Company entered a one-year consulting contract with an unrelated party. In accordance with the said contract, the consultant received warrants to purchase 200,000 shares of common stock, exercisable over a three-year period at $0.20 per share.

On June 3, 2024, the Company entered into a one-year consulting agreement with a non-affiliated entity. The agreement provides for cash compensation of $85,000 (inclusive of a $25,000 signing bonus) to the consultant plus warrants to purchase 100,000 common shares at an exercise price of $0.50 per share through June 30, 2027. In September of 2024 the consultant received an additional 100,000 warrants exercisable at $0.50 and 50,000 warrants exercisable at $1.00 per share. Warrants contain the same terms as exist in the warrants issued in June of 2024. See Note 6 for further discussion.

On December 5, 2024, the Company issued 100,000 common stock warrants as compensation under a consulting services agreement. The warrants are exercisable at an exercise price of $4.00 per share through December 5, 2027. The per share fair value of the warrants at grant date was $3.84.

The weighted average assumptions made in calculating the fair value of warrants granted during the years ending December 31, 2024, and 2023, are as follows:

	Year Ended December 31,
	2024	2023
Expected volatility	216% - 220%	277%
Expected dividend yield	–	–
Risk-free interest rate	3.42% - 4.54%	4.71%
Expected term (in years)	2.75 – 3.00	1.50

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding, January 1, 2023	312,253	$195.15	4.73	$–
Granted	2,849,551	$3.36	4.25	$–
Exercised*	(2,448,427)	$3.36	–	$–
Cancelled & expired	(60,019)	$–	–	$–
Outstanding, December 31, 2023	653,358	$58.54	4.20	$–

Granted	350,000	$1.07	3.37	$–
Exercised	–
Expired	–
Outstanding, December 31, 2024	1,003,358	$38.67	2.90	$930,500
Warrants exercisable, December 31, 2024	1,003,358	$38.67	2.90	$930,500

*	Includes 285,792 of pre-funded warrants with a purchase price of $6.98 per share, paid upon grant of warrants in February 2023 and 478,333 of pre-funded warrants with a purchase price of $1.50 per share, paid upon grant of warrant in June 2023. Also includes warrants exercised under a cashless exercise provision resulting in the issuance of 537,634 common shares.

F-60

NOTE 8 – EARNINGS (LOSS) PER SHARE

Pursuant to ASC 260, Earnings Per Share, basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the periods presented.

Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares may consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. In the event of a net loss, diluted loss per share is the same as basic loss per share since the effect of the potential common stock equivalents upon conversion would be anti-dilutive.

The following potentially dilutive equity securities outstanding as of December 31, 2024, and 2023 are as follows:

	December 31, 2024	December 31, 2023
Stock options	3,545,764	1,876,275
Warrants	1,003,358	653,358
Series AAA preferred stock	314,124	209,525
Series H preferred stock	–	7,684,730
Total common stock equivalents	4,863,246	10,423,888

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation

Michael Trepeta, a former Co-CEO and director of the Company, filed a lawsuit against the Company and its subsidiary, Mobiquity Networks in April 2023 in the New York State Supreme Court, Nassau County. The claims stem from a Separation Agreement and Release that Mr. Trepeta and the Company entered into six years ago in April 2017 which terminated Mr. Trepeta’ s employment agreement and discontinued his employment and directorship with the Company, among other things, by mutual agreement. Mr. Trepeta also gave the Company a release in the Separation Agreement and Release. Mr. Trepeta has claimed that the Company fraudulently induced him to enter into the Separation Agreement and Release; that the Company breached Mr. Trepeta’ s employment agreement; and that the Company breached its covenant of good faith and fair dealing and its fiduciary duty. Mr. Trepeta is claiming not less than $2.5 Million in damages. Based on the Company’s initial internal review of the situation, the Company believes the claims lack merit and it intends to vigorously defend same. In December 2023, the Company was notified that its motion to dismiss Mr. Trepeta’s action was granted but Mr. Trepeta has filed a notice of appeal. Due to uncertainties inherent in litigation, the Company cannot predict the outcome of this matter at this time.

Segment Reporting

The services segment derives revenues from customers by providing access to its advertising technology applications, or by providing advertising technology campaign management services utilizing the Company’s technology applications. The accounting policies of the services segment are the same as those described in the summary of significant policies herein. The Chief Operating Decision Maker (CODM), which is the Company’s CEO, Dean Julia, assesses performance for the services segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as consolidated net income or loss. The measure of segment assets is reported on the balance sheet as total consolidated assets.

The CODM uses results of operations to evaluate income generated from segment assets (return on assets) in deciding whether to reinvest into the services segment or into other parts of the entity. The technology used in the customer arrangements is based on a single software platform utilized by customers or the Company in a similar manner.

F-61

The following table presents information about the Company’s services segment, including revenues, segment profit or loss before income taxes, and significant segment expenses for the years ended December 31, 2024 and 2023:

	2024	2023

Revenues	$2,085,471	$860,090

Less: cost of revenues	1,123,849	480,160

Gross profit	961,622	379,930

Less: other expenses
Stock-based compensation	4,093,346	309,929
Professional fees	1,468,875	1,780,301
Salaries	1,404,732	1,383,544
Technology	1,058,734	740,873
Interest expense	478,564	771,899
Amortization	386,231	677,819
Other segment items	277,326	807,368
Insurance	229,663	280,743
Commissions	137,570	81,480
Licenses and permits	104,087	264,132

Segment net loss and consolidated net loss before income taxes	$(8,677,506)	$(6,715,158)

NOTE 10 – SUBSEQUENT EVENTS

Issuance of Common Stock

Between January and March 31, 2025, the Company raised $569,500 at a purchase price of $1.75 per share through the issuance of 432,571 of its common stock, including 107,143 common shares as commitment shares to raise $250,000 of said funding. The Company also issued 276,941 common shares upon the cashless exercise of warrants to purchase 300,000 common shares. The Company also issued 1,498 shares in connection with Merchant Agreement described below, and 17,143 of shares issued at a per share price of $1.75 in full settlement of $24,000 of outstanding vendor payables plus $6,000 in original issue discount. Exemption from registration is claimed under Section 4(2). Section 3(a)(9) and Rule 506 of the Securities Act of 1933, as amended. No commissions were paid with respect to the aforementioned securities transactions.

Consulting Services Agreement

In January 2025, the Company entered into a Consulting Services Agreement with an unrelated party for certain business development consulting services for a period of one year. The consultant is to receive compensation over the term of the agreement, which includes a monthly cash fee of $12,500, and certain expense reimbursements. In addition, the Company issued 400,000 shares of its restricted common stock at the effective date of the agreement as a signing bonus.

F-62

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

Legal Fees and Expenses	$35,000.00
Accounting Fees and Expenses	5,000.00
Miscellaneous Fees	10,000.000
Total	$50,000.00

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers.

Item 14. Indemnification of Directors and Officers.

The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our certificate of incorporation and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities. In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the certificate of incorporation and bylaws. Currently, we have no such agreements, other than employment agreements with our executive officers, which provide for indemnification to the fullest extent as permitted by law. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors. As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

II-1

Item 15. Recent Sales of Unregistered Securities.

RECENT SALES OF UNREGISTERED SECURITIES

(a)	For fiscal 2023 and 2024 and the quarter ended March 31, 2025, we had no sales or issuances of unregistered capital stock, except as described below:

Fiscal 2023 and Fiscal 2024

Date of Sale	Title of Security	Number Sold	Consideration Received and Description of Underwriting or Other Discounts to Market Price or Convertible Security, Afforded to Purchasers	Exemption from Registration Claimed	If Option, Warrant or Convertible Security, terms of exercise or conversion
2023	Common Stock	291,891 shares	Services rendered	Rule 506, Section 4(2)	Not applicable

2023	Common Stock	626,844 shares 2,448,427 warrants	Shares sold for cash	Rule 506, Section 4(2)	Warrant exercise price ranging from $1.50 to $6.975 per share

2023	Common Stock	34,849 shares	Original issue discount	Section 3 (a)(9)	Not applicable

2023	Common Stock	2,314,026 shares	Warrant conversion	Section 3 (a)(9)	Each warrant exercise price $6.975

2023	Common Stock	92,378 shares	Interest conversion	Rule 506, Section 4(2)	Not applicable

2024	Common Stock	5,708,734 shares	Shares sold for cash of $4,026,950	Rule 506, Section 4(2)	Not applicable

2024	Common Stock	200,000 shares	Common stock subscribed	Rule 506, Section 4(2)	Not applicable

2024	Common Stock	225,010 shares	Services rendered	Rule 506, Section 4(2)	Not applicable

2024	Common Stock	7,684,730 shares	Conversion of Series H Preferred stock	Section 3 (a)(9)	Not applicable

2024	Common stock	749,000 shares	Note conversion Conversion of Series H	Section 3 (a)(9)	Not applicable

2024	Common Stock	158,840 shares	Preferred dividends	Section 3 (a)(9)	Not applicable

2025	Common Stock	401,498 shares	Services rendered	Rule 506, Section 4(2)	Not applicable

2025	Common Stock	432,571 shares	Shares sold for cash of $569,500	Rule 506, Section 4(2)	Not applicable

2025	Common Stock	127,320 shares	Stock issued for Investment	Rule 506, Section 4(2)	Not applicable

2025	Common Stock	17,143 shares	Note conversion	Section 3 (a)(9)	Not applicable

2025	Common Stock	276,941 shares	Warrant conversion	Section 3 (a)(9)	Not applicable

II-2

Issuance of Common Stock for Services

In December 2023, the Company entered a one-year consulting contract with an unrelated party. In accordance with the contract, the consultant received a signing bonus of $25,000 in cash, 100,000 shares of restricted common stock valued at $14,000, and warrants to purchase 200,000 shares of common stock, exercisable over a three-year period at $0.20 per share, valued at $25,000. In addition, the consultant is to receive monthly cash payments of $12,500 over the term of the agreement. The value of the signing bonus, shares of restricted common stock, and warrants, totaling $64,000, was recorded as a prepaid asset on the accompanying consolidated balance sheet and is being amortized through general and administrative expenses over the one-year term of the agreement. For the quarter ended March 31, 2024, the Company recognized $16,000 of expense associated with amortization of the prepaid asset. The remaining balance of the prepaid asset was fully amortized through December 31, 2024.

On August 15, 2024, the Company entered into a Business Development Agreement with a non-affiliated entity. The term of the agreement is three months, and the consultant has a choice of $12,500 in cash or 25,000 shares of the Company’s restricted common stock as compensation. The consultant elected to receive 25,000 shares of restricted common stock. The $12,500 fee was recorded as a prepaid asset on the consolidated balance sheet and was amortized through general and administrative expenses over the three-month term.

During the year ended December 31, 2024, the Company issued a total of 154,000 shares of common stock in full settlement of vendor payables previously outstanding, totaling $83,000. The Company also issued a total of 46,010 and 1,498 shares of common stock for the year ended December 31, 2024 and quarter ended March 31, 2025, respectively, as service fees in conjunction with the Merchant Agreements described in Note 4 to the consolidated financial statements. The total value of the shares issued equaled $41,015 and $5,030 for the year ended December 31, 2024 and quarter ended March 31, 2025, respectively.

In January 2025, the Company entered into a Consulting Services Agreement with a third-party consultant, with a service term of one year. Compensation under the agreement includes a monthly cash fee of $12,500 and 400,000 shares of the Company’s restricted common stock, issued upon signing of the agreement. The total value of the common stock issued was equal to $1,096,000 based on the $2.74 per share market value of the common stock at the effective date of the agreement. The value of the common stock is being amortized straight-line to professional fees expense over the one-year term of the agreement. The Company recognized amortization expense of approximately $228,000 for the quarter ended March 31, 2025.

Effective July 1, 2025, we entered into a consulting agreement with a non-affiliated entity to provide business advisory services, including strategic partnership recommendations and introductions to funding sources, for an initial term of three months, extendable for two additional quarters at $10,000 per month. Compensation includes a $25,000 sign-on bonus, $10,000 monthly cash payments, 40,000 shares of our restricted common stock, and warrants to purchase 50,000 shares of common stock at $1.00 per share. The Consultant acts as an independent contractor, responsible for their own taxes, and indemnified by us against claims except for gross negligence or willful misconduct.

Issuance of Common Stock Warrants for Services

During June 2024, the Company entered into a consulting agreement with an unrelated party for general business consulting services. The term of the agreement is for twelve months, commencing in June 2024. Compensation under the agreement included an upfront payment of $25,000 in cash, and the issuance of 100,000 common stock warrants, exercisable through June 2027, at an exercise price of $0.50 per share. The consultant also receives a monthly fee of $5,000. The fair value of the warrants at issuance was $171,800, which is being amortized, along with the upfront payment, through general and administrative expense, straight-line, over the twelve-month service period. In September 2024, the Company amended the consulting agreement to increase the monthly cash compensation to $10,000 and to issue additional warrants to purchase a total of 150,000 shares of common stock exercisable over a three-year period. The 150,000 warrant shares consist of 100,000 warrant shares exercisable at $0.50 per share and 50,000 warrant shares exercisable at $1.00 per share through September 10, 2027. The new warrants issued in September 2024 have a fair value of $446,200, which was recorded as a prepaid asset and is being amortized through general and administrative expense, straight-line, over the remaining 10 months of the agreement term.

Issuance of Common Stock for Settlement of Liabilities

In January 2024, the Company issued 100,000 shares of its common stock at a per share price of $0.53 in full settlement of vendor liabilities outstanding at an amount equal to $53,000. In March 2024, the Company issued 18,000 shares of its common stock in settlement of outstanding vendor liabilities at an amount equal to $12,000 stock at per share prices ranging from $0.50 to $1.00. In the third quarter of 2024, corporate counsel converted $18,000 of accrued liabilities into common stock at a conversion price of $0.50 per share.

During the quarter ended March 31, 2025, a total of $30,000 of debt and original issue discount to the Company’s corporate attorney was converted into 17,143 shares of common stock in full settlement of the debt obligations.

II-3

Issuance of Common Stock for Cash

During the year ended December 31, 2024, the Company raised a total of $4,026,950 in cash from various accredited investors in conjunction with common stock subscription agreements, resulting in the issuance of a total of 5,908,734 shares of common stock at per share prices ranging from $0.30 to $1.75.

During the quarter ended March 31, 2025, the Company raised a total of $569,500 in cash from various accredited investors in conjunction with common stock subscription and equity agreements, resulting in the issuance of a total of 325,428 shares of common stock at a cash per share price of $1.75. One of the agreements included the issuance of 107,143 in shares issued to the investor as incentive for the investor to provide potential future equity funding based on certain financial results of the Company acceptable to the investor. Between April 1, 2025 and May 14, 2025, the Company raised $912,500 and between May15, 2025 and June 30, 2025 the Company raised $440,000 (including $290,000 under the securities Purchase Agreement with ClearThink) from the sale of its common stock at $1.00 per share. From May 15, 2025 though July 21, 2025, we received cash financing of $380,000 at a purchase price of $1.00 per common share. Exemption from registration is claimed under Rule 506 and/or section 4(2) of the Securities Act of 1933, as amended. No commissions were paid in connection with these transactions.

ClearThink Eloc Purchase Agreement

On June 30, 2025, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with ClearThink Capital Partners, LLC (“ClearThink”). Pursuant to the Eloc Purchase Agreement(“Eloc”), ClearThink has agreed to purchase from the Company, from time to time upon delivery by the Company to ClearThink of request notices (each a “Request Notice”), and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $4,000,000 of the Company’s Common Stock. The purchase price of the shares of Common Stock to be purchased under the Eloc will be equal to 91% of the three lowest daily Vibes during a valuation period of eight trading days, beginning seven trading days preceding the draw down or put notice to one trading day commencing on the first trading day following delivery and clearing of the delivered shares. Each purchase under the Eloc will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 400% of the average daily trading value of the Common Stock over the ten days preceding the Request Notice date. In addition, pursuant to the Eloc, the Company agreed to issue to ClearThink 100,000 restricted shares of the Company’s Common Stock as a “Commitment Fee” and 25,807 shares of common stock to individuals of the finder, namely, Craft Capital Management, LLC. The Eloc has a maturity date of 24 months from Commencement Date as defined in the Eloc. The issuance of shares to ClearThink are subject to a beneficial ownership limitation so that in no event will shares be issued which would result in ClearThink beneficially owning, together with its affiliates, more than 9.99% of the Company’s outstanding shares of Common Stock. Craft will also receive cash compensation of four percent in connection with purchases under the Eloc. Exemption from registration is claimed under Rule 506 and/or section 4(2) of the Securities Act of 1933, as amended.

On June 30, 2025, the Company and ClearThink also entered into a Securities Purchase Agreement (the “SPA”) under which ClearThink has agreed to purchase from the Company an aggregate of 250,000 shares of the Company’s restricted Common Stock for a total purchase price of $250,000 in two closings. The first closing occurred on the execution date of the SPA and the second closing occurred on July 30, 2025. The individuals of the finder, Craft Capital Management, LLC, received 5-year warrants to purchase an aggregate of 13,638 common shares at an exercise price of $1.10 per share in connection with the SPA. Craft will also received cash compensation of six percent in connection with the SPA. Exemption from registration is claimed under Rule 506 and/or section 4(2) of the Securities Act of 1933, as amended.

II-4

Issuance of Common Stock for Warrant Exercise

During the quarter ended March 31, 2025, the Company issued a total of 276,941 shares of its common stock upon the cashless exercise of 300,000 warrant shares.

Issuance of Common Stock in Exchange for Equity Investment

In February 2025, the Company completed a strategic expansion of its alliance with Context Networks, Inc. (Context), a private company offering a programmatic advertising platform that leverages private blockchain technology to deliver advertising solutions for the gaming industry, through the issuance of 127,230 shares of its restricted common stock in exchange for 274,725 shares of Context’s restricted common stock. The value of the shares issued was based on the Company’s market value of its common stock at the effective date of the exchange, $3.93 per share. This agreement establishes minority ownership stakes in each other, reinforcing their shared vision for innovation in casino advertising technology and the growing market for targeted, data-driven direct marketing and advertising solutions in gaming environments.

Exemption from registration is claimed under Section 4(2). Section 3(a)(9) and Rule 506 of the Securities Act of 1933, as amended. No commissions were paid with respect to the aforementioned securities transactions.

DEBT

Related Party - Salkind Loans

On February 2, 2024, Dr. Salkind, Board Chairman, loaned the Company $150,000 of short-term debt financing for working capital (Salkind February 2024 Loan). The unsecured loan was payable on demand and boar interest at 10% per annum, payable monthly.

On June 27, 2024, the Company entered into a new Loan Agreement with Dr. Salkind and a relative of Dr. Salkind (Salkind June 2024 Loan) for no additional consideration from the lenders, effectively cancelling the Salkind February 2024 Loan. The Salkind June 2024 Loan is a $160,000 non-interest-bearing loan, which includes an Original Issue Discount of $10,000. The $160,000 in principal is due on demand on or after December 31, 2024, and was convertible at the option of the lenders at any time into shares of the Company’s restricted common stock at a conversion rate of $0.50 per share.

On July 5, 2024, the Company entered into another Loan Agreement with Dr. Salkind for additional proceeds of $50,000, and on July 23, 2024, entered into a Loan Agreement with Dr. Salkind’s son for additional proceeds of $50,000. Both July 2024 loans were issued under the same non-interest, repayment, and conversion terms as the Salkind June 2024 Loan.

On December 30, 2024, the Salkind June 2024 Loan and the July 2024 Salkind loans were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $250,000 in debt principal and $11,500 in Original Issue Discount was converted into a total of 523,000 shares of common stock, in full settlement of debt outstanding to Dr. Salkind and his son. The Company recognized $11,500 in interest expense under the loans related to amortization of the OID for the year ended December 31, 2024.

II-5

Related Party - Other Loans

During the quarter ended June 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash or the cancellation of invoices outstanding related to legal services performed by the attorney.

Loan 1, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $70,000 cash, and included a $4,000 discount. The $74,000 in principal was paid in full during 2024, and the Company recognized $4,000 in interest expense associated with the debt discount during the year ended December 31, 2024.

Loan 2, dated April 2024, was a non-interest-bearing demand loan issued in exchange for $40,000 in cash. The principal was paid in full during 2024.

Loan 3, dated June 2024, is a non-interest-bearing demand loan issued in exchange for the cancellation of $20,000 in invoices outstanding related to legal services performed. Loan 3 included an Original Issue Discount (OID) of $5,000. The $25,000 in principal and Original Issue Discount is payable on demand on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

Loan 4, dated June 2024, is a non-interest-bearing demand loan issued in exchange for $37,000 in cash. Loan 4 included an Original Issue Discount of $15,000. The $52,000 in principal and Original Issue Discount is payable on demand at any time on or after December 31, 2024, and is also convertible at the option of the lender into the Company’s restricted common stock at a conversion rate of $0.50 per share.

During the quarter ended September 30, 2024, the Company entered into the following loan agreements with its corporate attorney in exchange for cash.

Loans 5 and 6, dated July 2024, consists of two verbal, non-interest-bearing loans totaling $78,000 to the Company on a short-term basis. Loan 7, dated September 2024, consists of a verbal, non-interest-bearing loan issued in exchange for $75,000 in cash on a short-term basis.

On October 8, 2024, the corporate attorney and the Company entered into a modification to Loans 3, 4, 5, 6, and 7 above which provides the following:

•	Loans 3 and 4 were amended to include a provision that, if the Company elects to prepay the loans, the Company will provide at least five days written notice to the debt holder of such intent for prepayment allowing the debt holder the opportunity to convert the debt.
•	Loans 5, 6, and 7, totaling $87,000 in outstanding principal were amended to add a $13,000 OID and a conversion option in which the debt and OID are convertible at any time at a rate of $1.00 per share at the option of the debt holder. In addition, in the event the Company receives additional financing or revenues, the Company shall, by Friday of each week in which such event occurs, notify the debt holder and shall give the debt holder the opportunity to demand immediate payment of at least 15% of such financing and/or revenues received by the Company until Loans 5, 6, and 7 have been paid in full.
•	The parties agree that all repayments of loans by the Company to the debt holder shall first reduce the outstanding principal and OID of Loans 5, 6, and 7.

On December 30, 2024, Loans 3 and 4 were converted into shares of the Company’s common stock at a rate of $0.50 per share. A total of $57,000 in debt principal and $20,000 in Original Issue Discount was converted into a total of 154,000 shares of common stock. In addition, the Company’s counsel converted $69,000 of the remaining outstanding debt principal and $3,000 in OID on Loans 5, 6, and 7 into a total of 72,000 shares of common stock. There were no loans remaining outstanding from the Company’s counsel at December 31, 2024. The Company recognized $33,000 in interest expense under the loans related to amortization of OID for the year ended December 31, 2024.

During the quarter ended March 31, 2025, the Company entered into a Loan Agreement with its corporate attorney (the lender) effectively agreeing to replace $24,000 in trade payables into a demand promissory note, which included $6,000 in original issue discount. The Loan Agreement included a conversion feature, at the sole option of the lender, to convert the outstanding obligations into shares of the Company’s restricted common stock at a conversion price of $1.75. In February, 2025, the lender agreed to convert the loan principal and original issue discount into 17,143 shares of common stock in full settlement of the Loan Agreement.

II-6

Merchant Agreements

In November 2023, the Company entered into an agreement for the purchase and sale of future receivables (2023 Merchant Agreement) with a financial institution in exchange for $200,000 in funding (the 2023 Purchase Price). The 2023 Purchase Price is to be repaid through daily payments representing 10% of future customer payments on receivables until a total of $272,000 is paid. The Company recorded a debt discount associated with the 2023 Merchant Agreement totaling $72,000 which is being amortized through interest expense over the expected term of the agreement of 170 days. The Company recognized $33,578 in interest expense associated with the amortization of the debt discount for the six months ended June 30, 2024. In connection with the 2023 Merchant Agreement, and as additional consideration, the Company has agreed to issue a total of 16,765 shares of its Common Stock to the financial institution, of which 6,765 were issued in 2024, in an amount equal to 5% of the Purchase Price, or $10,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the 2023 Purchase Price divided by the average closing per share price of the common stock for the previous twenty (20) days from the signed date of the 2023 Merchant Agreement. During April 2024, the total balance of principal and interest payable on the 2023 Merchant Agreement funding of approximately $112,000 was rolled into the April 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $47,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In February 2024, the Company entered into an agreement for the purchase and sale of future receivables (February 2024 Merchant Agreement) with the same financial institution associated with the 2023 Merchant Agreement for the sale of future receivables in exchange for $150,000 in funding (the 2024 Purchase Price), less a $7,500 origination fee. The 2024 Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $205,350 is paid. The Company recorded a debt discount associated with the February 2024 Merchant Agreement totaling $62,850 which is being amortized through interest expense over the expected term of the agreement of 170 days. In connection with the February 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 20,135 shares of its Common Stock to the financial institution in an amount equal to 5% of the Purchase Price, or $7,500, which was recorded as additional debt discount. During August 2024, the total balance of principal and interest payable on the February 2024 Merchant Agreement funding of approximately $69,000 was rolled into the August 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $63,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In April 2024, the Company entered into an agreement for the purchase and sale of future receivables (April 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 in funding (the April 2024 Purchase Price) in exchange for $127,000 in cash and full settlement of the November 2023 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 10% of future customer payments receivables until a total of approximately $342,250 is paid. In connection with the April 2024 Merchant Agreement, and as additional consideration, the Company agreed to issue 12,854 shares of its common stock to the financial institution in an amount equal to 5% of the Purchase Price, or $12,500, which was recorded as additional debt discount. The number of shares issued is equal to 5% of the Purchase Price divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the signed date of the Merchant Agreement. This agreement superseded the Merchant Agreement executed in November 2023. During September 2024, the total balance of principal and interest payable on the April 2024 Merchant Agreement funding of approximately $139,000 was rolled into the September 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $103,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In August 2024, the Company entered into an agreement for the purchase and sale of future receivables (August 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $200,000 in funding (the August 2024 Purchase Price), of which $121,147 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the February 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 16% of future customer payments received until a total of approximately $273,800 is paid. In connection with the August 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 2,779 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $6,057, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. During December 2024, the total balance of principal and interest payable on the August 2024 Merchant Agreement funding of approximately $125,000 was rolled into the December 2024 Merchant Agreement (discussed below) and settled in full. The Company recognized approximately $84,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

II-7

In September 2024, the Company entered into an agreement for the purchase and sale of future receivables (September 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $250,000 funding (the September 2024 Purchase Price), of which $98,699 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the April 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $342,250 is paid. In connection with the September 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,993 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,560, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the September 2024 Merchant Agreement at December 31, 2024, is approximately $172,000, net of unamortized debt discount of approximately $52,000. The Company recognized approximately $52,000 in interest expense associated with the amortization of the debt discount under this agreement for the year ended December 31, 2024.

In December 2024, the Company entered into an agreement for the purchase and sale of future receivables (December 2024 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $232,000 funding (the December 2024 Purchase Price), of which $95,669 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the August 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $317,600 is paid. In connection with the December 2024 Merchant Agreement, and as additional consideration, the Company has agreed to issue 1,484 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or $5,363, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the December 2024 Merchant Agreement funding is expected to be repaid in full within the next year. The principal remaining outstanding on the December 2024 Merchant Agreement at December 31, 2024, is approximately $220,000, net of unamortized debt discount of approximately $97,000. The amortization on the debt discount on this agreement was de minimis for the year ended December 31, 2024.

On February 28, 2025, the Company entered into an agreement for the purchase and sale of future receivables (February 2025 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $260,000 funding (the February 2025 Purchase Price), of which approximately $101,000 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the September 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $354,000 is paid. In connection with the February 2025 Merchant Agreement, and as additional consideration, the Company issued 1,498 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or approximately $5,000, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the February 2025 Merchant Agreement funding is expected to be repaid in full within the next year.

For the quarters ended March 31, 2025 and 2024, the Company recognized a total of approximately $113,000 and $52,000 in interest expense associated with the amortization of the debt discounts on the 2025 and 2024 Merchant Agreements discussed above.

On May 30, 2025, the Company entered into an agreement for the purchase and sale of future receivables (May 2025 Merchant Agreement) with a financial institution for the sale of future receivables in exchange for $268,500 funding (the May 2025 Purchase Price), of which approximately $100,000 represented cash proceeds, and the balance applied as full settlement of the outstanding obligations under the December 2024 Merchant Agreement funding discussed above. The Purchase Price is to be repaid through daily payments representing 12% of future customer payments received until a total of approximately $365,000 is paid. In connection with the May 2025 Merchant Agreement, and as additional consideration, the Company issued 3,465 shares of its common stock to the financial institution in an amount equal to 5% of the new principal Advance Amount, or approximately $6,000, which was recorded as debt discount. The number of shares issued is equal to 5% of the Advance Amount divided by the average closing per share price of the Company’s common stock for the previous twenty (20) days from the date signed by the Merchant Agreement. The balance of the May 2025 Merchant Agreement funding is expected to be repaid in full within the next year.

II-8

Other Promissory Notes

In March 2024, the Company issued a promissory note in the principal amount of $126,500 with an Original Issue Discount (OID) of $16,500 (March 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the promissory note, totaling $17,710, and is payable, along with principal, in five individual payments commencing September 15, 2024, through the maturity date of January 15, 2025. In addition to the OID, the Company paid $8,150 in issuance costs associated with the 2024 March Promissory Note and recorded a debt discount totaling $24,650 which is being amortized over the repayment period of the principal through interest expense. The Company recognized approximately $23,000 in interest expense for the year ended December 31, 2024, associated with amortization of the debt discount on the March 2024 Promissory Note. Solely upon an event of default, and at the option of the holder, all amounts outstanding under the March 2024 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, all outstanding obligations under the March 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2024 Promissory Note. Approximately $0 in principal and OID remain outstanding at March 31, 2025.

In April 2024, the Company issued a promissory note in the principal amount of $96,000 with an Original Issue Discount of $16,000 (April 2024 Promissory Note). Interest is charged on the principal at 15% upon issuance of the April 2024 Promissory Note, totaling $14,400, and is payable, along with principal, in ten individual payments of $11,040 commencing May 30, 2024, through the maturity date of March 31, 2025. The Company recognized approximately $18,000 in interest expense for the nine months ended June 30, 2024, associated with amortization of the debt discount on the April 2024 Promissory Note. Solely upon an event of default, and at the option of the holder of the April 2024 Promissory Note, all amounts outstanding under the April 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the April 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the April 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All remaining outstanding obligations under the April 2024 Promissory Note were settled in full during the quarter ended March 31, 2025.

In September 2024, the Company issued a promissory note in the principal amount of $98,900 with an Original Issue Discount of $20,300 (September 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the September 2024 Promissory Note, totaling $15,406, and is payable, along with principal as follows: $56,373 due March 15, 2025, $14,093 due on each of April 15, 2025 and May 15, 2025, and $14,874 due on June 15, 2025, and on the maturity date of July 15, 2025. The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the September 2024 Promissory Note, all amounts outstanding under the September 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the September 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the September 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. Approximately $50,000 of principal and unamortized OID of approximately $18,000 remain outstanding at March 31, 2025.

In December 2024, the Company issued a promissory note in the principal amount of $132,250 with an Original Issue Discount of $24,450 (December 2024 Promissory Note). Interest is charged on the principal at 14% upon issuance of the December 2024 Promissory Note, totaling $18,515, and is payable, along with principal as follows: $75,383 due June 15, 2025, $18,846 due on each of July 15, 2025, August 15, 2025, September 15, 2025, and October 15, 2025 (the Maturity Date). The Company recognized a de minimis amount of interest expense for the year ended December 31, 2024, associated with amortization of the debt discount. Solely upon an event of default, and at the option of the holder of the December 2024 Promissory Note, all amounts outstanding under the December 2024 Promissory Note become convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, the December 2024 Promissory Note shall become due and payable at 150% of the outstanding principal amount of the December 2024 Promissory Note plus accrued and unpaid interest, plus any other amounts owed under the promissory note. All principal and approximately $16,000 of unamortized OID remain outstanding at March 31, 2025.

II-9

In March 2025, the Company issued a promissory note in the principal amount of $62,060 with an Original Issue Discount (OID) of $8,560 (March 2025 Promissory Note One). Interest is charged on the principal at 10% upon issuance of the promissory note, totaling $6,206, and is payable, along with principal, in ten individual payments commencing April 15, 2025, through the maturity date of January 15, 2026, of $6,827 each. In addition to the OID, the Company paid $4,303 in issuance costs associated with the March 2025 Promissory Note One. Solely upon an event of default, and at the option of the holder, all amounts outstanding under the March 2025 Promissory Note One are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of default, all outstanding obligations under the March 2025 Promissory Note One shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2025 Promissory Note One. All principal and approximately $10,000 of unamortized OID remain outstanding at March 31, 2025.

Also in March 2025, the Company issued a convertible promissory note in the principal amount of $103,750 (March 2025 Promissory Note Two). Interest is charged on the principal at 10% per annum, and is payable, along with principal, in full at the Maturity Date of March 15, 2026. The Company paid $7,900 in issuance costs associated with the March 2025 Promissory Note Two. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the March 2025 Promissory Note Two shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the March 2025 Promissory Note Two. During the 180-day period commencing on the effective date of the promissory note, the Company may prepay the principal plus a pre-payment fee of up to 125% of the outstanding principal balance, plus interest. A fee of $1,500 will be charged upon each conversion of at least $15,000 of combined principal and interest. All principal and approximately $7,000 of unamortized OID remain outstanding at March 31, 2025.

Effective March 31, 2025, the Company issued a $150,000 convertible promissory note with a maturity date of September 30, 2025. On that date, or sooner at the election of the holder, the note will automatically convert into common stock at a conversion price of $1.75 per share. In conjunction with the convertible promissory note, the Company issued 34,286 shares of restricted common stock as original issue discount. The Company has not recorded the debt or equity associated with this transaction as of March 31, 2025 due to the promissory note not being funded until April 2025.

In July 2025, the Company issued a convertible promissory note in the principal amount of $156,000 (July 2025 Promissory Note). Interest is charged on the principal at 10% per annum, and is payable, along with principal, in full at the Maturity Date of April 30, 2026. The Company paid $12,000 in issuance costs associated with the July 2025 Promissory Note. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the July 2025 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the July 2025 Promissory Note. During the 180-day period commencing on the effective date of the promissory note, the Company may prepay the principal plus a pre-payment fee of up to 125% of the outstanding principal balance, plus interest. A fee of $1,500 will be charged a maximum of six times upon each conversion of at least $15,000 of combined principal and interest.

In July 2025, the Company issued a convertible promissory note in the principal amount of $284,625 (Second July 2025 Promissory Note), including OID of $33,750 and $25,875 of interest which is charged on the principal of $258,750 at 10% per annum, and is payable, along with principal as follows ( i) $142,312.50 in January 2026 and (ii)$142,612.50 in six equal monthly payments thereafter. The Company paid approximately $18,000 in issuance costs associated with the Second July 2025 Promissory Note. Solely at the option of the holder, and from the period 180 days from the date of the Note through the later of the Maturity Date or day of payment of the Default Amount, all amounts outstanding under the Second July 2025 Promissory Note are convertible into shares of the Company’s common stock, at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the conversion date. In the event of general default, all outstanding obligations under the Second July 2025 Promissory Note shall become due and payable at 150% of the outstanding principal amount plus accrued and unpaid interest, plus any other amounts owed under the Second July 2025 Promissory Note. The Company may prepay the principal at anytime without penalty. A fee of $1,750 will be charged on each conversion up to a maximum of $10,500.

II-10

Item 16. Exhibits

Exhibit
Number	Exhibit Title
2.1	Agreement and Plan of Merger dated November 20, 2018 between Mobiquity Technologies, Inc., Glen Eagles Acquisition LP, Avng Acquisition Sub, LLC, Advangelists, LLC, and Deepankar Katyal as Member Representative (the “Advangelists Merger Agreement”) (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.2	First Amendment to the Advangelists Merger Agreement dated December 6, 2018 (Incorporated by reference to Form 8-K dated December 11, 2018.)
2.3	Membership Interest Purchase Agreement dated as of April 30, 2019 between Mobiquity Technologies, Inc. and Glen Eagles Acquisition LP (Incorporated by reference to Form 8-K dated April 30, 2019.)
2.4	Membership Interest Purchase Agreement, effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.5	Assignment and Assumption Agreement effective as of May 8, 2019 between Mobiquity Technologies, Inc. and Gopher Protocol, Inc. (Incorporated by reference to Form 8-K dated May 10, 2019.)
2.6	Stock Purchase Agreement, effective as of September 13, 2019, by and between Mobiquity Technologies, Inc. and GBT Technologies, Inc. (Incorporated by reference to Form 8-K dated September 13, 2019.)
2.7	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Dr. Gene Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.8	Subscription Agreement, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Marital Trust GST Subject U/W/O Leopold Salkind (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
2.9	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.10	Securities Purchase Agreement dated September 20, 2021 by and between Mobiquity Technologies, Inc. and Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
2.11	Securities Purchase Agreement dated December 30, 2022 with Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
3.1	Certificate of Incorporation filed March 26, 1998 (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.2	Amendment to Certificate of Incorporation filed June 10, 1999 (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.3	Amendment to Certificate of Incorporation approved by stockholders in 2005(Incorporated by reference to Registrant’s Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.4	Amendment to Certificate of Incorporation dated September 11, 2008 (Incorporated by reference to the Registrant’s Form 10-K for its fiscal year ended December 31, 2012.)
3.5	Amendment to Certificate of Incorporation dated October 7, 2009 (Incorporated by reference to the Registrant’s Form 10-K for its fiscal year ended December 31, 2012.)
3.6	Amendment to Certificate of Incorporation dated May 18, 2012 (Incorporated by reference to the Registrant’s Form 10-K for its fiscal year ended December 31, 2012.)
3.7	Amendment to Certificate of Incorporation dated September 10, 2013 (Incorporated by reference to Registrant’s Form 8-K filed on September 11, 2013.)
3.8	Amendment to Certificate of Incorporation filed December 22, 2015 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2015.)
3.9	Amendment to Certificate of Incorporation dated March 23, 2016 (Incorporated by reference to Form 8-K dated March 24, 2016.)
3.10	Amendment to Certificate of Incorporation dated February 28, 2017 (Incorporated by reference to Form 8-K dated March 1, 2017.)
3.11	Amendment to Certificate of Incorporation dated September 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.12	Amendment to Certificate of Incorporation dated February 2019 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.13	Amendment to Certificate of Incorporation dated December 17, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)

II-11

Exhibit
Number	Exhibit Title
3.14	Amendment to Certificate of Incorporation dated December 4, 2018 (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
3.15	Restated Certificate of Incorporation dated July 16, 2019 (Incorporated by reference to Form 8-K dated July 15, 2019.)
3.16	Amendment to Certificate of Incorporation-Series dated September 23, 2019 ***
3.17	Amendment to Certificate of Incorporation dated August 24, 2020***
3.18	Amendment to Restated Certificate of Incorporation dated June 15, 2023*****
3.19	Amended By-Laws (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB as filed with the Commission on February 10, 2005)
3.20	2014 Amendment to By-Laws (Incorporated by reference to Form 8-K filed with the SEC on December 24, 2014.)
3.21	November 2021 Amendment to By-Laws****
3.22	Amendment No. 3 to Bylaws (Incorporated by reference to Form 8-K filed with the SEC on May 16, 2023.)
3.23	Amendment to Certificate of Incorporation dated November 27, 2023 (Incorporated by reference to Form 10-K filed with the SEC on April 8, 2024.)
3.24	Amendment to Certificate of Incorporation dated December 28, 2023 (Incorporated by reference to Form 10-K filed with the SEC on April 8, 2024.)
4.1	Amended and Restated $7,512,500 Promissory Note dated as of May 10, 2019 from Mobiquity Technologies, Inc. to Deepanker Katyal, as representative of the former members of Advangelists, LLC (Incorporated by reference to Form 8-K dated May 10, 2019.)
4.2	Second Amended and Restated Promissory Note, dated as of September 13, 2019, by and between Mobiquity Technologies, Inc. and Deepankar Katyal, as representative of the former owners of Advangelists, LLC (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.3	Form of Common Stock Purchase Warrant (Incorporated by reference to Form 8-K dated September 13, 2019.)
4.4	Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.5	Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of December 31, 2019 ***
4.6	Second Amended and Restated Convertible Promissory Note in favor of Dr. Gene Salkind, dated as of April 1, 2019 ***
4.7	Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of September 13, 2019 (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.8	Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of December 31, 2019***
4.9	Second Amended and Restated Convertible Promissory Note in favor of Marital Trust GST Subject U/W/O Leopold Salkind, dated as of April 1, 2019***
4.10	Form of Lender Warrant (Incorporated by reference to Form 8-K/A dated September 13, 2019.)
4.11	Promissory Note in favor of Talos Victory Fund, LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.12	Promissory Note in favor of Blue Lake Partners LLC dated September 20, 2021 (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.13	Common Stock Purchase Warrant dated September 20, 2021 issued to Talos Victory Fund, LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.14	Common Stock Purchase Warrant dated September 20, 2021 issued to Blue Lake Partners LLC (Incorporated by reference to Form 8-K dated September 20, 2021.)
4.15	Form of 2021 Representative’s warrant***
4.16	Form of 2021Warrant Agent Agreement by and between the Company and Continental Stock Transfer & Trust Company***
4.17	Form of 2021 Warrant (Annex C to the Form of Warrant Agent Agreement attached as Exhibit 4.16)***
4.18	Form of Representative’s Warrant***
4.19	Form of Series 2023 Warrant***
4.20	Form of Pre-funded Warrant(Form 2023)***
4.21	Form of Investor Convertible Debt Subscription Agreement (5% Original Issue Discount)***
4.22	Form of Investor Convertible Debt Subscription Agreement (10% Original Issue Discount)***

II-12

Exhibit
Number	Exhibit Title
4.23	Form of Investor Convertible Debt Subscription Agreement (10% Annual Interest)***
4.24	Promissory Note dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
4.25	Amendment dated February 7, 2023 to Promissory Note dated December 30, 2022 issued to Walleye****
4.26	Warrant dated December 30, 2022 issued to Walleye (Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
4.27	Form of Pre-funded Warrant for the Offering*****
4.28	Amendment dated February 13, 2023 to Promissory Note dated December 30, 2022 issued to Walleye*****
4.29	Eloc Purchase Agreement with ClearThink LLC******
4.30	Registration Rights Agreement with ClearThink LLC******
5.1	Legal opinion of Morse & Morse PLLC*
10.1	Employment Agreement dated April 2, 2019 – Dean L. Julia (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.2	Employment Agreement dated April 2, 2019 – Sean Trepeta (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.3	Employment Agreement dated April 2, 2019 – Paul Bauersfeld (Incorporated by reference to Form 10-K/A filed with the SEC on April 26, 2019.)
10.4	Employment Agreement dated January 4, 2022 – Deepanker Katyal (Incorporated by reference to Form 10-K filed with the SEC on March 30, 2022)
10.5	Security Agreement and Subsidiary Guarantee with Walleye(Incorporated by reference to Form 8-K filed with the SEC on January 4, 2023)
19.1	Insider Trading Policy(Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2024)
21.1	Subsidiaries of the Issuer (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2018.)
23.1	Consent of Assurance Dimensions LLC*
23.2	Consent of Morse & Morse PLLC (see exhibit 5.1)
24.1	Power Of Attorney(included in Part ll)
99.1	2005 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Registrant’s Registration Statement on Form 10-SB/A filed with the Commission March 21, 2005.)
99.2	Amendment to 2005 Plan (Incorporated by reference to the Registrant’s Form 10-QSB/A filed with the Commission on August 15, 2005.)
99.3	2009 Employee Benefit and Consulting Services Compensation Plan (Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2009.)
99.4	2018 Employee Benefit and Consulting Services Compensation Plan. (Incorporated by reference to Definitive Proxy Statement filed with the SEC on January 11, 2019.)
99.5	2021 Employee Benefit and Consulting Compensation Plan***
99.6	2023 Equity Participation Plan (Incorporated by reference to Definitive Proxy Statement filed with the SEC on April 18, 2023.)
99.7	2023 Employee Benefit and Consulting Compensation Plan (Incorporated by reference to Form 10-K filed for the fiscal year ended December 31, 2023.)
99.8	Amendment to 2023 Employee Benefit and Consulting Compensation Plan (Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2024)
107	Filing Fee Table******

_______________

*	Filed herewith.
**	To be filed by amendment
***	Previously filed under Form S-1 Registration Statement, File No. 333-260364.
****	Previously filed under Form S-1 Registration Statement File No. 333-269293.
*****	Previously filed under Form S-1 Registration Statement File No. 333-272572
******	Previously filed under this Form S-1 Registration Statement File No. 333-288900

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the Shoreham, State of New York, on July 31, 2025.

MOBIQUITY TECHNOLOGIES INC.

By: /s/ Dean L. Julia

Dean L. Julia

Chief Executive Officer and Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

The undersigned, a majority of the officers and directors of the company hereby constitute and appoint Dean L. Julia and Sean McDonnell, and each of them singly, with full power of substitution, our true and lawful attorneys-in-fact and agents will full power of substitution, to sign any and all amendments to this Registration Statement on Form S-1 (including pre- and post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof, including the power and authority to sign for us in our names in the capacities indicated below any and all amendments to this Registration Statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean Julia	Chief Executive Officer, Secretary, Director	July 31, 2025
Dean Julia	(Principal Executive Officer)

*	Chief Financial Officer	July 31, 2025
Sean McDonnell	(Principal Accounting and Financial Officer)

*	Director and Chairman	July 31, 2025
Dr. Gene Salkind

*	Director	July 31, 2025
Anne S. Provost

*	Director	July 31, 2025
Byron Booker

*	Director	July 31, 2025
Nate Knight

* By: /s/ Dean Julia

Dean Julia

Attorney-in-fact*

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